Exhibit 99.1

BIDDER’S STATEMENT

Containing an off–market Offer by

WIZE PHARMA, INC.

to acquire all of your shares in

COSMOS CAPITAL LIMITED
(ACN 636 458 912)

in consideration for 61.11 Wize Shares for every one Cosmos Share you hold

The offer in this Bidder’s Statement closes
at 7.00pm (Sydney time) on March 11, 2021, unless extended

This is an important document and requires your immediate attention.

If you are in any doubt about how to deal with this document, you should contact your broker, financial adviser or legal adviser immediately.

Wize – Bidder’s Statement | page i

IMPORTANT NOTICES

Nature of this document

This document is a Bidder’s Statement issued by Wize Pharma, Inc. (Wize or Bidder) under Part 6.5 of the Corporations Act.

This Bidder’s Statement and the Offer made hereunder are being issued by Wize in accordance with the Bid Implementation Agreement by and between Wize and Cosmos Capital Limited (Cosmos or Target), dated as of December 30, 2020, as amended on January 18, 2021 (the Bid Implementation Agreement), a summary of which is included in section 13.1 below.

Lodgement

This Bidder’s Statement is dated February 1, 2021. It includes an Offer dated February 4, 2021.

A copy of this Bidder’s Statement was lodged with ASIC on February 1, 2021. None of ASIC or any other local or foreign regulatory agency nor any of their officers takes any responsibility for the content of this Bidder’s Statement.

Defined terms

A number of defined terms are used in this Bidder’s Statement. These terms are explained in section 15.1 of this Bidder’s Statement. In addition, unless the contrary intention appears or the context requires otherwise, words and phrases used in this Bidder’s Statement and defined in the Corporations Act have the same meaning and interpretation as in the Corporations Act.

Unless otherwise indicated, all references to sections are references to sections of this Bidder’s Statement.

No account of personal circumstances

The information in this document is not financial product advice. This Bidder’s Statement does not take into account your individual investment objectives, financial situation or particular needs. You should obtain independent financial, investment, legal and taxation advice before deciding whether to reject or accept the Offer. Wize is not licensed to provide financial product advice.

Available Information on Wize

Wize regularly publishes information relevant to its stockholders on its website www.wizepharma.com. Additionally, Wize is subject to the information reporting requirements of the U.S. federal securities laws and, accordingly, Wize files reports, proxy statements and other information with the SEC. Such information is available free of charge at www.sec.gov.

This Bidder’s Statement may not contain all of the information that may be important to you. Before deciding whether or not to accept the Offer, you should carefully read this Bidder’s Statement together with Wize’s Annual Report on Form 10-K for the year ended 31 December 2019 filed with the SEC on March 30, 2020 (the “2019 Annual Report”), its Quarterly Report on Form 10-Q for the quarter ended 30 September 2020 filed with the SEC on November 16, 2020 (the “2020 Interim Report”), and its Current Reports on Form 8-K that have been filed since the filing of the 2019 Annual Report.

SEC Matters

After the Bidder’s Statement is lodged with ASIC, Wize will file a copy of the Bidder’s Statement with the SEC and post a copy thereof on Wize’s website (www.wizepharma.com). It is expected that a copy of this Bidder’s Statement will be posted to Cosmos Shareholders forthwith.  None of the SEC, ASIC nor any other regulatory agency shall assume any responsibility for the correctness of any of the statements made, reports contained/referred to, or opinions expressed in this Bidder’s Statement.

Forward looking statements

This Bidder’s Statement may contain forward looking statements. You should be aware that such statements are only predictions and are subject to inherent risks and uncertainties. Those risks and uncertainties include factors and risks specific to Wize and Cosmos, general economic conditions and conditions in the financial markets and other risks that are set forth in the 2019 Annual Report and in other filings that Wize has made and may make with the SEC in the future. Actual events or results may differ materially from the events or results expressed or implied in any forward-looking statement.

Wize – Bidder’s Statement | page 2

None of Wize, any of its officers, employees, affiliates or any persons named in this Bidder’s Statement with their consent or any person involved in the preparation of this Bidder’s Statement makes any representation or warranty (either express or implied) as to the accuracy or likelihood of fulfilment of any forward-looking statement, or any events or results expressed or implied in any forward looking statement, except to the extent required by law. You are cautioned not to place undue reliance on any forward-looking statement. The forward looking statements in this Bidder’s Statement reflect views held only as at the date of this Bidder’s Statement and Wize has no intention to update or revise forward looking statements or to publish prospective financial information in the future, regardless of whether new information, future events or any other factors affect the information contained in this Bidder’s Statement, except to the extent required by law.

Value of Wize Shares

The implied value of the Offer will vary with the market price of Wize Shares. Further information on the implied value of the Offer is contained in this Bidder’s Statement.

Disclaimer as to information on Cosmos

The information on Cosmos and Cosmos Shares in this Bidder’s Statement has been prepared by Wize using information provided by Cosmos for inclusion in this Bidder’s Statement and has not been independently verified by Wize. Accordingly, subject to the Corporations Act, none of Wize nor any of its officers, employees or affiliates make any representation or warranty (express or implied) as to the accuracy or completeness of this information.

Further information relating to Cosmos’ business may be included in Cosmos’ Target’s Statement which Cosmos must provide to Cosmos Shareholders in response to this Bidder’s Statement.

Foreign jurisdictions

The release, publication or distribution of this Bidder’s Statement in jurisdictions other than Australia may be restricted by law or regulation and persons who come into possession of it should seek advice on and observe any such restrictions. Any failure to comply with such restrictions may constitute a violation of applicable laws or regulations. This Bidder’s Statement has been prepared in accordance with Australian law and the information contained in this Bidder’s Statement may not be the same as that which would have been disclosed if this Bidder’s Statement had been prepared in accordance with the laws and regulations outside Australia.

This Bidder’s Statement does not constitute an Offer to acquire Cosmos Shares from any Cosmos Shareholder in any jurisdiction in which to do so would be illegal. Where any holder is acting as a nominee for a foreign person, that holder, in dealing with its beneficiary, will need to assess whether indirect participation by the beneficiary in the Offer is permitted by applicable foreign laws.

The Offer described in this Bidder’s Statement is for the securities of a non-U.S. company. The Offer is subject to disclosure requirements of a country that are different from those of the United States.

Restricted Securities

Except as described in Section 13.1 below, the Wize Shares constituting the Offer Consideration will not be registered under the US Securities Act and may not be re-offered or re-sold in the United States unless such securities are registered under the US Securities Act, or an exemption from the registration requirements of the US Securities Act is available.

Privacy

Wize has collected your information from the Cosmos register of shareholders for the purpose of providing you with this Bidder’s Statement. The type of information Wize has collected about you includes your name, contact details and information on your shareholding in Cosmos. The Corporations Act requires the name and address of shareholders to be held in a public register.

Wize – Bidder’s Statement | page 3

Your information may be disclosed on a confidential basis to Wize’s related bodies corporate and external service providers and may be required to be disclosed to regulators such as ASIC.

Risks

It is important that you read this Bidder’s Statement carefully and in full before deciding whether to accept the Offer. In particular, in considering the Offer, you should consider the risk factors that could affect the financial and business performance of Wize and, following the Closing Date, Cosmos. You should carefully consider these factors in light of your investment objectives, financial situation and particular needs (including financial and taxation issues) and seek professional advice from your accountant, financial adviser, broker, lawyer or other professional adviser before deciding whether to accept the Offer. Some of the risk factors that should be considered by prospective investors are set out in Section 9. There may be risk factors in addition to these that should be considered in light of your personal circumstances.

How to accept the Offer

To accept the Offer you must follow the instructions set out in section 11.4. Acceptances for the Offer must be received in sufficient time to be acted upon before the close of the Offer Period.

Advisors

H.C. Wainwright & Co (HCW) is acting as financial advisor, and Goldfarb Seligman & Co. (Goldfarb Seligman), Maddocks and Sullivan & Worcester LLP (SW) are serving as legal advisors, to Wize in connection with the Bid Implementation Agreement and the Offer. Dentons is serving as legal advisors to Cosmos.

Enquiries

If you are in any doubt as to how to deal with this Bidder’s Statement, you should consult your professional adviser.

Offer information line

If you have any questions about the Offer, please call the Offer information line on 1300 288 664 or +61 1300 288 664 (callers outside Australia) between 9.00am and 5.00pm (Sydney time) on Business Days.

Important dates

Announcement of Offer	December 30, 2020
Date of this Bidder’s Statement	February 1, 2021
Date of the Offer*	February 4, 2021
Offer Period closes (unless extended or withdrawn) at 7.00pm (Sydney time)*	March 11, 2021
Closing Date (issuance of Offer Consideration)*	March 16, 2021

Note: The date the Offer Period closes may change as permitted by the Corporations Act, including to the extent any Condition is not satisfied as of the end of the end of the Offer Period (and, consequently, the Closing Date may also change).

Wize – Bidder’s Statement | page 4

CEO’S letter

February 1, 2021

Dear Cosmos Shareholder:

On behalf of Wize Pharma, Inc. (Wize), I am pleased to present the Offer to acquire all of your Cosmos Shares in Cosmos Capital Limited (Cosmos) (Cosmos Shares) in consideration for 61.11 Wize Shares for every one of your Cosmos Shares (referred to as the Offer Consideration), subject to the satisfaction or waiver of certain Conditions set out in this Bidder’s Statement (Offer).

The Offer

The Offer is being made in accordance with the Bid Implementation Agreement that Wize and Cosmos negotiated and then signed on December 30, 2020, as amended on January 18, 2021 (the Bid Implementation Agreement), and, as such, the Offer Consideration reflects the consideration that Wize and Cosmos believed to be fair and reasonable under the circumstances.

The interim reports of each company provide the most up-to-date, unaudited financial information relevant to each entity and Wize recommends that you consider this information in making your decision in relation to the Offer. Additionally, Wize’s other public filings pursuant to the US Exchange Act contain current information relating to Wize’s business and financial condition that should be considered in making your decision in relation to the Offer.

You should also read this Bidder’s Statement and Cosmos’ Target’s Statement carefully, and seek professional advice, if necessary, in order to make your own assessment of the Offer.

You will be able to accept the Offer only for all, and not less than all, of your Cosmos Shares.

The Offer is subject to a number of Conditions, including a 90% minimum acceptance condition, and some other usual takeover conditions. Section 12 sets out the terms of all of the Conditions of the Offer.

About Wize and the Post-Closing Combined Company

Wize is a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, including dry eye syndrome (DES). Wize has in-licensed certain rights to purchase, market, sell and distribute a formula known as LO2A, a drug developed for the treatment of DES, and other ophthalmological illnesses, including CCh and Sjögren’s syndrome (Sjögren’s).

However, as contemplated in the Bid Implementation Agreement, upon successful completion of the Offer, current securityholders of Wize (i.e., not the Cosmos shareholders) will receive one contingent value right (CVR) per Wize Share owned as of a record date prior to the Closing Date. Each CVR will entitle the owner to such owner’s pro rata share of consideration that may be received in connection with Wize’s existing LO2A business, less transaction expenses and customary deductions as detailed in the CVR agreement.  As a result, Cosmos Shareholders are not going to benefit from the LO2A business of Wize. Rather, and assuming the Offer completes with 100% acceptance, Wize is expected to:

●	own 100% of Cosmos and, through Cosmos, continue to be focused on Cosmos’ digital asset infrastructure business;

●	be controlled by Cosmos Shareholders, who will own approximately 87% of the outstanding Wize Shares, while Wize existing shareholders (including the holders of the PIPE Shares) will remain the owners of approximately 11% of the outstanding Wize Shares, each on a fully diluted basis and including warrants to be issued to HCW, Wize’s financial advisor to the transaction;

●	retain Cosmos’ experienced management team, with Cosmos’ CEO and founder James Manning assuming the role of CEO of the Combined Company;

●	have a board of directors that will consist of three board members designated by Cosmos and one board member designated by Wize;

●	have approximately US$5 million in cash and cash equivalents;

●	following the closing, seek shareholder approval to effect a reverse share split of the Wize Shares; and

●	be renamed Cosmos Capital, Inc. (or a similar name).

Wize – Bidder’s Statement | page 5

Benefits of the Offer

As more fully described in section 2 of this Bidder’s Statement, Wize believes that the Offer provides several key benefits to the Cosmos Shareholders, including the following:

(a)	Continued exposure to the Cosmos story through a public company.

(b)	Liquidity.

(c)	Cosmos’ timely access to public markets and capital (during what appears to be a favorable timing to Bitcoin mining operations).

(d)	The Combined Company will benefit from a strengthened financial position to fund future growth.

(e)	An attractive valuation.

(f)	Possible capital gains tax relief.

(g)	No brokerage is payable if you accept the Offer.

(h)	There may be adverse consequences associated with not accepting the Offer.

Conclusion

I encourage you to carefully read this Bidder’s Statement for more details about the Offer and Wize. The Offer is open for your acceptance until 7.00pm (Sydney time) on March 11, 2021, unless it is extended or withdrawn. To accept the Offer, please follow the instructions in this Bidder’s Statement and the enclosed Acceptance Form.

If you have any questions about the Offer, please call the Offer information line on 1300 288 664 or +61 1300 288 664 from outside Australia or contact your legal, financial or other professional adviser.

I urge you to seriously consider the Offer. I look forward to your acceptance and welcoming you as a shareholder of Wize.

Yours sincerely,

Noam Danenberg

Chief Executive Officer
Wize Pharma, Inc.

Wize – Bidder’s Statement | page 6

1.	OVERVIEW OF THE OFFER

The information set out in this section is intended to provide you with an overview of Wize, the Offer and the key risks that you should consider.

The information in this section is not intended to be comprehensive and should be read in conjunction with the detailed information contained in the other sections of this Bidder’s Statement, including sections 11 and 12, which contains the full terms and conditions of the Offer.

PART A – SUMMARY OF THE OFFER

Question	Answer	Section

Who is making the Offer?	Wize Pharma, Inc. (Wize or Bidder) is offering to acquire all of your Cosmos Shares.	Section 3 provides further information about Wize.
What is the Offer?

This Bidder’s Statement relates to the Offer by Wize to acquire all of your Cosmos Shares by way of an off-market takeover on the terms and conditions set out in this Bidder’s Statement.

The Offer consideration is 61.11 Wize Shares for every one of your Cosmos Shares, of which 22.33 Wize Shares for every 1 Cosmos Share (Restricted Stock) shall be subject to Restriction Agreements between Wize and each Accepting Shareholder under which the Accepting Shareholder agrees that (i) they may not sell any Restricted Stock before 31 December 2021 (Milestone Date) and (ii) if (subject to some limited exceptions) they sell any of their other Wize Shares issued as part of the Offered Consideration (Covered Securities) before the Milestone Date, Wize has an option to repurchase a pro rata proportion of the Restricted Stock from the Accepting Shareholder for a nominal amount.

The Offer relates to all Cosmos Shares that exist, or will exist, on the Record Date and to all Cosmos Shares issued before the end of the Offer Period as a result of the vesting and exercise of any Cosmos Options that are on issue at the Record Date, based on the information provided by Cosmos in the Bid Implementation Agreement.

Sections 8 and 11 contain the full terms and conditions of the Offer.

The key terms of the Restriction Agreement are summarised in section 4.3 of this Bidder’s Statement. A copy of a pro-forma Restriction Agreement is set out in Annexure B of this Bidder’s Statement.

When does the Offer close?	The Offer is scheduled to close at 7.00pm (Sydney time) on March 11, 2021. You should note that the Offer Period can be extended as required or permitted by the Corporations Act.	Section 11.1 provides further information in relation to the Offer Period.

Wize – Bidder’s Statement | page 7

Question	Answer	Section

What are the Conditions of the Offer?

The Offer is subject to the Conditions, which are set out in full in section 12. In summary, those conditions include:

● Wize having relevant interests in at least 90% of all Cosmos Shares as a result of the Offer;

● no Prescribed Occurrences;

● no action by Regulatory Agencies materially adversely affecting the Offer;

● no material acquisitions, disposals or new commitments;

● maintenance of certain conduct of business requirements by Cosmos;

● the accuracy of the representations and warranties of Cosmos and compliance with its covenants in the Bid Implementation Agreement, subject to certain materiality qualifications;

● no material adverse effect of Cosmos;

● Cosmos’ compliance with certain informational undertakings set forth in the Bid Implementation Agreement; and

● in specified circumstances in connection with a failure by the Cosmos Board of Directors to recommend, or reaffirm its recommendation, of the Offer or other events that entitle Wize to terminate the Bid Implementation Agreement.

If the Conditions are not satisfied or waived by the end of the Offer Period, then the Offer will lapse and, in this case, each of the Cosmos Shares that you accepted into the Offer will be returned to you.

For a full list of the Conditions, please refer to section 12.

Section 13.9 provides further information regarding the status of the Conditions.

Section 11.8 contains further information regarding the nature of the Conditions and the consequences of non-fulfilment.

Why should I accept the Offer?

There are a number of reasons why Wize recommends that you should accept the Offer, including:

● Continued exposure to the Cosmos story through a public company.

● Liquidity.

● Cosmos’ timely access to public markets and capital (during what appears to be a favorable timing to Bitcoin mining operations).

● The Combined Company will benefit from a strengthened financial position to fund future growth.

● An attractive valuation.

● Possible capital gains tax relief.

● No brokerage is payable if you accept the Offer.

● There may be adverse consequences associated with not accepting the Offer.

See Section 2 for further information.

Wize – Bidder’s Statement | page 8

Question	Answer	Section

What is the position of the Cosmos Board of Directors?	The Offer is made pursuant to the terms of the Bid Implementation Agreement that the Cosmos Board of Directors approved. However, Cosmos has prepared a Target’s Statement that will include its reasons and recommendations regarding the Offer.	See Target’s Statement for further information.

How do I accept the Offer?	See section 11.4 as well as the instructions on the enclosed Acceptance Form.	See Section 11.4 for further information regarding how to accept the Offer

Can I accept the Offer for part of my shareholding?	No, you cannot accept the Offer for part of your shareholding in Cosmos.	See section 11.4 for further information.

Can I revoke my acceptance?	Once you accept the Offer, you will be unable to revoke your acceptance, except in limited circumstances in accordance with the Corporations Act.	See section 11.6 for further information regarding your obligations to Wize, if you accept the Offer.

If I accept the Offer, when will I receive the Offer Consideration?

If you accept the Offer in accordance with the instructions contained in the Offer and the Acceptance Form, you will receive the Offer Consideration within one month after the later of (i) the date that you accept and (ii) the date that the Offer becomes unconditional. In any event, assuming the conditions of the Offer are satisfied or waived, you will receive the Offer Consideration within 21 days after the Offer closes. The agreed Closing Date under the BIA is 5 business days after the end of the Offer Period.

See section 11.2 for further information.

What are the tax implications if I accept the Offer?

You should carefully read this Bidder’s Statement and consider the taxation consequences that may arise as a result of accepting the Offer.

Wize and its affiliates and advisers do not accept any liability or responsibility in respect of any statement concerning the taxation consequences of accepting the Offer or in respect of the taxation consequences themselves.

The taxation consequences of accepting the Offer depend on a number of factors and will vary depending on your particular circumstances.

You should seek your own independent professional taxation advice as to the taxation implications applicable in your own specific circumstances.

Section 10 contains a general summary of the Australian income tax, stamp duty and GST implications that may arise for Cosmos Shareholders who accept the Offer.

Cosmos Shareholders should be aware that if Wize does not end up with ownership of at least 80% of Cosmos Shares as a result of the Offer, then rollover relief will not be available to Cosmos Shareholders for the portion of the capital gain that is made from the receipt of Wize Shares as consideration.

See section 10 for further information.

Wize – Bidder’s Statement | page 9

Question	Answer	Section

Do I pay brokerage or stamp duty if I accept the Offer?

You will not pay stamp duty on the disposal of your Cosmos Shares if you accept the Offer.

All Cosmos Shares are registered in an Issuer Sponsored Holding in your name. Accordingly, if you deliver the Cosmos Shares directly to Wize, you will not incur any brokerage in connection with your acceptance of the Offer.

If you are an ineligible Foreign Shareholder, brokerage may be payable in respect of the sale of the Wize Shares that you would otherwise be entitled to receive under the Offer.

See section 10 for further information. Sections 11.2 and 13.6 contain further information regarding ineligible Foreign Shareholders.
Can I sell my Cosmos Shares off-market during the Offer Period?

You may sell all, or some, of your Cosmos Shares off-market during the Offer Period, but you may incur brokerage or other transaction costs if you elect to do so.

However, if you accept the Offer, you agree not to sell your Cosmos Shares to anyone other than Wize, and you will not be able to sell any of your Cosmos Shares off-market after the date on which you accept the Offer.

See section 11.6 for further information regarding your obligations to Wize, if you accept the Offer.
What happens if I do not accept the Offer?

You will remain a Cosmos Shareholder and will not receive the consideration offered by Wize. However, if Wize becomes entitled to compulsorily acquire your Cosmos Shares, it intends to do so. If your Cosmos Shares are compulsorily acquired by Wize, it will be on the same terms (including the same consideration for each Cosmos Share acquired) as the Offer. However, you will receive the consideration later than the Cosmos Shareholders who choose to accept the Offer.

If Wize does not become entitled to compulsorily acquire your Cosmos Shares, you will remain a Cosmos Shareholder.

See section 8.2 for further information regarding the intentions of Wize, if it becomes entitled to proceed with compulsory acquisition.

Wize – Bidder’s Statement | page 10

PART B – OVERVIEW OF WIZE

Question	Answer	Section

Who is Wize?

Wize is a public company incorporated in Delaware, United States of America, whose shares of common stock are quoted on the OTC Markets (OTC Symbol: WIZP).

Wize is a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, including DES. Wize has in-licensed certain rights to purchase, market, sell and distribute a formula known as LO2A, a drug developed for the treatment of DES, and other ophthalmological illnesses, including CCh and Sjögren’s syndrome (Sjögren’s).

However, as contemplated in the Bid Implementation Agreement, upon successful completion of the Offer, current securityholders of Wize (i.e., not the Cosmos shareholders) will receive one CVR per Wize Share owned as of a record date prior to the Closing Date. Each CVR will entitle the owner to such owner’s pro rata share of consideration that may be received in connection with Wize’s existing LO2A business, less transaction expenses and customary deductions as detailed in the CVR agreement.

See sections 3 and 4 for further information.

Wize – Bidder’s Statement | page 11

Question	Answer	Section

What is the current market capitalization of Wize?	The market capitalisation of Wize as at the close of trading on 29 January, 2021 (the day prior to the date of this Bidder’s Statement) was approximately US$3.7 million (AUD$4.8 million pursuant to the US$/AUD$ exchange rate as of 29 January, 2021).

What are the existing relationships between Wize and its Associates and Cosmos?	Other than through the Bid Implementation Agreement, Wize currently has no interest in Cosmos.	See section 3.3 and the other section referred to in that section for further information.

What is the financial profile and performance of Wize

The financial position of Wize as at 30 September 2020 can be summarised as follows:

●   total assets of US$ 6,675,000

●   total liabilities of US$ 13,144,000

For the 3 months ended 30 September 2020, Wize’s results were as follows:

●   total revenue - US$ 0

●   net loss of US$ 3,062,000

See section 3.7 for further information.
Who are the Wize Directors?	The Directors of Wize are as follows: ● Mark Sieczkarek - Chairman ● Joseph Zarzewsky - Director ● Dr. Michael Belkin - Director ● Yossi Keret - Director	See section 3.2 for further information.
Who are the Wize Officers?	The Officers of Wize are as follows: ● Noam Danenberg – CEO ● Or Eisenberg - CFO	See section 3.2 for further information.

Wize – Bidder’s Statement | page 12

Question	Answer	Section

Will my new Wize Shares be freely tradable?

In general, no. As a matter of US securities laws, the Wize Shares are “restricted securities” and cannot be resold by you in the absence of an effective registration statement filed by Wize or an applicable exemption from such registration. In general, one of these exemptions, Rule 144 of the US Securities Act, which we refer to as “Rule 144”, permits the resale of restricted securities without registration under the US Securities Act if certain conditions are met, including that at least 6 months have elapsed since Wize issues such securities to you.

However, in the Bid Implementation Agreement, Wize undertook to use reasonably commercial efforts to prepare and file with the SEC a registration statement for the resale of the Wize Shares issued in the Offer within 60 days following the Closing Date. The effect of the registration statement is the shares will cease to be “restricted securities” and will be freely tradable, subject to the portion of shares held in the Restriction Agreement.

Of the 61.11 Wize Shares that are issued to an Accepting Shareholder for every 1 Cosmos Share, 22.33 Wize Shares will be “Restricted Stock” and 38.78 Wize Shares will be “Covered Securities”.

An Accepting Shareholder will not be permitted to sell or encumber their Restricted Stock until 31 December 2021 (Milestone Date). In addition, Accepting Shareholders may not exercise voting rights in respect of Restricted Stock from the date of issue until the Milestone Date.

An Accepting Shareholder is entitled to sell, encumber etc their Covered Securities. However, if (subject to some limited exceptions) they sell, encumber etc any of their Covered Securities before the Milestone Date, Wize has an option to repurchase a pro rata proportion of the Restricted Stock for the lower of US$0.0001 and the fair market value of the Restricted Stock.

The Restricted Stock (and any dividends thereon) will be held by Wize in escrow for the Accepting Shareholder’s benefit until such time as the Restricted Stock is repurchased by Wize or all restrictions thereon lapse. If any Restricted Stock is repurchased under Wize’s repurchase option, a pro rata proportion of the dividend on the Restricted Stock shall be retained by Wize.

By way of illustration, if an Accepting Shareholder was issued 61,110 Wize Shares, comprising 38,780 Covered Securities and 22,330 Restricted Stock, and, prior to the Milestone Date that Accepting Shareholder sells 3,878 Covered Securities, and prior to the Milestone Date, Wize has distributed a cash dividend of $1 per share to all shareholders, then Wize would be entitled to repurchase 10% of the 22,330 Restricted Stock, being a repurchase of 2,233 Restricted Stock and, as part thereof, retain $2,233 of the total $22,330 dividend that was retained in the escrow.

The repurchase option and restrictions on transfer in respect of Restricted Stock will cease on the Milestone Date. In addition, the repurchase option will automatically lapse and all shares subject to the repurchase option will immediately become fully vested and no longer subject to the repurchase option in the event of a change in control of Wize.

See sections 4.1 and 13.1(d) for further information.

Wize – Bidder’s Statement | page 13

Question	Answer	Section

Will my new Wize Shares have the same rights and liabilities as all other Wize Shares?

The Wize Shares issued under the Offer will be fully paid and will rank equally for voting, dividends and other rights with existing Wize Shares, except for the restrictions described above under “Will my new Wize Shares be freely tradable?.”

See sections 4.1 and 13.1 for further information. An explanation of the rights and liabilities attaching to Wize Shares is set out in section 13.3.
Do the Wize Directors or Officers have any interests in Cosmos Shares?	No. No Wize Directors or Officers have any interest in Cosmos Shares.	See section 6.8 for further information.

Do the Wize Directors or Officers have any interests in Wize Shares?	Yes. Each of the Wize Directors and Officers has an interest in Wize Shares.	See section 13.9 for further information.

Who are the substantial shareholders of Wize?	● Rimon Gold Assets Ltd. - 20.96% ● Jonathan Rubini - 21.48% ● Noam Danenberg (CEO) - 8.75%	See section 13.9 for further information.
Are there any differences between Australian and United States securities laws?	Yes, you should be aware that the companies and securities laws in the United States (where Wize is incorporated and where Wize Shares are listed for trading) are different than Australian companies and securities laws.	See section 13.3. for further information.

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PART C – OVERVIEW OF RISKS

The following is a summary of the key risk factors which you should consider in deciding whether to accept the Offer. This list is not exhaustive and is not a substitute for careful consideration of section 9 which describes both these risk factors and other risk factors in more detail.

Risk	Summary	Further information

Key risks relating to Wize

Funding risk	Wize may need additional funding to undertake its business plans. There can be no guarantee that Wize will be able to do so, on commercially acceptable terms or at all.	See section 9.2(a).

Market liquidity risk	The level of liquidity on the OTC Market has the potential to be lower than on larger, established markets such as the NASDAQ, NYSE or the ASX. As a result, the number of investors willing to buy and sell securities at any particular time is potentially less.	See section 9.2(b).

Fluctuations in the market value of investments risk	Wize has an investment in shares of BBG and the value of such investment may fluctuate.	See section 9.2(c).

Other general risks specific to Wize	Wize is exposed to many other risks, mainly related to its LO2A business and industry. However, if the Offer is successful and Wize distributes the CVRs as contemplated by the Bid Implementation Agreement, Wize (and the Merged Group) will not benefit from, or be liable in connection with, the LO2A business, other than its obligations under the CVR Agreement and, consequently, many of these risks will not be relevant or, at the very least, be less material.	See section 9.2(d).

Key risks relating to the Offer and the Wize Shares
Conditions to the Offer and uncertainty of completion the Offer	The Offer is subject to the satisfaction or waiver of a number of Conditions as set forth in section 12 below, including Conditions that are related to the operations and conduct of Cosmos. There can be no assurance that all of the Conditions will be satisfied or waived.	See section 9.3(a)
Value of Offer Consideration	The Offer comprises a specified number of Wize Shares in consideration for each Cosmos Share, rather than a specified value of Wize Shares. Accordingly, the value of the consideration may fluctuate depending on the market price (and implied value) of the Wize Shares on the OTC Markets from time to time.	See section 9.3(b).

Wize – Bidder’s Statement | page 15

Risk	Summary	Further information

Restrictions on transfer and trading of the Offer Consideration

As a matter of US securities laws, the Wize Shares are “restricted securities” and cannot be resold by you in the absent of an effective registration statement filed by Wize with the SEC or an applicable exemption from such registration.

In addition, an Accepting Shareholder will not be permitted to sell or encumber their Restricted Stock until 31 December 2021 (Milestone Date) and may not exercise voting rights in respect of Restricted Stock from the date of issue until the Milestone Date.

An Accepting Shareholder is entitled to sell, encumber etc their Covered Securities. However, if (subject to some limited exceptions) they sell, encumber etc any of their Covered Securities before the Milestone Date, Wize has an option to repurchase a pro rata proportion of the Restricted Stock for the lower of US$0.0001 and the fair market value of the Restricted Stock.

The Restricted Stock (and any dividends thereon) will be held by Wize in escrow for the Accepting Shareholder’s benefit until such time as the Restricted Stock is repurchased by Wize or all restrictions thereon lapse. If any Restricted Stock is repurchased under Wize’s repurchase option, a pro rata proportion of the dividend on the Restricted Stock shall be retained by Wize.

By way of illustration, if an Accepting Shareholder was issued 61,110 Wize Shares, comprising 38,780 Covered Securities and 22,330 Restricted Stock, prior to the Milestone Date that Accepting Shareholder sells 3,878 Covered Securities, and prior to the Milestone Date, Wize has distributed a cash dividend of $1 per share to all shareholders, then Wize would be entitled to repurchase 10% of the 22,330 Restricted Stock, being a repurchase of 2,233 Restricted Stock and, as part thereof, retain $2,233 of the total $22,330 dividend that was retained in the escrow.

The repurchase option and restrictions on transfer in respect of Restricted Stock will cease on the Milestone Date. In addition, the repurchase option will automatically lapse and all shares subject to the repurchase option will immediately become fully vested and no longer subject to the repurchase option in the event of a change in control of Wize.

See section 9.3(c).

Wize – Bidder’s Statement | page 16

Risk	Summary	Further information

Other risks related to the Offer	The Offer and the Wize Shares are subject to various other risks, including, without limitation, the risks related to the Wize authorized share capital and the Wize Share Capital Stockholder Approval.	See section 9.3.
Key risks relating to Cosmos
Reliance on key people	The responsibility of the direction and operation of the Cosmos business relies heavily on key people. No assurance is given by Cosmos that there will be no adverse effect on its business if the key people ceases their involvement in the Cosmos business or, in the unfortunate situations one or more of them are seriously injured or dies. If any of these situations were to occur, they would have a significant impact on Cosmos.	See section 9.4(a).

Mining Equipment breakdown and failure	It is likely that the Miners and related mining equipment will breakdown and not function at any given time. Any downtime of the Miners and mining equipment will have a direct impact on Cosmos as they would not be performing their role, that is, solving Hashes and receiving a Block Reward. This would therefore affect the revenue of Cosmos.	See section 9.4(b).

Extreme volatility and bubble risk	Most Digital Currencies are subject to extreme price volatility and have shown clear signs of a pricing bubble (being a significant, sustainable rise above the reasonable value of Bitcoin). As Cosmos earns revenue in the form of Block Rewards (in relation to the Bitcoin mining aspect of its business), its revenue will correspondingly be subject to volatility.	See section 9.4(c).

Other risks related to Cosmos	There are various other risks related to Cosmos and its business.	See section 9.4.

Other general risks

Other general risks	There are various other risks, which are more general in nature.	See section 9.5

Wize – Bidder’s Statement | page 17

2.	why you should accept the offer

Wize believes that the Offer provides several key benefits to the Cosmos Shareholders, including the following:

Reason 1 Continued exposure to the Cosmos story through a public company

If this Offer is successful, and Cosmos becomes a subsidiary of Wize, Cosmos Shareholders who accept the Offer will continue to be exposed to the Cosmos story and digital infrastructure business through the ownership of the Wise Shares, but now, by providing public markets access to its digital infrastructure business. In particular, it is expected that (i) Cosmos will retain its experienced management team, with Cosmos’ CEO and founder James Manning assuming the role of CEO of the Combined Company, (ii) the Board of Directors of the Combined Company will consist of three members designated by Cosmos and one member designated by Wize, (iii) the Combined Company will seek shareholder approval to effect a reverse share split of the Wize Shares, and (iv) Wize will be renamed Cosmos Capital, Inc. (or similar name).

Reason 2 Liquidity

If this Offer is successful, Cosmos Shareholders who currently hold shares of Cosmos, a public but unlisted company, will have the benefits of liquidity provided by owning Wize Shares which are traded on the OTC Markets, subject to (i) resale restrictions under applicable securities laws and (ii) reduced liquidity as a result of the Restriction Agreements until 31 December 2021 (see sections 4.1, 9.3(c) and 13.1(d) below).

Reason 3 Cosmos’ timely access to public markets and capital

If this Offer is successful, and Cosmos becomes a subsidiary of Wize, the Combined Company will have the potential to access public market capital (during what appears to be a favorable timing to Bitcoin mining operations), including sources of capital from a broader range of investors than Cosmos could otherwise obtain if it continued to operate as an unlisted company, which will help Cosmos obtain capital to support its growth plans. Moreover, obtaining such access through a traditional IPO of Cosmos would have taken much longer and be more costly. The Offer allows Cosmos and its shareholders to do so in a shorter time frame and less expensive.

Reason 4 The Combined Company will benefit from a strengthened financial position to fund future growth

It is expected that, upon successful completion of the Offer, the Combined Company will have approximately US$5 million in cash and cash equivalents, of which approximately US$4 million are due to Wize’s current cash and cash equivalents (including US$3 million to be financed on or about the Closing Date from the PIPE Agreements).

Cosmos expects that (i) the cash position of the Merged Group after completion of the Offer will assist it with the expansion of its Digital Processing & Hosting business, while supporting the Research & Development of MDC’s, (ii) the Combined Company will have greater financial capacity to fund the growth of Cosmos’ activities, (iii) this improved financial position will assist the Merged Group to progress its expansion into the US and continue to actively pursue its activities in the digital asset infrastructure space, and (iv) in the absence of the Offer, it is likely that Cosmos would need to raise additional equity in order to progress its scheduled activities and growth plans. For further information regarding the Merged Group, refer to section 7 of this Bidder’s Statement.

Reason 5 An attractive valuation

While the Offer will not result in a change of control of Cosmos, Wize believes the Offer represents attractive value for your investment in Cosmos.

Following the targeted closing of the transaction in the first quarter of 2021, and based on Wize’s 60 day VWAP of US$0.1479 on December 29, 2020 (being the last trading day before the Announcement Date), and (i) assuming that all the Restricted Stock become released, (ii) based on 7,539,275 Cosmos Shares issued and outstanding as of December 29, 2020, and (iii) 287,105 Cosmos Shares underlying 261,005 Cosmos Options which are expected to be exercised until the expiration of the Offer Period, the Combined Company is expected to have a market capitalisation of approximately US$81 million, which means Cosmos has an implied value of approximately US$72 million (AUD$95 million pursuant to the US$/AUD$0.7589 exchange rate as of December 29, 2020), or US$9.2 per Cosmos Share (AUD$12.13 pursuant to the US$/AUD$ exchange rate as of December 29, 2020)*, representing a:

●	39% premium to Cosmos’ last capital raise which was launched in June 2020 at a price of AUD$8.75 per one Cosmos share; and

●	213% premium to Cosmos’ September 2019 capital raise which was priced at AUD$3.88 per one Cosmos Share.

Wize – Bidder’s Statement | page 18

Under the same assumptions, but based on Wize’s 60 day VWAP of US$0.256 on 27 January, 2021 (being the day before the last trading day before the date of this Bidder’s Statement), the Combined Company is expected to have a market capitalisation of approximately US$140 million, which means Cosmos has an implied value of approximately US$125 million (AUD$164 million pursuant to the US$/AUD$ exchange rate as of the date of this Bidder’s Statement), or US$15.95 per Cosmos Share (AUD$21.01 pursuant to the US$/AUD$ exchange rate as of the date of this Bidder’s Statement)*, representing a:

●	140% premium to Cosmos’ last capital raise which was launched in June 2020 at a price of AUD$8.75 per one Cosmos share; and

●	442% premium to Cosmos’ September 2019 capital raise which was priced at AUD$3.88 per one Cosmos Share.

On 29 January, 2021 (being the last trading day before the date of this Bidder’s Statement), the closing sale price of Wize Shares on the OTC Markets was US$0.2251 per Cosmos Share (AUD$0.30 pursuant to the US$/AUD$ exchange rate as of the date of this Bidder’s Statement)*.

*	The implied value of the Offer will change with fluctuations in the Wize Share price. As such, Cosmos Shareholders should obtain up to date quotes on the price of Wize Shares from their financial adviser or from the OTC Markets (Symbol: WIZP). In addition, nothing in the foregoing should be construed as a representation or warranty regarding the valuation methodology that Cosmos Shareholders should use when examining the value of the Offer and Cosmos Shareholders should carefully review the Target’s Statement as it will include important information on this matter, including regarding the results of the Independent Expert Report (IER) commissioned by Cosmos for that purpose.

Reason 6 Possible capital gains tax relief

If Wize becomes the holder of at least 80% of the Cosmos Shares under the Offer, and Cosmos Shareholders would have made a capital gain in respect of their disposal of their Cosmos Shares as a result of the Offer, accepting Cosmos Shareholders may be entitled to capital gains tax scrip-for-scrip rollover relief. In summary, rollover relief means that the effective sale of your Cosmos Shares under the Offer will not crystallise a taxation event, and any potential tax liability will be deferred until such time as you sell the Wize Shares issued to you under the Offer.

Cosmos Shareholders should refer to section 10 of the Bidder’s Statement and consult their professional advisers in relation to how accepting the Offer will affect their individual circumstances.

Reason 7 No brokerage is payable if you accept the Offer

On acceptance of this Offer, you will exchange your Cosmos Shares for Wize Shares without incurring brokerage fees. Any such costs will be borne by Wize.

If you choose not to accept the Offer, should you wish to exchange your Cosmos Shares for Wize Shares, you may be required to sell your shares, and use the proceeds to purchase Wize Shares. You may ordinarily be required to pay brokerage fees on both the sale and the purchase of shares.

Reason 8 There may be adverse consequences associated with not accepting the Offer

If you choose not to accept the Offer, you should be aware that:

●	if Wize receives acceptances under the Offer, which results in Wize (in aggregate with its associates) holding a 90% or more Relevant Interest in all Cosmos Shares at the end of the Offer Period, Wize will become entitled to compulsorily acquire your Cosmos Shares, which it intends to do. If your Cosmos Shares are compulsorily acquired, you will still receive the Offer Consideration for your Cosmos Shares but at a later date than you would have received it if you had accepted the Offer;

●	if (i) Wize receives acceptances under the Offer, which results in Wize (in aggregate with its associates) holding less than a 90% Relevant Interest in all Cosmos Shares at the end of the Offer Period, and (ii) despite the 90% Minimum Acceptance Condition, Wize decides to consummate the Offer, then those Cosmos Shareholders that did not accept the Offer will become minority shareholders in Cosmos and the market for Cosmos Shares may become less liquid or active, which may affect the ability of those Cosmos Shareholders to sell their Cosmos Shares if they wish to do so in future; and

●	If the Offer is unsuccessful and no other offers emerge for Cosmos, Cosmos Shareholders will be exposed to the ongoing risks associated with an investment in Cosmos, including the risks associated with managing the destabilising effect on the Cosmos business as a result of the proposed merger with Wize not proceeding, including the transaction costs associated therewith. Further details in relation to the risks of being a Cosmos Shareholder are set out in section 9.4 of this Bidder’s Statement.

Wize acknowledge that there are reasons why you may consider not accepting the Offer and other material considerations, including due to the risks outlined in section 9 below.

Wize – Bidder’s Statement | page 19

3.	INFORMATION on WIZE

3.1	Overview of Wize

General

Wize is a clinical-stage biopharmaceutical company currently focused on the treatment of ophthalmic disorders, including dry eye syndrome (“DES”). It has in-licensed certain rights to purchase, market, sell and distribute a formula known as LO2A, a drug developed for the treatment of DES, and other ophthalmological illnesses, including Conjunctivochalasis (“CCH”) and Sjögren’s syndrome (“Sjögren’s”).

LO2A is currently registered and marketed by its inventor in Germany and Switzerland for the treatment of DES, in Hungary for the treatment of DES, CCH and ophthalmological symptoms of Sjögren’s and in the Netherlands for the treatment of DES and protection from dry eye as a result of Sjögren’s.

Wize currently intends to market LO2A as a treatment for DES and other ophthalmic inflammations, including CCH and/or Sjögren’s, in the United States, and, subject to purchasing the rights to market, sell and distribute LO2A in additional territories (collectively, the “Licensed Territories”). Wize currently believes that the biggest potential for economic success is in marketing the LO2A for the treatment of DES patients suffering from CCH and/or Sjögren’s. The registration process in certain countries, including the United States, requires Wize to conduct additional clinical trial, in addition to Phase II clinical trials that it has already completed. Wize recently reported topline results from its Phase IV clinical trial of LO2A for the symptomatic treatment of DES in patients with Sjögren’s syndrome, in which LO2A met its primary endpoint of non-inferiority vs. comparator. LO2A demonstrated clinically meaningful improvement in both the signs and symptoms of DES in patients suffering from Sjögren’s. A numeric advantage was evident in both the signs and symptoms of DES for patients using LO2A vs. the comparator in the subgroup of patients with primary Sjögren’s.

License Agreement

In May 2015, Wize (through one of its subsidiaries) entered into an Exclusive Distribution and Licensing Agreement (as amended, the “LO2A License Agreement”), with Resdevco Research and Development Company Ltd. (“Resdevco”). Pursuant to the License Agreement., Resdevco granted to Wize (and thereafter, to OcuWize) an exclusive license to develop in the United States, under the LO2A licensed technology, products in the field of ophthalmic disorders, to mutually agree upon a manufacturer and to purchase, market, sell and distribute LO2A in finished product form in the licensed territories in the field of ophthalmic disorders.

The LO2A License Agreement has an initial term of seven years that expires in May 2022, and, unless Wize provides prior notice of at least twelve (12) months terminating the agreement, the LO2A License Agreement renews automatically each year. Wize may terminate the LO2A License Agreement prior to May 2022, subject to certain conditions, including, a 180 days prior notice to Resdevco, and penalty payment of US$100,000, depending on the timing of termination. The LO2A License Agreement may also be terminated by either party upon the occurrence of certain other customary termination triggers, including material breaches of the LO2A License Agreement by either party.

The LO2A License Agreement contains other provisions, including representations and warranties of the parties, reporting, confidentiality and other covenants, such as an undertaking by Wize not to sell competing products in the Licensed Territories during the term of the agreement and for five years thereafter. The LO2A License Agreement further provides that any improvements or modifications made by Wize to LO2A or any related intellectual property or know-how shall belong to Resdevco and Wize shall receive a license to distribute and sell the same in the Licensed Territories on the same terms set forth in the LO2A License Agreement.

Wize – Bidder’s Statement | page 20

The Bonus/LO2A Transaction

On January 9, 2020, Wize entered into (i) an Exchange Agreement (the “Bonus Exchange Agreement”), with Bonus and (ii) a Share Purchase Agreement (the “Bonus Purchase Agreement”, and together with the Bonus Exchange Agreement, as amended, the “Bonus Agreements”) with Bonus. Pursuant to the Bonus Agreements, which transaction was completed on February 19, 2020, Wize agreed to grant Bonus, in consideration for the issuance of ordinary shares of Bonus, the right to receive 37% of future LO2A Proceeds (if any), which, as more fully defined in the Bonus Exchange Agreement, includes proceeds generated by Wize or its subsidiaries, as a result of (i) the sale, license or other disposal of products or other rights underlying the LO2A technology licensed to OcuWize under the License Agreement; and (ii) a Sale Transaction, which, as more fully defined in the Bonus Exchange Agreement, includes the sale of shares or assets of Wize Israel and/or OcuWize. Pursuant to the Bonus Purchase Agreement, Wize also agreed to purchase additional ordinary shares of Bonus (the “PIPE Shares”, and together with the LO2A Shares, the “Bonus Shares”), for an aggregate purchase price of US$7.4 million, which funds were deposited into an escrow account (the “Bonus Escrow Account”), of which (i) US$500,000 were paid to Bonus as an advance (the “Advance”) promptly following execution of the Bonus Purchase Agreement, (ii) US$3.2 million were released to Bonus concurrently with the closing of the transactions contemplated by the Bonus Agreements in exchange for 50% of the PIPE Shares and (iii) US$3.7 million were to be released to Bonus upon the Milestone Closing (as defined in the Bonus Purchase Agreement), in exchange for 50% of the PIPE Shares that will be issued by Bonus and deposited into the escrow at the closing. Wize’s obligation to consummate the Milestone Closing was conditioned upon the satisfaction by Bonus of certain conditions, including the listing of its ordinary shares (or, if an ADR Program is to be implemented by Bonus, the American Depositary Shares representing such ordinary shares) on the Nasdaq Capital Market (or another superior tier of the Nasdaq market) (the “Nasdaq Listing”).

On November 29, 2020, Wize entered into an Addendum (the “Addendum”) with Bonus, whereby, among other things, Bonus will issue to Wize ordinary shares of Bonus (the “Bonus Shares”), the total number of which consists of (i) the Milestone Settlement Shares, which, as defined in the Addendum, means Bonus Shares equal to the quotient obtained by dividing US$500,000 expressed in NIS (based on the exchange rate set in the Addendum) by NIS 0.50, and (ii) the HCW Settlement Shares (together with the Milestone Settlement Shares, the “Settlement Shares”), which, as defined in the Addendum, means Bonus Shares equal to the quotient obtained by dividing US$350,000 expressed in NIS (based on the exchange rate set in the Addendum) by NIS 0.50. In consideration for the Settlement Shares, Wize agreed to make certain amendments to the Bonus Agreements, including the following key modifications: (i) Wize will waive the requirement that Bonus will effect the Nasdaq Listing and, in relation thereto, conduct the Milestone Closing (as defined in the Bonus Agreements), which means that, at the Closing, US$3.7 million will be released from an existing escrow account to Bonus, whereas the 28,413,000 Bonus Shares held in such escrow (the “Nasdaq Milestone Shares”) will be released to Wize and to its former holders of Series B Preferred Stock (the “Former Series B Holders”); (ii) Wize will waive approximately US$120,000 in liquidated damages that accrued as a result of the delay in effecting the Nasdaq Listing; and (iii) Bonus agreed to extend the period for Wize to create, and cause its Israeli subsidiaries to create, certain first priority liens in favor of Bonus to secure obligations under the Bonus Exchange Agreement, including certain related negative covenants. The closing occurred on December 29, 2020. It should be noted that, in accordance with the obligations of Wize to the Former Series B Holders, Wize has transferred 80% of the Milestone Settlement Shares and 80% of the Nasdaq Milestone Shares to such investors.

Corporate Information

Wize was originally incorporated in the State of Nevada, United States, on December 10, 1999 under the name Bridge Capital.com, Inc. (thereafter changed to Denali Concrete Management, Inc.) and, on February 10, 2012, was reincorporated in the State of Delaware in the United States under the name “Opthalix Inc.” on November 15, 2017, Wize changed its name to its current name - Wize Pharma, Inc.

Wize’s corporate headquarters are located in Hod Hasharon, Israel. Its telephone number is +(972)-72-2600536, and its website address is www.wizepharma.com. The information on or that can be accessed through Wize’s website is specifically not incorporated by reference into this Bidder’s Statement, and is not a part thereof.

Wize – Bidder’s Statement | page 21

3.2	Directors and Senior Management

Details of the Wize Directors and senior management of Wize as at the date of this Bidder’s Statement are set out below.

Mark Sieczkarek – Chairman

Mr. Sieczkarek has more than 39 years of leadership experience in the medical industry, including serving as Chief Executive Officer of Fe3 Medical Inc., now Bria Medical, since 2015 and as a director of Orange Twist LLC since 2018. From 2006 to 2014, Mr. Sieczkarek served as CEO and Chairman of the Board of Solta Medical. Prior to its acquisition by Valeant Pharmaceuticals International, and from 2003 to 2011 as President and CEO of Conceptus, prior to its acquisition by Bayer Pharmaceuticals. From 1995 to 2003, Mr. Sieczkarek held multiple roles of increasing responsibility at Bausch & Lomb (“B&L”), ultimately becoming Senior Vice President and President of the Americas region, where he was responsible for the commercial operation of all B&L businesses in the United States, Canada, and Latin America. He also served as President of the European region. Mr. Sieczkarek also held senior executive level positions with KOS Pharmaceuticals, several Bristol Myers-Squibb subsidiaries, and Sanofi Diagnostics Pasteur.  Mr. Sieczkarek earned an MBA in Finance from Canisius College in Buffalo, New York and a BS in Accounting from the State University of New York at Buffalo. He also was past Chairman and CEO of NovaBay Pharma and continues to serve there as a Director.

Mr. Sieczkarek’s qualifications and memberships include:

●	MBA in Finance from Canisius College in Buffalo, New York

●	BS in Accounting from the State University of New York at Buffalo

Mr Joseph Zarzewsky – Director

Mr. Zarzewsky has served as the Vice President of Business Development at the Mitrelli Group (“Mitrelli”) since June 2010. He has served as the Chairman of “SMAD”, a joint venture between Mitrelli and the Harbin Government, China, since June 2011.  Mr. Zarzewsky has also served as the Chairman of the Investment Committee of the Harbin Israel Fund since 2012. He has also previously served as the Vice President of marketing at Clal Insurance Enterprises Holdings Ltd. (TASE: CLIS) and as the Vice President of Marketing for the Israel Postal Authority. Mr. Zarzewsky has served as a director of Excellence Underwriter House Ltd. since 2007. In 2008, he was appointed as the Honorary Economic Advisor of the Harbin Government, China. In addition, in June 2012, he was honored as an Honorary Citizen of Harbin, China. Mr. Zarzewsky holds an MA in Commercial Law from both the University of Tel Aviv and University of California, Berkeley.

Mr Zarzewsky’s qualifications and memberships include:

●	MA in Commercial Law from both the University of Tel Aviv and University of California, Berkeley.

Mr Michael Belkin, M.A., M.D. - Director

Dr. Belkin is, and has been since 1980, a Professor, and since 2010, a Professor Emeritus, of Ophthalmology at Tel Aviv University in Tel Aviv, Israel, and the Director of the Ophthalmic Technologies Laboratory at the university’s Eye Research Institute at the Sheba Medical Center since 1997. Since 2006, Dr. Belkin also serves as a Senior Consultant to the Eye Research Institute at the Singapore National Eye Institute. He was awarded a master’s degree in natural sciences by Cambridge University, England, and received a doctorate in medicine from the Hebrew University of Jerusalem. Dr. Belkin previously served as Director of Research, Development and Non-Conventional Warfare Medicine in the Israel Defense Forces Medical Corps. He was also the first full-time Director of the Tel Aviv University Eye Research Institute, Chairman of the Tel-Aviv University Department of Ophthalmology and the President of the Israel Society of Eye and Vision Research, of which he was one of the founders. Dr. Belkin is an author of over 250 scientific publications and 20 patents. He is an internationally recognized eye researcher and has received various research awards. His laboratory is dedicated to enabling the transfer of technologies from university-level research to clinical practice by providing expertise and facilities for laboratory, preclinical and clinical studies. He is an entrepreneur and advisor of several ophthalmic companies in the fields of lasers, optics, ophthalmic devices, pharmaceutics and biotechnology. One of his ideas, the ExPRESS miniature glaucoma shunt, is currently used worldwide. Dr. Belkin is an active, long-standing, member of the Association for Research in Vision and Ophthalmology (ARVO), the American Academy of Ophthalmology, the American Glaucoma Society and many others. He serves as chairman and member of various international and local scientific and professional committees as well as scientific journals’ editorial boards.

Dr. Belkin’s qualifications and memberships include:

●	Hebrew university, Jerusalem, Israel – medicine, M.D degree

●	Hadassah University Hospital, Jerusalem, Israel – residency in ophthalmology

Wize – Bidder’s Statement | page 22

Mr Yossi Keret – Director

Mr. Keret is serving as Chief Executive Officer, and Director of Nanorobotics LTD as of March 2019.  Mr. Keret has served as the Chief Executive Officer, Managing Director and Director of Weebit-Nano Ltd. (ASX:WBT) from August 2015 to October 2017. From October 1996 to October 2015, Mr. Keret served as the Chief Financial Officer of numerous public and private companies, including Eric Cohen Books Ltd. & Burlington English Ltd., Daimler Financial Services Israel Ltd., Pluristem Life Systems Inc. (NASDAQ:PST), M.L.L. Software and Computers Industries Ltd. (TASE:MLL), Internet-Zahav Group, Ltd. (NASDAQ:IGLD) and Top Image Systems Ltd. (NASDAQ:TISA). Mr. Keret commenced his career at Kost Forer Gabbay & Kasierer, registered public accounting firm, a member firm of Ernst & Young Global.  Mr. Keret holds a B.A. from Haifa University in Economics and Accounting and is a Certified Public Accountant in Israel.

Dr Keret’s qualifications and memberships include:

●	B.A. from Haifa University in Economics and Accounting

●	Certified Public Accountant in Israel

Noam Danenberg – Chief Executive Officer

Noam Danenberg has served as Wize’s Chief Executive Officer since April 23, 2019. Mr. Danenberg served as Wize’s Chairman and director since November 7, 2018 until April 23, 2019. He served as Wize’s Chief Operating Officer from November 15, 2017 until November 7, 2018. Mr. Danenberg has served as a strategic advisor of Wize Israel since April 2015. Mr. Danenberg co-founded Panmed Inc. in January 2014, a biomed investment company. Since 2000, Mr. Danenberg has provided private investment consulting services to numerous private and public companies through his wholly owned company, N. Danenberg Holding (2000) Ltd. From May 2014 to January 2015, Mr. Danenberg served as a director of Go.D.M. Investments Ltd. (TASE: GODM). From 2000 to 2012, Mr. Danenberg served as an investment advisor at International Software Consulting Limited and from 2004 to 2008 he served as the Chairman and CEO of Fitracks Inc. From 2006 to 2012, he also served as the Chairman of the Board of Hawk Medical Technologies Ltd. Mr. Danenberg holds a B.B.A. in Computer Science from the European University in Antwerp, Belgium and an M.B.A. from the Boston University Brussels Graduate Center.

Mr. Danenberg’s qualifications and memberships include:

●	B.B.A. in Computer Science from the European University in Antwerp, Belgium

●	M.B.A. from the Boston University Brussels Graduate Center

Or Eisenberg – Chief Financial Officer

Mr. Eisenberg has served as our Chief Financial Officer, Treasurer and Secretary since the November 15, 2017. He served as our Acting Chief Executive officer from November 15, 2017 until April 23, 2019. Mr. Eisenberg has served as the Chief Financial Officer and Acting Chief Executive Officer of Wize Israel since March 2015. From October 2010 to December 2014, Mr. Eisenberg served as the controller of the Katzir Fund Group. From March 2013 to December 2014, he served as either an external controller or Chief Financial Officer of a number of public companies whose shares are listed for trading on the TASE. From October 2007 to October 2010, Mr. Eisenberg was an accountant at Kost Forer Gabbay & Kasierer, a registered public accounting firm, a member firm of EY. Mr. Eisenberg holds a B.A. from Haifa University in Economics and Accounting and is a Certified Public Accountant in Israel.

Mr. Eisenberg’s qualifications and memberships include:

●	B.A. in Economics and Accounting from Haifa University

●	Certified Public Accountant in Israel

Wize – Bidder’s Statement | page 23

3.3	Relationships between Wize and its Associates and Cosmos

At the date of this Bidder’s Statement, members of the Wize Group and Associates of Wize do not have any relationships with Cosmos, other than by virtue of the Bid Implementation Agreement (see section 13.1).

3.4	Publicly available information

Wize is a company whose shares of common stock are quoted on the OTC Markets (Symbol: WIZP) and, as such, is subject to the continuous and periodic disclosure requirements of the US Exchange Act of 1934. A substantial amount of information on Wize is publicly available and may be accessed by referring to Wize on www.sec.gov/edgar.

3.5	Further information

Further information about Wize can be found on Wize’s website: www.wizepharma.com. The information on or that can be accessed through Wize’s website is specifically not incorporated by reference into this Bidder’s Statement, and is not a part thereof.

3.6	Recent price performance of Wize Shares

Wize Shares are quoted on OTC under the code WIZP.

The closing price of Wize Shares on OTC on the last trading day before the Announcement Date was US$0.12. The closing price of Wize Shares on OTC on 29 January, 2021, being the last trading day before the date of this Bidder’s Statement, was US$0.2251 (AUD$0.30 pursuant to the US$/AUD$ exchange rate as of the date of this Bidder’s Statement).

The highest recorded closing price of a Wize Share on OTC in the three months before 29 January, 2021, being the last trading day before the date of this Bidder’s Statement, was US$0.34. The lowest recorded closing price of a Wize Share on OTC in the three months before 29 January 2021, being the last trading day before the date of this Bidder’s Statement, was US$0.12.

3.7	Historical financial information

The historical financial information below relates to Wize and does not reflect any impacts of the Offer. It is a summary only and the full financial statements for Wize for the financial periods described below, which include the notes to the accounts, can be found in Wize’s periodic reports filed with the SEC. Copies of those periodic reports are also available at http://wizepharma.investorroom.com/

Wize – Bidder’s Statement | page 24

(a)	Consolidated statement of financial position

The following table presents selected information from Wize’s consolidated statements of balance sheets data as of the dates indicated. Wize derived this selected data for (i) the years ended December 31, 2019, 2018 and 2017, being the last three audited financial statements prior to the date of this Bidder’s Statement, from its audited consolidated financial statements included in the 2019 Annual Report, which have been prepared in accordance with U.S. GAAP and audited by Wize Auditors, and (ii) the quarter ended September 30, 2020, being the last interim financial statements prior to the date of this Bidder’s Statement, from its unaudited consolidated financial statements included in the 2020 Interim Report, which have been prepared in accordance with U.S. GAAP.

	As of September 30,	As of
	2020	December 31,
	Unaudited	2019	2018	2017
	(US$ in thousands)
Total current assets	6,665	1,147	3,395	590
Total non-current assets	10	29	8	5
TOTAL ASSETS	6,675	1,176	3,403	595

Total current liabilities	6,327	641	3,191	3,693
Total non-current liabilities	6,817	-	-	-
Total stockholders’ equity (deficit)	(6,469)	535	212	(3,098)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	6,675	1,176	3,403	595

(b)	Consolidated statement of profit or loss

The following table presents selected information from Wize’s consolidated statements of operating results for the periods indicated. Wize derived this selected data for (i) the years ended December 31, 2019, 2018, being the last two audited financial statements prior to the date of this Bidder’s Statement, from its audited consolidated financial statements included in the 2019 Annual Report, which have been prepared in accordance with U.S. GAAP and audited by Wize Auditors, and (ii) the quarter ended September 30, 2020, being the last interim financial statements prior to the date of this Bidder’s Statement, from its unaudited consolidated financial statements included in the 2020 Interim Report, which have been prepared in accordance with U.S. GAAP.

	For the Year Ended December 31,
	2019	2018
	(US$ in thousands)
Operating loss	(3,170)	(3,630)

Net loss	$(3,450)	$(3,279)

Comprehensive loss	$(3,450)	$(3,279)

Wize – Bidder’s Statement | page 25

4.	information on WIZE SECURITIES

4.1	Issued Securities

At the date of this Bidder’s Statement, the following Wize securities are on issue:

(a)	33,052,951 Wize Shares;

(b)	178 shares of Preferred A Stock, convertible into 178,000 Wize Shares;

(c)	warrants exercisable into 26,287 Wize Shares at an exercise price of US$0.16 per share;

(d)	restricted stock units (RSUs) underlying 409,999 Wize Shares, all of which RSUs are or will become vested upon the Closing Date (and essentially become Wize Shares); and

(e)	options exercisable into 294,574 Wize Shares at a weighted average exercise price of US$3.78 per share, all of which are or will become vested upon the Closing Date.

*	The foregoing excludes 25 million Wize Shares issuable under the PIPE Agreements and the Wize Shares issuable under the Offer.

4.2	Substantial holders

As of January 28, 2021, there were 128 stockholders of record holding 24,558,250 Wize Shares. This number does not include an indeterminate number of stockholders whose shares are held by brokers in street name.

The following table sets forth information as of January 28, 2021 regarding the beneficial ownership of Wize Shares by (i) those persons who are known to Wize to be the beneficial owner(s) of more than 5% of its Common Stock, (ii) each of Wize’s directors and named executive officers, and (iii) all of Wize’s directors and executive officers as a group.

Beneficial ownership for purposes of the table below was determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Wize Shares subject to options, warrants, RSUs or other conversion privileges currently exercisable or convertible, or exercisable within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, RSUs, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person. Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table.

Substantial holder	Number of Wize Shares Beneficially Owned	Beneficial Ownership Percentage
5% and Greater Shareholders
Rimon Gold Assets Ltd	6,927,866	20.96%
Jonathan Rubini	7,100,048	21.48%
Noam Danenberg (CEO)	2, 921,708	8. 83%
Executive Officers and Directors
Mark Sieczkarek	329,344	0. 99%
Joseph Zarzewski	133,332	0. 40%
Yossi Keret	133,332	0. 40%
Michael Belkin	133,332	0. 40%
Or Eisenberg	192,600	0. 58%
Directors and executive officers as a group	3,843,648	11.55%

Wize – Bidder’s Statement | page 26

4.3	Rights and liabilities attached to the Wize Shares offered

(a)	The Wize Shares issued as consideration under the Offer will be fully paid and rank equally with existing Wize Shares from the date of their issue.

Of the 61.11 Wize Shares that are issued to an Accepting Shareholder for every 1 Cosmos Share, 22.33 Wize Shares will be “Restricted Stock” and 38.78 Wize Shares will be “Covered Securities”.

An Accepting Shareholder will not be permitted to sell or encumber their Restricted Stock until 31 December 2021 (Milestone Date). In addition, Accepting Shareholders may not exercise voting rights in respect of Restricted Stock from the date of issue until the Milestone Date.

An Accepting Shareholder is entitled to sell, encumber etc their Covered Securities. However, if (subject to some limited exceptions) they sell, encumber etc any of their Covered Securities before the Milestone Date, Wize has an option to repurchase a pro rata proportion of the Restricted Stock for the lower of US$0.0001 and the fair market value of the Restricted Stock.

The Restricted Stock (and any dividends thereon) will be held by Wize in escrow for the Accepting Shareholder’s benefit until such time as the Restricted Stock is repurchased by Wize or all restrictions thereon lapse. If any Restricted Stock is repurchased under Wize’s repurchase option, a pro rata proportion of the dividend on the Restricted Stock shall be retained by Wize.

By way of illustration, if an Accepting Shareholder was issued 61,110 Wize Shares, comprising 38,780 Covered Securities and 22,330 Restricted Stock, prior to the Milestone Date that Accepting Shareholder sells 3,878 Covered Securities, and prior to the Milestone Date, Wize has distributed a cash dividend of $1 per share to all shareholders, then Wize would be entitled to repurchase 10% of the 22,330 Restricted Stock, being a repurchase of 2,233 Restricted Stock and, as part thereof, retain $2,233 of the total $22,330 dividend that was retained in the escrow.

The repurchase option and restrictions on transfer in respect of Restricted Stock will cease on the Milestone Date. In addition, the repurchase option will automatically lapse and all shares subject to the repurchase option will immediately become fully vested and no longer subject to the repurchase option in the event of a change in control of Wize.

(b)	Wize Shares are quoted on OTC under the code “WIZP”.

(c)	The rights and restrictions attaching to the Wize Shares are primarily set out in the Wize COI, Bylaws and in the Delaware General Corporation Law and are subject to statutory, common law and SEC rules. A summary of the significant rights and liabilities attaching to Wize Shares is set out in section 13.3.

4.4	Wize Options

The table below provides key details of Wize Options on issue as at the date of this Bidder’s Statement:

Option class	Expiry Date	Exercise Price		Number of Options/Wize Shares
Options - current D&O	April 2025	US$	3.59	147,000
Options - current D&O	April 2029	US$	2.00	102,222
Options - current D&O	May 2026	US$	0.58	30,000
Options - historic D&O	January 2023	US$	159.12	2,176
Options - employee	April 2026	US$	0.75	11,000
Options - advisor	August 2025	US$	4.50	2,176

Wize – Bidder’s Statement | page 27

4.5	Wize RSUs

The table below provides key details of Wize RSUs on issue as at the date of the Bidder’s Statement:

Holder	Number of Wize Shares
Mark Sieczkarek	112,499
Joseph Zarzewski	87,500
Yossi Keret	87,500
Michael Belkin	87,500
Or Eisenberg	17,500
Noam Danenberg	17,500

4.6	Wize Warrants

The table below provides key details of warrants outstanding as at the date of the Bidder’s Statement:

Holder	Expiry Date	Exercise Price		Number of Warrants/Wize Shares
Placement Agent and its designees	October 24, 2023	US$	0.16	26,287

4.7	Offer Consideration

The consideration for the acquisition of Cosmos Shares under the Offer is to be satisfied by the issue of 61.11 Wize Shares for every one of your Cosmos Shares.

The total number of Wize Shares to be issued will depend on the number of Cosmos Shares that Wize acquires under the Offer.

The Wize Shares issuable under the Offer are exempt from registration under the US Securities Act based on an exemption therefrom. However, these Wize securities will be subject to:

●	certain resale restrictions pursuant to US securities laws. For more information on the exemption and these resale restrictions, please refer to sections 9.3(c) and 13.1(d) of this Bidder’s Statement; and

●	certain resale restrictions pursuant to the Restriction Agreements. For more information on these restrictions, please refer to section 4.3(a) of this Bidder’s Statement.

4.8	Maximum number of Wize Shares

The maximum number of Wize Shares which are required to be issued under the Offer if acceptances are received for all the Cosmos Shares on issue at the date of this Bidder’s Statement is approximately 478,270,000 Wize Shares (excluding rounding adjustments). In addition, if the Offer is consummated, Wize will be required to issue at the Closing Date, (i) 25 million PIPE Shares under the PIPE Agreements and (ii) warrants, exercisable to approximately 8.7 million Wize Shares, to HCW. In this respect, see sections 9.3(d) and 13.3(c).

The calculations in this section on the maximum consideration to be paid by Wize assume that, as advised by Cosmos, (i) there are 7,539,275 Cosmos Shares on issue at the date of this Bidder’s Statement, and (ii) there are 283,863 Cosmos Options, of which 261,005 Cosmos Options are expected to be exercised into 287,105 Cosmos Shares prior to completion of the Offer (assuming Wize receives acceptances of at least 80% of the Cosmos Shares under the Offer).

Wize – Bidder’s Statement | page 28

5.	information on COSMOS

5.1	Important information

The following information concerning Cosmos has been prepared by Wize using information provided by Cosmos, which has not been independently verified by Wize. Accordingly, Wize does not, subject to the Corporations Act, make any representation or warranty, express or implied, as to the accuracy or completeness of this information.

The information on Cosmos in this Bidder’s Statement should not be considered comprehensive.

The Corporations Act requires the Cosmos Directors to provide a Target’s Statement to Cosmos Shareholders in response to this Bidder’s Statement, setting out certain material information concerning Cosmos and Cosmos’ position with respect to the Offer.

5.2	Overview of Cosmos

Cosmos is an Australian unlisted public company which was incorporated on 26 September 2019. It operates from its headquarters in Sydney.

Cosmos is a ‘Digital Asset Infrastructure’ business, which owns and operates modular data centres (MDCs) currently based in the United States of America and Australia. Cosmos has been focused on developing the technology to enable it to own and operate MDCs that are both air-cooled and liquid immersion cooled.

Cosmos currently owns and operates 5,892 specialised, application-specific computers known as Miners, which produce 351 Petahash of computing power, with 170 Petahash operational. This is predominately directed to and focused on the process known as digital mining, and specifically for Bitcoin.

Complementing the Miners that Cosmos owns and operates, it is actively conducting research and development into a suitable solution for liquid immersion for Miners, field-programmable gate array (FPGA) (which is an electronic device that includes digital logic circuitry you can program to customize its functionality), general-purpose computing on a graphics processing unit (GPU) (which is the use of a GPU together with a central processing unit (CPU) to accelerate computation in applications traditionally handled only by the CPU). Cosmos has its own proprietary tank design which it is currently in the process of commercialising.

In addition, Cosmos’ subsidiary, Cosmos Asset Management Pty Ltd (Cosmos Asset Management) is the investment manager of the Bitcoin Access Wholesale Fund, a wholesale, unregistered managed investment scheme which currently invests in and holds Bitcoin for third party investors.

The Cosmos management team has gained skills and experience in the ownership, mining, management and custody of digital currencies such as Bitcoin.

5.3	Cosmos Debt

Cosmos has no material debt, except in the ordinary course of business.

5.4	Cosmos Directors & Senior Management

Details of the Cosmos Directors and senior management of Cosmos as at the date of this Bidder’s Statement are set out below.

Mr James Manning – Director and CEO

James is the founder and chief executive officer of Cosmos. James is responsible for the overall strategy, operations and management of the Cosmos Group.

James is the Managing Director of Vertua Limited (NSX: VERA), an investment company listed on NSX that manages the Vertua Opportunities Fund, focussed on tourism and related assets.

Wize – Bidder’s Statement | page 29

James’ background in property development and professional services has given him a unique insight into both practical deliverables as well complex regulatory and cross board transactions.

Mr. Manning’s qualifications and memberships include:

●	Master of Business (Finance) from the University of Technology Sydney.

●	Bachelor of Accounting from Australian Catholic University.

●	A Fellow of the Institute of Company Directors (FAICD).

●	Member of Institute of Public Accountants (IPA).

Mr Michael Hughes – Non-Executive Director

Michael has over 30 years’ experience across the finance sector including investment management, investor relations and commercial banking. Between 2014 and 2019 he served as commercial director of SeaLink Travel Group. His previous management positions include Head of the AMP Small Companies Fund and Head of Corporate at Ord Minnett.

Mr Hughes’s qualifications and memberships include:

●	Masters in Applied Finance (Macquarie University).

●	Bachelor of Arts (Sydney University).

●	Chair of Wiseway Group Limited (ASX:WWG).

●	Non-executive director of Shekel Brainweigh (ASX:SBW).

Mr Gregory Martin – Non-Executive Director/Chairman

Greg has 40 years’ experience in the energy, utilities, resources, financial services and infrastructure sectors in Australia, New Zealand and internationally. Greg spent 25 years with the Australian Gas Light Company, (AGL), including 5 years as CEO and Managing Director. After leaving AGL, Greg was appointed CEO of the infrastructure division of Challenger Financial Services Group and, subsequently, CEO and Managing Director of Murchison Metals Limited.

Greg was a member of the COAG Energy Council Energy Appointments Selection Panel and was previously a director of Santos Limited, Coronado Global Resources Inc. and Energy Developments Limited.

Mr Martin’s memberships include:

●	Chair of lluka Resources Limited.

●	Deputy Chair of Western Power.

●	Non-executive Director of Spark Infrastructure Group.

Mr Christos Kyriakides – Secretary and CFO

Christos is the chief financial officer of the Cosmos group of companies. Christos is a qualified Chartered Accountant, with 7 years’ experience in insolvency and restructuring with Ferrier Hodgson through the height of the GFC. Having worked on several high-profile restructuring cases, Christos has engaged in complex change events such as sale of business transactions and business transformations.

Mr Liam Wilson – Chief Operating Officer

Liam oversees the day-to-day operations of Cosmos, both in Australia and the US. Liam works closely with Cosmos’ suppliers and hosting companies in China and the US, with regards to deployment and operational efficiency. Liam is actively involved in the search and composition of new deals for Cosmos. Liam also works across R&D, marketing, sales and accounts.

Wize – Bidder’s Statement | page 30

5.5	Financial profile of Cosmos

The following table presents selected information from Cosmos’ consolidated statements of balance sheets data as of the dates indicated. Cosmos derived this selected data for the year ended December 31, 2019, being the last audited financial statements prior to the date of this Bidder’s Statement, from its audited consolidated financial statements, which have been prepared in accordance with Australian IFRS and audited by PricewaterhouseCoopers (ABN 52 780 433 757).

Consolidated Statement of Financial Position

Period ended 31 December 2019
$AUD

CURRENT ASSETS
Cash and cash equivalents	826,831
Trade receivables	-
Other receivables	1,718,511
Intangible assets held at fair value	6,050
Total Current Assets	2,551,392

NON-CURRENT ASSETS
Property, plant and equipment	8,714,601
Other receivables - Non current	1,252,662
Intangible	6,600
Total Non-Current Assets	9,973,863

TOTAL ASSETS	12,525,255

CURRENT LIABILITIES
Trade and other payables	1,570,702
Borrowings	350,136
Total Current Liabilities	1,920,838

TOTAL LIABILITIES	1,920,838

NET ASSETS	10,604,417

EQUITY
Contributed equity	12,775,628
Reserves	(67,979)
Accumulated Losses	(2,103,232)

TOTAL EQUITY	10,604,417

The following table presents selected information from Cosmos’ consolidated statements of profit and loss data as of the dates indicated. Cosmos derived this selected data for the year ended December 31, 2019, being the last audited financial statements prior to the date of this Bidder’s Statement, from its audited consolidated financial statements, which have been prepared in accordance with Australian IFRS and audited by Pricewaterhouse Coopers (ABN 52 780 433 757).

Wize – Bidder’s Statement | page 31

Consolidated Statement of Profit or Loss

Period ended 31 December 2019
$AUD

Revenue from operations	745,904

Cost of Revenue
Power costs	387,822
Brokerage fees	1,917
Depreciation	1,018,163
Total cost of revenue	1,407,902

Gross Profit/(Loss)	(661,998)

Other Income	75,722

Expenses
Administration Expenses	232,087
Advertising and Marketing	46,642
Salary & Wages	69,626
Insurance	14,867
Professional and consultancy fees	579,409
Research and Development	258,290
Total Expenses	1,200,921

Profit/(Loss) before tax	(1,787,197)
Income tax benefit/(expense)	(2,540)
Profit/ (Loss) after income tax for the period	(1,789,737)

Other comprehensive income for the period
Items that may be reclassified to profit or loss
Exchange differences on translation of operations	(313,495)
Other comprehensive income for the period, net of tax	(313,495)

Total comprehensive loss for the period	(2,103,232)

Important note on sources of information

Wize has relied on the information in financial reports issued by Cosmos to prepare the financial information for Cosmos contained in this Bidder’s Statement. Financial information relating to Cosmos has been sourced from Cosmos.

Wize does not, except as required by law, make any representation or warranty, express or implied, as to the accuracy or completeness of this information.

5.6	Further information

Further information about Cosmos can be found on Cosmos’s website: www.cosmoscapital.io

Wize – Bidder’s Statement | page 32

6.	information ON COSMOS SECURITIES

6.1	Important information

The following information concerning Cosmos securities has been prepared by Wize using information provided by Cosmos, which has not been independently verified by Wize. Accordingly, Wize does not, subject to the Corporations Act, make any representation or warranty, express or implied, as to the accuracy or completeness of this information.

The information on Cosmos securities in this Bidder’s Statement should not be considered comprehensive.

The Corporations Act requires the Cosmos Directors to provide a Target’s Statement to Cosmos Shareholders in response to this Bidder’s Statement, setting out certain material information concerning Cosmos, its securities and Cosmos’ position with respect to the Offer.

6.2	Capital structure of Cosmos

As at the date of this Bidder’s Statement, the total number of securities on issue in each class in Cosmos is as follows:

Class	Number
Cosmos Shares	7,539,275
Unquoted options (Cosmos Options)	283,863

6.3	Cosmos Options

The table below provides key details of Cosmos Options on issue as at the date of the Bidder’s Statement:

Expiry Date	Exercise Price		Number
31 December 2024	AUD$	3.88	261,005
The earlier of the date that Mr Greg Martin ceases to be a director of Cosmos or 1 July 2023	AUD$	8.75	22,858

6.4	Offer extends to new Cosmos Shares

The Offer extends to Cosmos Shares that are issued or otherwise come into existence during the period from the Record Date to the end of the Offer Period due to the conversion of, or exercise of rights attached to, other securities convertible into Cosmos Shares (including Cosmos Options) that are on issue at the Record Date.

6.5	Holders of 5% or more of Cosmos Shares

As at the date of this Bidder’s Statement, the shareholders that hold more than 5% of the total aggregate of Cosmos Shares are:

Shareholder	Number of Cosmos Shares	Voting power
Inbocalupo Pty Ltd	800,000	10.61%
Manning Capital Holdings Pty Ltd	785,000	10.41%
Defender Equities Pty Ltd	615,000	8.16%

Wize – Bidder’s Statement | page 33

6.6	Details of relevant interests in Cosmos securities

At the date of this Bidder’s Statement, Wize has no relevant interests in Cosmos Shares or other securities, other than by virtue of the Bid Implementation Agreement (see section 13.1).

6.7	Details of voting power in Cosmos securities

As at the date of this Bidder’s Statement, Wize has no voting power in Cosmos.

Wize reserves the right to purchase Cosmos Shares outside the Offer at any time during the Offer Period, subject to the Corporations Act.

6.8	Details of Wize Directors’ relevant interests in Cosmos securities

At the date of this Bidder’s Statement, the Directors of Wize have no relevant interests in Cosmos Shares.

6.9	Dealings in Cosmos securities

Neither Wize nor any of its Associates has provided or agreed to provide consideration for a Cosmos Share under a purchase or an agreement to purchase during the four months before the date of this Bidder’s Statement or in the period starting on the date of this Bidder’s Statement and ending on the date immediately before the date of the Offer.

6.10	No collateral benefits

Neither Wize nor any of its Associates has during the four months before the date of this Bidder’s Statement or in the period starting on the date of this Bidder’s Statement and ending on the date immediately before the date of the Offer given, offered to give or agreed to give, a benefit to another person which was likely to induce the other person (or an Associate) to accept the Offer or dispose of Cosmos Shares, which benefit was not offered to all Cosmos Shareholders under the Offer.

6.11	Recent history of Cosmos share placements

Cosmos Shares are not quoted on an exchange. However, since its incorporation, Cosmos has undertaken the following share placements. Details of the placements are set out below.

Capital raising round	Amount raised	Price per Cosmos Share	Number of Cosmos Shares issued
June 2019	$4,250,100	$1.00	4,250,100
September 2019	$9,034,859	$3.88	2,328,572
June 2020	$8,405,276	$8.75	960,603
TOTALS	$21,690,235		7,539,275

Wize – Bidder’s Statement | page 34

7.	MERGED GROUP

7.1	Important information

The following information concerning the Merged Group has been prepared by Wize using primarily information provided by Cosmos. In particular, since, upon consummation of the Offer, Cosmos shareholders are expected to hold the vast majority of Wize Shares, designees of Cosmos are expected to constitute a majority of the members of the Wize Board of Directors, and the senior management of Wize is expected to be comprised of the current management of Cosmos, information regarding the operations and plans of the Merged Company following the Closing Date are mostly reliant on the information provided by Cosmos. Accordingly, Wize does not, subject to the Corporations Act, make any representation or warranty, express or implied, as to the accuracy or completeness of this information.

7.2	Introduction

The profile of the Merged Group will vary depending on the outcome of the Offer. Unless otherwise indicated, the description of the Merged Group in this section 7 assumes that Cosmos will become a wholly-owned subsidiary of Wize. If Wize is not entitled to compulsorily acquire Cosmos Shares during the Offer Period, some of the benefits that would otherwise accrue to Wize (and the Merged Company) if Cosmos were to become a wholly-owned subsidiary of Wize may not be fully realised.

7.3	Overview of the Merged Group – Board & Senior Management

Wize, being the holding company of the Merged Group, would be publicly listed on the OTC.

Assuming the acquisition of all of Cosmos Shares, it is expected that (i) the day-to-day management of the Merged Group will remain with the existing Cosmos management team, with Cosmos CEO, James Manning, to become the Merged Group’s CEO, and Liam Wilson to become the Merged Group’s COO and (ii) the current CEO of Wize, Noam Danenberg, and the current CFO of Wize, Or Eisenberg, will continue as part time consultants to the Merged Group (in this respect, see also section 13.1 below).

The management of Merged Group will report to the new Wize board, which is expected to consist of:

1)	Greg Martin (Non-Executive Director and Chairman);

2)	Michael Hughes (Independent, Non-Executive Director);

3)	James Manning (Chief Executive Officer, Director); and

4)	One other person to be designated by Wize prior to Closing Date, who is expected to serve as an Independent, Non-Executive Director.

7.4	Overview of the Merged Group – Business

Assuming the acquisition of all of Cosmos Shares, it is expected that the current business of Cosmos will continue to focus on its digital infrastructure business.

In addition, to a limited extent, and subject to the requirements and limitations in the CVR Agreement, it is expected that certain of Wize’s subsidiaries will operate, with the guidance of the Holders’ Representative, the LO2A business with a view to strike an LO2A Transaction as soon as possible following the Closing Date.

7.5	Pro forma financial information

Summary of information

The information included in this section 7.5 is unaudited pro forma financial information for the Merged Group comprising Wize and Cosmos as at 31 December 2020 and assuming that at the end of the Offer Period, Wize has a relevant interest in 100% (by number) of Cosmos Shares on issue.

Wize – Bidder’s Statement | page 35

The unaudited pro forma combined statement of financial position of the Merged Group presented below have been produced as at 31 December 2020, adjusted to account for significant subsequent events deemed material to the Merged Group.

Pro forma financial information relating to Cosmos has been based on the expected cost of acquisition for Wize for its total investment in shares in Cosmos under the scenario detailed above.

The pro forma financial information does not represent what the Merged Group would look like on a consolidated basis, since it is not possible to produce this information from publicly available information and due to the misalignment of the accounting policies of Wize. No adjustments for potential synergy benefits have been included as the exact timing and amount of those benefits cannot be reliably estimated. However, this pro forma financial information does reflect the issue of new Wize Shares to Cosmos Shareholders under the scenario detailed above and other events subsequent to December 31, 2020, including the issuance of Wize Shares under the PIPE Agreements.

The pro forma financial information is for illustrative purposes only and is based on numerous assumptions that may or may not reflect the actual financial position and performance of the Merged Group after completion of the Offer. In addition, the pro forma financial information is presented in a summary format and does not contain all the disclosures required under the Corporations Act or US GAAP.

Wize does not, except as required by law, make any representation or warranty, express or implied, as to the accuracy or completeness of this information.

Wize has had only limited access to the independent directors and executive team of Cosmos and to any working papers, accounting records or other documents for the purposes of preparing this financial information. Therefore, it has not been possible to independently verify any of the financial information relating to Cosmos used in this document, for providing pro forma financial information.

The pro forma financial information presented in this section should also be read in conjunction with the risks set out in section 9, other information contained in this Bidder’s Statement and the accounting policies of Wize and Cosmos as disclosed in their most recent financial reports.

No forward-looking financial statements

This document does not provide revenue or profit projections for the Merged Group. Wize does not believe that it has reasonable grounds to include revenue or profit forecasts in this Bidder’s Statement. Wize believes that the inclusion of revenue or profit forecasts would be unduly speculative and potentially misleading for Cosmos Shareholders.

Pro Forma Financial Information

Set out on the following pages is the pro-forma statement of financial position of the Merged Group. Wize wishes to make the following disclosure on the assumptions made with the pro forma financial information presented below:

1.	The pro forma information is based on observed data in the market and assumes that Wize would ultimately own 100% of Cosmos Shares (in number) following the transaction;

2.	The figures are based on the Wize assets and the latest available unaudited management accounts for Cosmos as at 31 December 2020;

3.	The pro forma financial information is unaudited; and

4.	See the additional assumptions and adjustments set forth in section 7.6 below.

Wize – Bidder’s Statement | page 36

Pro Forma statement of Financial Position of the Merged Group

(AUD$ in thousands)

Wize – Bidder’s Statement | page 37

7.6	Pro forma adjustments and transaction assumptions

The following key assumptions have been made in producing the aforesaid pro forma financial information:

General

The historical financial information in respect of Wize has been prepared in accordance with U.S. GAAP, and in accordance with its accounting policies, as set out in the 2019 Annual Report.

The pro forma information for the Merged Group has been prepared using (i) the balance sheet of Wize as at 31 December 2020 and including the expected cost of acquisition for Wize for its total investment in shares in Cosmos and (ii) the operating results of Wize as at 31 December 2020 and including the expected cost of acquisition for Wize for its total investment in shares in Cosmos. The pro forma information is based on observed data in the market and assumes that Wize would ultimately own 100% of Cosmos Shares (in number) following the transaction. The pro forma information excludes the impact of general trading and other non-recurring transactions which have occurred since 31 December 2020 but are not considered to materially impact the financial position presented.

7.7	Prospective financial information of the Merged Group

The pro forma financial information does not represent what the Merged Group would look like on a consolidated basis, since it is not possible to produce this information from publicly available information and due to the misalignment of the accounting policies of Wize. No adjustments for potential synergy benefits have been included as the exact timing and amount of those benefits cannot be readily estimated. However, the information does reflect the issue of new Wize Shares to Cosmos shareholders, and other significant adjustments required as a result of the Offer.

Wize has given careful consideration as to whether a reasonable basis exists to produce reliable and meaningful forecast financial information on the Merged Group and has concluded that providing forecast financial information would be misleading. A reasonable basis does not exist for producing forecasts that would be sufficiently meaningful and reliable, particularly considering the effect that variations in key inputs may have on future earnings performance.

7.8	Post-acquisition capital structure

Assuming 100% acceptance of the Offer, and full subscription for Wize Shares under the PIPE Agreements, the common stock capital structure of Wize following successful completion of the Takeover Bid, on an undiluted basis, will be as follows:

	Number of Wize Shares	% of total
Existing Wize Shares on issue	33,052,951	6.06%
Number of new Wize Shares to be issued under PIPE Agreements	25,000,000	4.58%
Number of new Wize Shares to be issued pursuant to the Takeover Bid[1]	478,270,082	87.68%
Other issues of Wize Shares prior to or at Closing[2]	9,120,981	1.67%
Total Wize Shares on issue	545,444,014	100%

Notes

1.	Based on a total of 7,826,380 Cosmos Shares, being 7,539,275 Cosmos Shares on issue as at the date of this Bidder’s Statement plus 287,105 Cosmos Shares issued on exercise of Cosmos Options. Does not take into account the 40,000,000 Wize Shares issuable pursuant to the Post-Closing Incentive Plan, described in section 13.1 below.

2.	Includes 8,710,982 shares underlying warrants to be issued to HCW on or about the Closing Date.

Wize – Bidder’s Statement | page 38

8.	intentions of WIZE in relation to COSMOS

8.1	Overview

This section 8 outlines the intentions of Wize in relation to:

(a)	the continuation of the business of Cosmos;

(b)	any major changes to the business of Cosmos, including any redeployment of the fixed assets of Cosmos; and

(c)	the future employment of the present employees of Cosmos.

These intentions are based on the information concerning Cosmos, its business and the general business environment which is known to Wize at the time of preparation of this Bidder’s Statement, which is limited to those documents and information disclosed to Wize by Cosmos. In particular, since, upon consummation of the Offer, Cosmos shareholders are expected to hold the vast majority of Wize Shares, designees of Cosmos are expected to constitute a majority of the members of the Wize Board of Directors, and the senior management of Wize is expected to be comprised of the current management of Cosmos, information regarding the the future pf Cosmos (and, in a sense, of the Merged Company) following the Closing Date are mostly reliant on the information provided by Cosmos. Accordingly, Wize does not, subject to the Corporations Act, make any representation or warranty, express or implied, as to the accuracy or completeness of this information

Following the close of the Offer, it is Wize’s intention to:

●	Acquire additional Miners focused on Bitcoin mining; and

●	Acquire additional MDC’s to expand Cosmos’s ability to deploy both Miners on its own account as well as to enable hosting of third party Miners.

In addition, see section 13.1 for other post-Closing actions that are contemplated by the Bid Implementation Agreement.

8.2	Intentions upon acquisition of 90% or more of Cosmos Shares

(a)	Overview

This section 8.2 sets out the current intentions of Wize if it acquires 90% or more of the Cosmos Shares and is entitled to exercise its rights under Division 1 of Part 6A.1 of the Corporations Act to compulsorily acquire all the Cosmos Shares that it does not own at that time.

(b)	Post–bid compulsory acquisition

Wize may compulsorily acquire all remaining Cosmos Shares under Division 1 of Part 6A.1 of the Corporations Act if, at any time during or at the end of the Offer Period, Wize and its Associates:

(i)	have a relevant interest in at least 90% (by number) of the Cosmos Shares; and

(ii)	have acquired at least 75% of the Cosmos Shares that Wize offered to acquire under the Offer (whether the acquisitions happened under the Offer or otherwise).

If these thresholds are met, Wize would have up to one month after the end of the Offer Period within which to lodge a compulsory acquisition notice with ASIC and to Cosmos Shareholders who have not accepted the Offer.

Wize – Bidder’s Statement | page 39

(c)	Intentions of Wize in relation to compulsory acquisition

If Wize becomes entitled to undertake a compulsory acquisition, Wize currently intends, in accordance with the provisions of Part 6A.1 of the Corporations Act, to proceed with the compulsory acquisition of the outstanding Cosmos Shares.

The following parts of this section 8.2 set out the further intentions of Wize if it acquires 90% or more of Cosmos Shares.

(d)	Directors

Subject to the Corporations Act and Cosmos’s constitution, Wize intends to leave Cosmos’s directors in place, and will requisition a general meeting of Cosmos for that purpose if necessary.

(e)	Operations and assets

Based on information available to Wize, Cosmos will continue to operate in substantially the same manner following the Closing Date.

(f)	LO2A Business

Existing holders of Wize Shares as of the date of the closing of the offer will receive CVRs, which will entitle them to certain compensation based on the future monetization of the continued development of the LO2A business. In this respect, see also sections 3.1 and 13.1(d) of this Bidder’s Statement.

(g)	Employees

Based on information available to Wize, Cosmos has several employees, based in both the USA and Australia. It is Wize’s intention not to make changes to the management and employment of the Cosmos team for at least 180 days post achieving 90 percent control and subject to the operational review.

(h)	Directors

Subject to the Corporations Act and Cosmos’s constitution, it is expected that the Board of Directors of Cosmos will consist of the same personnel, which means:

1)	Greg Martin (Non-Executive Director and Chairman);

2)	Michael Hughes (Independent, Non-Executive Director); and

3)	James Manning (Chief Executive Officer, Director).

8.3	Limitations to giving effect to intentions

The capacity of Wize to effect the intentions set out in this section 8 may be affected by:

(a)	the legal obligations of Cosmos’ directors to act in good faith and to act in the best interests of Cosmos and all Cosmos Shareholders and for proper purposes; and

(b)	the requirements of the Corporations Act, particularly the requirements related to conflicts of interest and related party transactions if Wize is unsuccessful in acquiring all the Cosmos Shares.

8.4	Intentions generally

Except for the changes and intentions set out in this section 8, Wize intends, based on the information presently known to it:

(a)	to continue the business of Cosmos; and

(b)	not to make any major changes to the business of Cosmos.

Wize – Bidder’s Statement | page 40

9.	RISKS

9.1	General

Before deciding whether to accept the Offer, you should read this entire Bidder’s Statement carefully.

Cosmos Shareholders will receive Wize Shares as consideration under the Offer. The value of Wize Shares will depend, among other things, on the future performance of Wize and the market price of Wize Shares from time to time. The future performance of Wize (and the Merged Company) would, following the Closing Date, also be substantially influenced by factors associated with the business and financial performance of Cosmos. As such, Cosmos Shareholders should be aware of the following key risks that may affect the performance of the Merged Group and the value of Wize Shares issued as the Offer Consideration.

You should read and consider the risks listed below because these risk factors will affect the operations of Wize following the Closing Date because the business of Wize post-closing will be mostly related to Cosmos’ current business. In addition to the risks set forth below, new risks may emerge from time to time and it is not possible to predict all risk factors, nor can Wize assess the impact of all factors on the Offer and the Merged Group following the consummation of the Offer or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in or implied by any forward-looking statements. Where this Bidder’s Statement uses the words describing either Wize or Cosmos, as the case may be, it is referring to such entity as a standalone company or to their respective lines of business and industry as they relate to the Merged Group.

The information in sections 9.3 and 9.4 concerning the risks related to Cosmos, the Merged Group or the Offer has been prepared by Wize using, among others, information provided by Cosmos. Accordingly, Wize does not, subject to the Corporations Act, make any representation or warranty, express or implied, as to the accuracy or completeness of the information in sections 9.3 and 9.4.

9.2	Specific business risks associated with Wize

(a)	Funding risk

Wize may need additional funding to undertake its own business and growth plans related to LO2A and there can be no guarantee that Wize will be able to source funding on commercially acceptable terms or at all. In particular, the sources of financing at Wize’s disposal are estimated by Wize’s management to be currently insufficient (i) to conduct its ongoing business for the next 12 months, (ii) to conduct any future clinical trials, and (iii) for LO2A’s commercial production and marketing. No certainty exists that Wize will be able to secure the additional sources of finance it needs to perform the advanced and necessary stages of receiving regulatory approvals for marketing and distributing its LO2A products, including the costs derived from performing clinical trials and the requirements of the regulatory authorities. As of December 31, 2020, Wize had cash and cash equivalents of approximately US$2.2 million (including approximately US$1.97 million of marketable securities), excluding US$3.0 million that will be financed through the PIPE Agreements upon the Closing Date. As a result of these and other factors currently unknown to Wize, it may require additional funds, through public or private equity or debt financings or other sources, such as strategic partnerships and alliances and licensing arrangements. In addition, Wize may seek additional capital due to favorable market conditions or strategic considerations even if it believes it has sufficient funds for its current or future operating plans.

Wize’s future capital requirements will depend on many factors. Because of the numerous risks and uncertainties associated with the development and commercialization of LO2A, Wize is unable to estimate the amounts of increased capital outlays and operating expenditures associated therewith.

Additional funds may not be available when Wize needs them, on terms that are acceptable to Wize, or at all. If adequate funds are not available to Wize on a timely basis, Wize may be required to delay, limit, reduce or terminate preclinical studies, clinical trials or other research and development activities for LO2A or delay, limit, reduce or terminate its establishment of sales and marketing capabilities or other activities that may be necessary to commercialize LO2A. Wize may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. Wize may also be required to recognize non-cash expenses in connection with certain securities it issues, such as convertible notes and warrants, which may adversely impact its financial condition.

Wize – Bidder’s Statement | page 41

Notwithstanding the foregoing, Wize expects that, following the Closing Date, (i) the Merged Company will have approximately US$5 million in cash and cash equivalents, and (ii) the larger Merged Company will be in a better financial position than the current financial position of Wize.

(b)	Market liquidity risk

The level of liquidity on the OTC Market has the potential to be lower than on larger, established markets such as the NASDAQ, NYSE or the ASX. As a result, the number of investors willing to buy and sell securities at any particular time is potentially less.

In particular, the Wize Shares trade in the over-the-counter market and is quoted on the OTCQB. The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations may adversely affect the market price of Wize Shares and result in substantial losses to its investors. In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on stock exchanges, which mean that the difference between the price at which shares could be purchased by investors in the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges. Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers. Historically, Wize’s trading volume has been insufficient to significantly reduce this spread and has had a limited number of market makers sufficient to affect this spread. These higher spreads could adversely affect investors who purchase the shares at the higher price at which the shares are sold, but subsequently sell the shares at the lower bid prices quoted by the brokers. Unless the bid price for the stock exceeds the price paid for the shares by the investor, plus brokerage commissions or charges, the investor could lose money on the sale. For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks, such as stocks traded on the NASDAQ, NYSE or the ASX. There is no assurance that at the time an investor in Wize Shares wishes to sell the shares, the bid price will have sufficiently increased to create a profit on the sale.

Notwithstanding the foregoing, Wize expects that the larger combined shareholder base of Wize following the Closing Date, that will include former Cosmos Shareholders, in addition to the larger market capitalisation of Wize following the successful completion of the Offer, will provide for increased liquidity in Wize Shares.

(c)	Fluctuations in the market value of investments risk

As ofJanuary 28, 2021, Wize owned 2,845,541 ordinary shares of BBG. As of December 31, 2020 and as of January 28, 2021, the closing sale price of one BBG share was NIS 0.484 (equivalent to US$0.15) and NIS 1.139 (equivalent to US$0.345), respectively. Market value of this investment can be negatively affected by various factors, including business and financial results, of BBG. Wize adjusts its marketable securities according to fair value based on BBG shares’ market price. All gains and losses on marketable securities, realized and unrealized, are recognized as financial income (expense), which increases the volatility of Wize’s financial income (expense). As a result of these factors, the value or liquidity of Wize’s cash equivalents, as well as its marketable securities could decline and result in a material impairment, which could materially adversely affect Wize’s financial condition and operating results.

Wize – Bidder’s Statement | page 42

(d)	Other general risks specific to Wize

Wize is exposed to other risks, mainly related to its LO2A business and industry, as summarized below. However, Wize believes that, if the Offer is successful and Wize distributes the CVRs as contemplated by the Bid Implementation Agreement, Wize (and the Merged Group) will not benefit from, or be liable in connection with, the LO2A business, other than its or its subsidiaries’ obligations under the CVR Agreement. Consequently, many of these risks will not be relevant, or at the very least, less material following the Closing Date. These risks include the following:

Risks Related to Wize’s Business and Regulatory Matters

●	Wize has incurred operating losses since its inception and anticipate that it will continue to incur substantial operating losses for the foreseeable future.

●	According to Wize’s management estimates, liquidity resources as of December 31, 2019 will not be sufficient to maintain its operations for the next twelve months which raises substantial doubt regarding its ability to continue as a going concern. If Wize does not continue as a going concern, investors could lose their entire investment.

●	If Wize fails to obtain necessary funds for its operations, Wize will be unable to maintain and improve its licensed technology, and will be unable to develop and commercialize LO2A.

●	Wize has not yet commercialized LO2A, and may never become profitable.

●	Wize’s current pipeline is based on a single compound, LO2A. Failure to develop LO2A will have a material adverse effect on Wize.

●	Results of earlier clinical trials of LO2A may not be predictive of the results of later-stage clinical trials.

●	Wize might be unable to develop LO2A that will achieve commercial success in a timely and cost-effective manner, or ever.

●	Clinical trials are very expensive, time-consuming and difficult to design and implement, and, as a result, Wize may suffer delays or suspensions in future trials which would have a material adverse effect on its ability to generate revenues from LO2A.

●	If Wize acquires or licenses additional technology or product candidates, it may incur a number of costs, may have integration difficulties and may experience other risks that could harm its business and results of operations.

●	If any third party upon whom Wize relies to manufacture LO2A is unable to timely manufacture LO2A in compliance with cGMP and other regulations, Wize’s LO2A business will be harmed.

●	The manufacture of LO2A is a chemical synthesis process and if Wize’s manufacturer encounters problems manufacturing LO2A, Wize’s business could suffer.

●	Wize does not currently have sales, marketing or distribution capabilities or experience, and is unable to effectively sell, market or distribute LO2A now and does not expect to be able to do so in the future. The failure to enter into agreements with third parties that are capable of performing these functions would have a material adverse effect on Wize’s business and results of operations.

●	Wize faces significant competition and continuous technological change, and developments by competitors to the LO2A business may render Wize’s products or technologies obsolete or non-competitive. If Wize cannot successfully compete with new or existing products, its marketing and sales plans will suffer and may not ever be profitable.

●	Wize may suffer losses from product liability claims if LO2A causes harm to patients.

●	LO2A will remain subject to ongoing regulatory requirements even if it receives marketing approval, and if Wize fails to comply with these requirements, it could lose these approvals, and the sales of any approved commercial LO2A products could be suspended.

Wize – Bidder’s Statement | page 43

●	Wize’s business, financial condition and results of operations and the market price of the Wize Shares may be adversely affected by the COVID-19 pandemic.

●	Wize relies on information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cybersecurity incidents, could harm its ability to operate its business effectively.

●	Wize may encounter difficulties in managing its LO2A business growth. Failure to manage Wize’s growth effectively will have a material adverse effect on its business, results of operations and financial condition.

●	If Wize is unable to obtain adequate insurance for its LO2A business, its financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Wize ability to effectively recruit and retain qualified officers and directors could also be adversely affected if Wize experiences difficulty in obtaining adequate directors’ and officers’ liability insurance.

Risks Related to Wize’s Intellectual Property

●	Wize’s ability to pursue the purchase, marketing, sale and distribution of LO2A depends upon the continuation of the LO2A License Agreement that Wize entered into with Resdevco Ltd., the owner of the LO2A technology and patents.

●	Wize’s inability to expand its rights under the LO2A License Agreement may have a detrimental effect on its LO2A business.

●	The failure to obtain or maintain patents and other intellectual property related to LO2A could impact Wize’s ability to compete effectively.

●	Costly litigation may be necessary to protect Wize’s or Resdevco’s intellectual property rights underlying LO2A and Wize or Resdevco may be subject to claims alleging the violation of the intellectual property rights of others.

●	Wize relies on its and Resdevco’s confidentiality agreements that could be breached and may be difficult to enforce, which could result in third parties using Wize’s intellectual property underlying LO2A to compete against Wize.

●	Patent protection outside the United States is particularly uncertain, and if Wize is involved in opposition proceedings outside the United States, it may have to expend substantial sums and management resources.

●	Wize may not be able to enforce employees’ and consultants covenants not to compete and therefore may be unable to prevent its competitors from benefiting from the expertise of some of its former employees or consultants.

●	Intellectual property rights do not necessarily address all potential threats to Wize’s competitive advantage for its LO2A business.

●	Wize may be subject to claims challenging the inventorship of its licensed patents and other intellectual property underlying LO2A.

Risks Related to the Pharma Industry

●	Wize is subject to government regulations and may experience delays in obtaining required regulatory approvals to market LO2A.

●	Wize expects the healthcare industry to face increased limitations on reimbursement as a result of healthcare reform, which could adversely affect third-party coverage of its LO2A products and how much or under what circumstances healthcare providers will prescribe or administer its products.

Wize – Bidder’s Statement | page 44

●	Wize may be subject to U.S. and foreign anti-kickback laws and regulations in connection with its LO2A business. Wize’s failure to comply with these laws and regulations could have adverse consequences.

Risks Related to Wize’s Operations in Israel

●	Potential political, economic and military instability in the State of Israel, where Wize’s senior management and head executive office facilities are currently located, may adversely affect Wize’s results of operations.

●	Wize’s current operations may be disrupted as a result of the obligation of Israeli citizens to perform military service.

●	Because a certain portion of Wize’s expenses is incurred in currencies other than the U.S. dollar, results of operations may be harmed by currency fluctuations and inflation.

●	Investors may have difficulties enforcing a U.S. judgment, including judgments based upon the civil liability provisions of the U.S. federal securities laws against Wize’s Israeli officers and directors or asserting U.S. securities laws claims in Israel.

9.3	Specific risks associated with the Offer and the Wize Shares

(a)	Conditions to the Offer and uncertainty of completion the Offer

The Offer is subject to the satisfaction or waiver of a number of Conditions as set forth in section 12 below, including Conditions that are related to the operations and conduct of Cosmos. There can be no assurance that the Conditions will be satisfied or waived. In addition, the Bid Implementation Agreement may be terminated in certain events, even if Cosmos shareholders have already accepted the Offer.

If the Offer is not completed within the expected timeframe, such delay could result in additional transaction costs or other effects associated with uncertainty about the Offer. Furthermore, if the Offer is not completed, the ongoing business of Wize and Cosmos could be adversely affected and each of Wize and Cosmos will be subject to a variety of risks associated with the failure to complete the Offer, including certain costs related to the Offer, such as legal and accounting fees, must be paid even if the Offer is not completed; the attention of management of Cosmos and Wize may have been diverted to the Offer rather than to each company’s own operations and the pursuit of other opportunities that could have been beneficial to each company; Cosmos and Wize will have been subject to certain restrictions on the conduct of their businesses which may have prevented them from making certain acquisitions or dispositions or pursuing certain business opportunities while the Offer was pending; and the price of Wize stock may decline and remain volatile.

Subject to any statutory rights of withdrawal, Cosmos Shareholders who accept the Offer while it still remains conditional will not be able to sell their Cosmos Shares or withdraw their acceptance of the Offer. If the Conditions remain unsatisfied at the end of the Offer Period and are not waived by Wize, there is no obligation on Wize to issue the Offer Consideration to those Cosmos Shareholders who have already accepted the Offer.

(b)	Value of Offer Consideration

The Offer comprises a specified number of Wize Shares in consideration for each Cosmos Share, rather than a specified value of Wize Shares. Accordingly, the value of the consideration may fluctuate depending on the market price (and implied value) of the Wize Shares on the OTC Markets from time to time.

Further, if current Wize Shareholders or current Cosmos Shareholders who accept the Offer seek to sell Wize Shares on market, there may be an adverse impact on the market price of Wize Shares depending on the price at which those Wize Shares are sold. The trading price of Wize Shares could also be adversely affected as a result of the sale or issue of substantial numbers of the Wize Shares, or by the perception that this could occur, impacting Wize’s ability to further access public or private markets for fundraising purposes.

This means that the market value of Wize Shares at the time they are issued to Cosmos Shareholders who accept the Offer may vary significantly from their market value on the date of acceptance of the Offer. This could result in the value of the consideration to Cosmos Shareholders increasing as well as decreasing.

Wize – Bidder’s Statement | page 45

(c)	Restrictions on transfer and trading of the Offer Consideration

As a matter of US securities laws, the Wize Shares are “restricted securities” and cannot be resold by you in the absence of an effective registration statement filed by Wize with the SEC or an applicable exemption from such registration. In general, Rule 144 of the US Securities Act, which we refer to as “Rule 144”, permits the resale of restricted securities without registration under the US Securities Act if certain conditions are met, including that at least 6 months have elapsed since Wize issues such securities to you and, even then, if you are considered an “affiliate” of Wize, you may be subject to additional volume limitations and, given Wize is a former “shell company”, certain additional limitations may apply. In this respect, it should be noted that:

o	In the Bid Implementation Agreement, Wize agreed that it will use reasonably commercial efforts to prepare and file with the SEC a registration statement for the resale of the Wize Shares issued in the Offer within 60 days following the Closing Date. However, there is no assurance that Wize will be able to timely file such registration statements and, even if it does, when such registration statement shall be declared effective by the SEC;

o	Of the 61.11 Wize Shares that are issued to an Accepting Shareholder for every 1 Cosmos Share, 22.33 Wize Shares will be “Restricted Stock” and 38.78 Wize Shares will be “Covered Securities”. Please refer to section 4.3(a) of this Bidder’s Statement for further information.

(d)	Authorized share capital and the Wize Share Capital Stockholder Approval

Under the existing Wize COI, Wize is authorized to issue only up to 500 million shares of Common Stock. If the Offer is consummated, the fully diluted share capital of Wize, including the Offer Consideration, the PIPE Shares, the warrants issuable to HCW and other outstanding securities convertible or exercisable into Wize Shares, is expected to be (i) assuming acceptances are received for 100% of the Cosmos Shares and Cosmos Options on issue at the date of this Bidder’s Statement, approximately 545 million shares of Common Stock or (ii) assuming acceptances are received for only 90% of the Cosmos Shares and Cosmos Options on issue at the date of this Bidder’s Statement, approximately 499 million shares of Common Stock.

In light of the foregoing as well as possible future issuances of Wize Shares following the Closing Date (see, for example, section 9.2(a)), Wize intends to seek and obtain the Wize Share Capital Stockholder Approval as soon as practicable following the date of this Bidder’s Statement so as to enable it to issue all the Wize Shares issuable in the Offer and in connection therewith. While Wize believes that it will be able to obtain the support of the requisite majority of its current stockholders for the Wize Share Capital Stockholder Approval, it will be required, under applicable securities laws, to prepare and file with the SEC an information statement or a proxy statement in connection with the Wize Share Capital Stockholder Approval. In general, unless and until such information statement or proxy statement is cleared (or deemed cleared) by the SEC, which could be a time and resource consuming process, the Wize Share Capital Stockholder Approval will not become effective and Wize cannot make any guaranty regarding the timing thereof.

In order to address the possibility that Wize receives acceptances for more than 90% of the Cosmos Shares and Cosmos Options before the Wize Share Capital Stockholder Approval becomes effective, Wize has entered into the Deferred Pre-Bid Acceptance Agreement, which, as more fully described in section 13.1 below, will allow it to consummate the Offer and issue the Offer Consideration (and other securities issuable in connection with the consummation of the Offer) before the Wize Share Capital Stockholder Approval becomes effective. While Wize believes this Deferred Pre-Bid Acceptance Agreement alternative is a viable solution, it cannot provide any assurance that the Deferred Pre-Bid Acceptance Agreement will not be breached or declared unlawful. Moreover, if Wize were to consummate the Offer but acquire less than all of the Cosmos Shares, you should be aware of other risks related to the Offer, such as the one described in section 9.3(e) below.

Wize – Bidder’s Statement | page 46

(e)	Less than 100% ownership and implementation risk

It is possible that Wize may not acquire all of the Cosmos Shares under the Offer if less than 90% of Cosmos Shareholders will accept the Offer. If this occurs, and Wize determines to waive this minimum acceptance condition, Wize will not be able to proceed to compulsory acquisition of 100% of Cosmos and will become a majority owner of Cosmos. The existence of minority shareholders in Cosmos could have an adverse impact on Wize’s future operations, including on its ability to conduct the Cosmos operations in a flexible and cost-effective manner.

(f)	Taxation risks

Wize cannot give advice on the tax consequences of the Offer, which will depend on the specific circumstances of each Cosmos Shareholder. A criterion for the availability of CGT rollover relief is that Wize increases its holding of Cosmos Shares to at least 80% as a result of the Offer. There is a risk that Wize will not receive sufficient acceptances under the Offer to meet this criterion and CGT rollover relief may not be available to Cosmos Shareholders.

(g)	Dilution risks

As the consideration payable for the Offer consists of Wize Shares, the interests of existing Wize Shareholders (which may include Cosmos Shareholders following completion of the Offer) will be significantly diluted.

(h)	Investing in a Foreign Company

Wize is incorporated in Delaware and its shares of common stock are traded on the OTC Markets in the USA. There are risks in investing in a company which is incorporated and its securities listed in an overseas country.  These risks include the difficulty in taking legal action (including enforcing your rights) against a foreign company and the associated costs in doing so.

In addition, you should be aware that (i) the companies and securities laws in the United States (where Wize is incorporated and where Wize Shares are listed for trading) are different than Australian companies and securities laws, and (ii) the rights of Cosmos shareholders who become Wize stockholders will be governed by the Wize COI and the WIze Bylaws, as amended. For example, the Wize COI authorizes the Wize Board of Directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from its common stockholders. Any preferred stock that is issued may rank ahead of Wize’s common stock in terms of dividend rights, liquidation rights and/or voting rights. The terms of such preferred stock may also require Wize to redeem the preferred stock at the option of the holders of the preferred stock or mandatorily at certain times or under certain circumstances. The Wize Board of Directors can, without stockholder approval, also cause preferred stock to be issued on terms that adversely affect common stockholders or which could be used to resist a potential take-over of Wize. If Wize issues additional preferred stock, it may adversely affect the market price of the Wize Shares. In this respect, Wize currently has 178 shares of Series A Preferred Stock outstanding, which are convertible into shares of Common Stock in an amount determined by dividing the stated value of $1,000 by the conversion price of $1.00, such that each share of Series A Preferred Stock is convertible into 1,000 Wize Shares. The Series A Preferred Stock may not be converted into Wize Shares to the extent such conversion would cause the holder to beneficially own more than 4.99% (or 9.99%, at the election of the investor) of the outstanding Wize Shares. The Series A Preferred Stock is entitled to dividends on an as-converted basis with the Wize Shares. The Series A Preferred Stock votes with the Wize Shares on an as-converted basis, subject to the beneficial ownership limitation.

(i)	Limited withdrawal rights

Cosmos Shareholders who accept the Offer are able to withdraw those acceptances in limited circumstances only.

Wize – Bidder’s Statement | page 47

(j)	Assumed information for Cosmos

There is a risk that the publicly available financial information utilised by Wize in formulating the Offer and preparing this Bidder’s Statement, or information provided by Cosmos for inclusion in this Bidder’s Statement, is not materially correct.

(k)	Directors and officers of Cosmos may have interests in the Offer that are different from, or in addition to, those of Cosmos shareholders

The officers and directors of Cosmos may have interests in the Offer that are different from, or are in addition to, those of Cosmos shareholders generally. As contemplated by the Bid Implementation Agreement, certain of Cosmos’ directors and officers will (i) serve as directors and/or officers of the Merged Company, and (ii) will be entitled to participate in the Post-Closing Incentive Plan, as described in section 13.1 below. These interests may have influenced the directors and executive officers of Cosmos to support or recommend the Offer.

(l)	The announcement and pendency of the Offer could have an adverse effect on the business, financial condition, results of operations or business prospect of each of Wize and Cosmos.

The announcement and pendency of the Offer could disrupt Wize’s and Cosmos’ business in the following ways, among others: the attention of each company’s officers may be directed towards the completion of the Offer and other transaction-related considerations and may be diverted from the day-to-day business operations, as matters related to the Offer may require commitments of time and resources that could have otherwise been devoted to other opportunities that might have been beneficial to each company; each of the companies has and will continue to incur significant expenses related to the Offer prior to its closing; and each party may be unable to respond effectively to competitive pressures, industry developments and future opportunities. Should they occur, any of these matters could adversely affect the business of, or harm the financial condition, results of operations or business prospects of each of Wize and Cosmos.

In addition, covenants in the Bid Implementation Agreement place certain restrictions on each of Cosmos’ and Wize’s conduct of business prior to the closing of the Offer, including entering into a business combination with another party.

(m)	Wize Shares may be “penny stock.”

Wize Shares may be a “penny stock” if, among other things, the stock price is below US$5.00 per share, it is not listed on a national securities exchange or it has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get its money back.

If applicable, the penny stock rules may make it difficult for investors to sell the Wize Shares. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of Wize Shares may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, investors may not always be able to resell their shares publicly at times and prices that they feel are appropriate.

(n)	Investment Company Act risks

Wize is not, and does not intend to become, an “investment company” as defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”). Currently, Wize relies on the exclusion from the definition of “investment company” afforded by Rule 3a-2 under the Investment Company Act. In this regard, Wize has undertaken measures, including through the sale of the BBG shares, to ensure that it is compliant with the conditions for relying on this rule, within the time period permitted by Rule 3a-2. If Wize is not able to comply within the time period permitted by Rule 3a-2 and as extended by the staff of the SEC in a few no-action letters, Wize may be required to register as an “investment company” under the Investment Company Act or cease operations. In addition, even if Wize were to successfully comply with the requirements of Rule 3a-2, there is a risk that, following the Closing Date, Wize (as the Merged Company that engages, through Cosmos, in the business of developing blockchain infrastructure, including particularly the hosting and ownership of application-specific integrated circuit (ASIC) hardware, and in activities related to cryptocurrency mining (mainly bitcoin)), may be required to register as an “investment company” if the SEC or a court were to take the position that cryptocurrencies of the types that the Merged Company may hold are “securities,” as defined in the Investment Company Act. Although the SEC and courts are providing increasing guidance on the treatment of cryptocurrencies for purposes of federal securities law, this continues to be an evolving area of law. Therefore, it is possible that the SEC or a court could take a position that may be adverse to the position Wize has taken, or the Merged Group intends to take, on these matters.

Wize – Bidder’s Statement | page 48

If Wize were required to register as an investment company but fails to do so, the consequences may be severe. Among the various remedies it may pursue, the SEC may seek an order of a court to enjoin Wize from continuing to operate as an unregistered investment company. In addition, all contracts that Wize has entered into in the course of its business, including securities that it has offered and sold to investors, will be rendered unenforceable except to the extent of any equitable remedies that might apply. An affected investor in such case may pursue the remedy of rescission.

If Wize were to register as an investment company, it may be forced to significantly change its structure and operations in order to comply with the substantive requirements of the Investment Company Act. In particular, Wize may be forced to change its capital structure in order to satisfy the limits on leverage and classes of securities imposed by the Investment Company Act, modify the composition of its board of directors in order to maintain the required number of independent directors and the requirements of “independence” set forth in rules under the Investment Company Act, restrict transactions that it may engage in with affiliated persons, fair value its assets in the manner required by the Investment Company Act, adopt a code of ethics to comply with restrictions on personal trading by officers and employees of Wize, etc. Compliance with the requirements of the Investment Company Act applicable to registered investment companies may make it difficult for Wize to continue its current operations or, following the Closing Date, its operations as a company that is engaged in the business of developing blockchain infrastructure and in activities related to cryptocurrency mining.

(o)	Other risks associated with the Offer and the Wize Shares

There are other risks associated with the Offer and the Wize Shares. These risks include the following:

●	The Merged Company may not be able to attract the attention of major brokerage firms, which may limit the liquidity of the Common Stock and may make it more difficult for the Merged Company to raise additional capital in the future.

●	Future sales of Wize Shares could reduce the stock price of Wize Shares.

●	The concentration of the capital stock ownership with several key stockholders will likely limit the ability of Wize’s stockholders to influence corporate matters. For more information about Wize’s current and future share ownership, please see section 4 of this Bidder’s Statement.

●	Wize may not be able to timely and effectively implement controls and procedures required by Section 404 of the US Sarbanes-Oxley Act of 2002.

Wize – Bidder’s Statement | page 49

●	Wize has not paid, and does not currently intend to pay, dividends on its Common Stock and therefore, unless the Wize Shares appreciate in value, investors may not benefit from holding the Common Stock.

●	Anti-takeover provisions under Delaware law could make an acquisition of Wize, which may be beneficial to Wize’s stockholders, more difficult and may prevent attempts by the stockholders to replace or remove management.

9.4	Specific business risks associated with Cosmos

The following summary of risks associated with Cosmos have been taken from the Target’s Statement:

(a)	Reliance on key people

The responsibility of the direction and operation of the Cosmos business relies heavily on key people. No assurance is given by Cosmos that there will be no adverse effect on its business if the key people ceases their involvement in the Cosmos business or, in the unfortunate situations one or more of them are seriously injured or dies. If any of these situations were to occur, they would have a significant impact on Cosmos.

(b)	Mining equipment breakdown or failure

It is likely that the Miners and related mining equipment will breakdown and not function at any given time. Any downtime of the Miners and mining equipment will have a direct impact on Cosmos as they would not be performing their role, that is, solving Hashes and receiving a Block Reward. This would therefore affect the revenue of Cosmos.

(c)	Extreme volatility and bubble risk

Most Digital Currencies are subject to extreme price volatility and have shown clear signs of a pricing bubble (being a significant, sustainable rise above the reasonable value of Bitcoin). As Cosmos earns revenue in the form of Block Rewards (in relation to the Bitcoin mining aspect of its busines), its revenue will correspondingly be subject to volatility.

(d)	Cosmos has an evolving business model

As digital assets and blockchain technologies become more widely available, Cosmos expects the services and products associated with them to evolve. Changes to securities laws may impact Cosmos’s evolving business.

This may cause Cosmos to potentially change its future business in order to comply fully with those securities laws. As a result, to stay current with the industry, its business model may need to evolve as well. From time to time, Cosmos may modify aspects of its business model. Cosmos or Wize cannot offer any assurance that these or any other modifications will be successful or will not result in harm to the business.

(e)	COVID-19 impact

The COVID-19 virus has had unpredictable and unprecedented impacts in Australia and around the world. The World Health Organisation has declared the outbreak of COVID-19 as a “pandemic,” or a worldwide spread of a new disease. Many countries around the world have imposed quarantines and restrictions on travel and mass gatherings to slow the spread of the virus.

In Australia, federal, state and local governments have enacted restrictions on travel, gatherings, and workplaces, with exceptions made for essential workers and businesses.

As of the date of this Bidder’s Statement, Cosmos has not been declared an essential business. As a result, it may be required to substantially reduce or cease operations in response to governmental action or decree as a result of COVID-19.

Wize – Bidder’s Statement | page 50

Cosmos is still assessing the effect on its business from COVID-19 and any actions implemented by the federal, state and local governments. Wize understands that Cosmos has implemented safety protocols to protect its staff, but it or Wize cannot offer any assurance that COVID-19 or any other pandemic, epidemic or outbreak of an infectious disease in Australia or elsewhere, will not materially and adversely affect its business.

(f)	Expansion and growth risks

As Cosmos’s operations grow, the administrative demands upon it will grow, and its success will depend upon its ability to meet those demands.

Cosmos is organised as a holding company, with numerous subsidiaries. Both the parent company and each of its subsidiaries require certain financial, managerial and other resources, which could create challenges to its ability to successfully manage its subsidiaries and operations and impact its ability to assure compliance with its policies, practices and procedures. These demands include, but are not limited to, increased executive, accounting, management, legal services, staff support and general office services.

Cosmos may need to hire additional qualified personnel to meet these demands, the cost and quality of which is dependent in part upon market factors outside of its control. Further, Cosmos will need to effectively manage the training and growth of its staff to maintain an efficient and effective workforce, and its failure to do so could adversely affect its business and operating results.

(g)	Electricity costs

Electricity (or “consumption”) costs is a major factor which will determine whether Cosmos’s digital mining activities are profitable and viable. Digital mining consumes a significant amount of electricity.

The financial modelling of Cosmos is based on certain assumptions one of those being that its electricity costs per kilowatt (in the US) remains within a certain price range because its Miners are located in the US.

Electricity prices are subject to change. Certain economic and regulatory changes (in the US) could occur (beyond the control of Cosmos) to drive up the costs of electricity to a point that Cosmos is unwilling to pay or unable to maintain, based on its financial modelling and this would significantly impact the profitability and viability of Cosmos’s business.

(h)	Declining Block Rewards may dis-incentivise miners

If Block Rewards and transaction fees for recording transactions are not sufficiently high to incentivise Miners, Miners may cease expending hashrate to solve Blocks and confirmations of transactions on the Blockchain could be slowed temporarily. In that event, Cosmos may not have an adequate incentive to continue its mining operations, which may adversely impact its financial performance.

In addition, as Block Rewards decline, in order to incentivise Miners to continue to contribute processing power to any digital asset network, such network may either formally or informally transition from a set reward to transaction fees earned upon solving for a Block. This transition could be accomplished either by Miners independently electing to record in the Blocks they solve only those transactions that include payment of a transaction fee or by the digital asset network adopting software upgrades that require the payment of a minimum transaction fee for all transactions. If transaction fees paid for digital asset transactions become too high, the marketplace may be reluctant to accept digital assets as a means of payment and existing users may be motivated to switch from one digital asset to another digital asset or back to Fiat Currency. Decreased use and demand for Bitcoins that we have accumulated may adversely affect their value and may adversely impact the performance of Cosmos.

Wize – Bidder’s Statement | page 51

(i)	Potential acquisitions risks

Cosmos’s future growth may depend in part on its ability to acquire patented technologies or potential target companies that have synergies with the Cosmos business activities.

Such acquisitions are subject to numerous risks, including, but not limited to the following:

●	its inability to enter into a definitive agreement with respect to any potential acquisition, or if it is unable to enter into such agreement, its inability to consummate the potential acquisition;

●	difficulty integrating the operations, technology and personnel of the acquired entity including achieving anticipated synergies;

●	its inability to achieve the anticipated financial and other benefits of the specific acquisition;

●	difficulty in maintaining controls, procedures and policies during the transition and monetisation process;

●	diversion of its management’s attention from other business concerns; and

●	failure of its due diligence process to identify significant issues, including issues with respect to patented technologies and other legal and financial contingencies.

If Cosmos is unable to manage these risks effectively as part of any acquisition, its business could be adversely affected.

(j)	The commercial use case of Bitcoin

Currently, there is relatively small use of Bitcoins and other Digital Currencies in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect your investment in Cosmos.

Digital Currencies are a relatively new concept and asset class, so there is still some degree of uncertainty and pessimism about their use and so whether their popularity will gain further traction is difficult to predict.

If the popularity and use of Digital Currencies diminish and leads to their value decreasing, Cosmos’s existing and potential further interest in Digital Currencies would be detrimentally affected.

(k)	Digital Exchange operational risks

Some Digital Exchanges have experienced severe operational problems, such as trading disruptions. Cosmos’s mining operations involves the heavy reliance on Digital Exchanges. Consumers have suffered losses during these disruptions as it restricted their ability to buy and sell Digital Currencies.

It is possible that a Digital Exchange may become insolvent or it is possible that other clients of a Digital Exchange may cause a default which reduces the financial resources or capacity for the Digital Exchange to perform its obligations owed to Cosmos in relation to (among other things) exchanging its Digital Currencies for Fiat Currencies.

There is also a chance that a Digital Exchange may experience security failures, operational issues, and be the subject of hackers and malware. This risk is mitigated through the use of Wallets to hold the Bitcoin holdings.

Wize – Bidder’s Statement | page 52

(l)	Bitcoin network development risk

The core developers or other programmers could propose amendments to the Bitcoin Network’s protocols and software that, if accepted and authorised by the network community, could adversely affect the financial performance of Cosmos.

(m)	51% attack risk

If a malicious actor or botnet obtains control of more than 50% of the processing power on the Bitcoin Network, such actor or botnet could manipulate the Blockchain which could adversely affect Cosmos’s Bitcoin mining operations.

(n)	Halving events

A Bitcoin halving occurs when Block Rewards, or the number of Bitcoins entering circulation whenever a Block is produced (approximately every 10 minutes), is reduced by half. This means a new Bitcoin will be subsequently issued half as fast as before.

It occurs on a schedule built into Bitcoin’s programming and happens every 210,000 blocks with the purpose being to issue the total supply into the market less frequently over time. This supply effect increases Bitcoin’s scarcity, which has, historically, increased the price.

When Bitcoin first started, 50 Bitcoins were rewarded to Miners per Block produced. The reward was cut down to 25 Bitcoins in the 2012 first halving, then 12.5 Bitcoins in the 2016 second halving. Thus, the last halving event occurred on 11 May 2020 which decreased the Block Reward to 6.25 Bitcoins per Block.

Halving events will continue until the Block Reward reaches zero. The process will end with a predetermined total of 21 million Bitcoins, estimated to be around the year 2140.

Although, at each prior halving event, the short-term subsequent effect on the Bitcoin price has been an increase in price, this may not be the continued trend in the future and may have a reverse effect on the Bitcoin price.

(o)	Increase in transaction fees

If fees increase for recording transactions on the Bitcoin Network, demand for Digital Currencies may reduce and prevent the expansion of the network to retail merchants and commercial businesses, resulting in a reduction in the price of coins that could adversely affect the performance of Cosmos.

(p)	Digital Currency regulatory risks

Currently in Australia, Bitcoin in and of itself is not a financial product nor is Digital Currency regarded as money or currency for the purpose of the Corporations Act. The effect of any future regulatory change on Digital Currency or an entity dealing in or holding Digital Currency is impossible to predict, but such change could be substantial and adverse to the returns sought by Cosmos.

Regulatory changes or actions may alter the nature of an investment or restrict the use of Digital Currencies in a manner that could adversely affect the performance of Cosmos.

While Bitcoin is presently legal in Australia, it may be illegal now, or in the future, to acquire, own, hold, sell or use Bitcoins in one or more countries.

Regulatory changes or interpretations could cause Cosmos (or any of its related entities) to register and comply with new regulations, resulting in potentially extraordinary, recurring or non-recurring expenses to those holding Digital Currencies.

Wize – Bidder’s Statement | page 53

9.5	General risks

(a)	Regulation and publicity

Changes in the regulatory environment, including amendments to the Delaware General Corporation Law, SEC Rules, and their practical application may impact on the business and financial condition of Wize and Cosmos, and the ability of those companies to achieve their objectives. This may also impact on the value of the Offer Consideration.

(b)	Changes in tax and accounting policies

Accounting policies and taxation laws are in a continual state of change and reform which may affect Cosmos, Wize, and their respective shareholders. Changes to these laws may adversely affect the financial performance and/or the returns achieved by shareholders in Wize or Cosmos.

(c)	Economic conditions

There is a risk that returns may be adversely affected by instability in local or global market conditions. These economic conditions, including national and international markets and economic growth, industry change, interest rates, inflation, exchange rates, and changes to government economic policy, may impact the financial position and performance of Wize and Cosmos.

(d)	Environmental

The operations and activities of the Merged Group are subject to the environmental laws and regulations, including those of Australia and the United States of America. The Merged Group intends to conduct its operations in an environmentally responsible manner and in accordance with relevant legislation. However, the Merged Group is unable to predict the effect of future changes to environmental legislation or policy and the cost effect of such changes on its operations and financial position. There can be no assurances that new environmental laws, regulations or stricter enforcement policies, once implemented, will not oblige the Merged Group to incur significant expenses and undertake significant investments which could have a material adverse effect on the Merged Group’s business, financial condition and performance.

(e)	Currency risk

Shareholders who reside outside of Australia should be aware of the impact that fluctuations in exchange rates may have on the value of their investments and returns. The Wize Shares are denominated in US$, and will be quoted and traded in US$ on the OTC Markets. Accordingly, shareholders may be subject to risks arising from adverse movements in the value of their local currency against the US$ which may reduce the value of the Wize Shares, as well as that of any dividends paid.

(f)	Forward looking statements

Certain information contained in this Bidder’s Statement may constitute forward looking information that is subject to risks, uncertainties and various assumptions.

Wize – Bidder’s Statement | page 54

10.	taxation considerations

10.1	Introduction

The following section provides a summary of the general Australian income tax considerations applicable to Cosmos Shareholders who hold their Cosmos Shares on capital account and dispose of their Cosmos Shares in exchange for Wize Shares.

This summary does not constitute taxation advice and should not be relied upon as such. Given the general nature of the summary and the complexity of the Australian taxation laws, it is strongly recommended that each Cosmos Shareholder consult with their own independent taxation adviser regarding the consequences of participating in the Offer in light of current Australian taxation laws and their particular investment circumstances and anticipated future circumstances.

This summary reflects the provisions of the Tax Law and the regulations made under the Tax Law, taking into account ATO rulings and determinations applicable as at the date of this Bidder’s Statement. The summary does not otherwise take into account or anticipate changes in the Tax Law, whether by way of judicial decision or legislative action, nor does it take into account taxation legislation of countries other than Australia. You should be aware that legislation, regulations, rulings, administrative interpretations and judicial decisions are subject to change at any time and, in some circumstances, with retrospective effect.

Cosmos Shareholders who are non-residents of Australia for Australian taxation purposes should obtain specific independent advice as to the taxation consequences of the Offer in their country of residence, as well as in Australia.

The following summary is not exhaustive of all the Australian taxation considerations that could apply to any particular Cosmos Shareholder. In particular, the following summary does not apply to Cosmos Shareholders who:

(a)	hold their Cosmos Shares on revenue account or have made an election under the Tax Law that results in gains and losses being regarded on revenue account;

(b)	acquired their Cosmos Shares under an arrangement which qualifies as an employee share plan for Australian tax purposes;

(c)	are a bank, insurance company, tax exempt organisation or superannuation fund that are subject to special tax rules; or

(d)	are non-resident shareholders that hold their Cosmos Shares as an asset of a permanent establishment in Australia.

10.2	Income tax implications for Australian residents

If the Offer is successfully implemented, Cosmos Shareholders will dispose of their Cosmos Shares to Wize and the disposal will trigger a CGT event (CGT Event) for the Cosmos Shareholders.

The consequences of the disposal are as follows (subject to any CGT ’scrip for scrip’ rollover election described below):

(a)	Calculating your Capital Gain or Loss

Cosmos Shareholders will make a capital gain if the capital proceeds received on the disposal of their Cosmos Shares is greater than the cost base of those shares.

Cosmos Shareholders will make a capital loss if the capital proceeds received on the disposal of their Cosmos Shares is less than the reduced cost base of those shares.

(b)	Capital Proceeds

The ‘capital proceeds’ for the disposal of the Cosmos Shares will consist of the value of the Wize Shares.

Wize – Bidder’s Statement | page 55

(c)	Cost Base

The CGT ‘cost base’ of the Cosmos Shares will generally include the actual (or deemed) cost of acquisition plus certain incidental costs incurred to acquire the Cosmos Shares or that relate to the disposal of the Cosmos Shares.

10.3	Australian residents, CGT ’scrip for scrip’ rollover relief is available and chosen

Cosmos Shareholders who accept the Offer and make a capital gain should be eligible to elect CGT ’scrip for scrip’ rollover relief, provided Wize becomes the owner of 80% of the Cosmos Shares under the Offer. Cosmos Shareholders should note that CGT ’scrip for scrip’ rollover is not available in respect of parcels of shares which result in a capital loss. If a capital loss arises refer to section 10.5(a) below.

If CGT ’scrip for scrip’ rollover is available, Wize and the Cosmos Shareholders will need to jointly choose to apply the rollover. The Cosmos Shareholders also need to inform Wize in writing of the cost base of their Cosmos Shares worked out just before the CGT Event happens for the transfer of the Cosmos Shares in accordance with the Offer.

The consequences of choosing CGT rollover are as follows:

(a)	any capital gain in respect of the disposal of the Cosmos Shares will be disregarded; and

(b)	the realisation of any capital gain will be deferred until a CGT Event takes place in respect of the replacement Wize Shares.

The cost base of the Wize Shares is worked out by reasonably attributing the cost base of the Cosmos Shares for which the Wize Shares were exchanged.

The replacement Wize Shares will be taken to have been acquired at the time the original Cosmos Shares were acquired. This is relevant to determine if CGT discount rules apply on a future disposal of the Wize Shares.

10.4	Australian residents, CGT ‘early stage innovation company’ (ESIC) concession is available

Cosmos Shareholders who hold Cosmos Shares the issue of which entitled them to a tax offset under the early stage innovation company (ESIC) concessions in Subdivision 360 of the Tax Law may be eligible to elect that the capital gain be on the transfer of their Cosmos Shares to Wize be disregarded if:

(a)	the Cosmos Shareholder has continuously held the Cosmos Shares since they were issued to them by Cosmos; and

(b)	the CGT Event happens on or after the first anniversary, but before the tenth anniversary, of the issue of the Cosmos Shares,

(the ESIC Conditions).

Where the ESIC Conditions are met and the Cosmos Shareholder makes a capital gain or loss, the capital gain or loss must be disregarded.

Where the ESIC Conditions are met, the cost base of the Wize Shares that they will receive is equal to the market value of the Cosmos shares exchanged for the Wize shares.

Cosmos Shareholders who hold Cosmos Shares the issue of which entitled them to a tax offset under the ESIC concessions in Subdivision 360 of the Tax Law but for whom the ESIC Conditions are not satisfied on the transfer of the Cosmos Shares to Wize will not be able to disregard any capital gain or loss under the ESIC Concessions, In this circumstance, the CGT ’scrip for scrip’ roll over relief may be available for these Cosmos Shareholders.

Wize – Bidder’s Statement | page 56

10.5	Australian residents, CGT ’scrip for scrip’ roll over relief is not available or is not chosen and ESIC concession is not available

(a)	Cosmos Shareholders that make a capital loss

CGT ’scrip for scrip’ rollover relief is not available for Cosmos Shareholders that make a capital loss on the disposal of the Cosmos Shares.

A Cosmos Shareholder will make a capital loss if the capital proceeds received on the disposal of the Cosmos Shares is less than the reduced cost base of the Cosmos Shares.

(b)	Cosmos Shareholders that make a capital gain but do not elect for rollover

Where a Cosmos Shareholder makes a capital gain and it does not elect ’scrip for scrip’ rollover, then any capital gain is included in their taxable income during the year of disposal.

The CGT discount is available to Cosmos Shareholders who are individuals or trusts that have held their Cosmos Shares for at least 12 months before the time of disposal under the Offer (generally at the time of acceptance of the Offer).

Broadly, the CGT discount rules enable the eligible Cosmos Shareholders to reduce their capital gain (after the application of any current year or prior year capital losses) by 50%. Cosmos Shareholders with any current year capital losses or net capital losses from previous income years should seek independent taxation advice in relation to the potential availability of the CGT discount.

The CGT discount is not available to Cosmos Shareholders that are companies.

The application of the CGT discount rules to a Cosmos Shareholder that is a trustee of a trust is complex, particularly where distributions are attributable to discounted capital gains. Such Cosmos Shareholders should therefore seek their own independent taxation advice based on their particular circumstances.

10.6	Income tax implications for Australian residents who do not accept the Offer

(a)	Post-bid compulsory acquisition regarding Cosmos Shares

As outlined in sections 8.2(b) and 8.2(c) of this Bidder’s Statement, Wize has stated that it intends to proceed with compulsory acquisition of any Cosmos Shares not acquired under the Offer when it is entitled to do so in accordance with the Corporations Act.

If the Conditions to the Offer are satisfied, Wize will be entitled to exercise post-bid compulsory acquisition rights to compulsorily acquire the Cosmos Shares it does not hold on the same terms of the Offer. The time of disposal will be the time of the compulsory acquisition.

Cosmos Shareholders who have their Cosmos Shares compulsorily acquired in this way will calculate their capital gain or capital loss in the same manner as listed above. They may be eligible for CGT ’scrip for scrip’ rollover or the ESIC concession where they would otherwise make a capital gain.

(b)	General compulsory acquisition

Even if Wize does not satisfy the post-bid compulsory acquisition threshold referred to in sections 8.2(b) and 8.2(c) of this Bidder’s Statement, it is possible that Wize may subsequently become entitled to exercise rights of general compulsory acquisition under Part 6A.2 of the Corporations Act to acquire the Cosmos Shares it does not hold.

Where the Cosmos Shares are compulsorily acquired by Wize exercising any rights to general compulsory acquisition under section 664A of the Corporations Act, as outlined in sections 8.2(b) and 8.2(c) of this Bidder’s Statement, then cash consideration will be provided and received by Cosmos Shareholders. CGT ’’scrip for scrip” roll-over will not be available in these circumstances.

Wize – Bidder’s Statement | page 57

In these circumstances, the Cosmos Shareholders will include in their assessable income any capital gain or loss they make in relation to the disposal of their Cosmos Shares. A CGT discount may be available in certain circumstances (refer above) to reduce the amount of any taxable capital gain and ESIC relief would be available for eligible shareholders.

This section of this Bidder’s Statement is not intended to consider the implications for Cosmos Shareholders in these circumstances in any detail.

Accordingly, independent advice should be obtained by Cosmos Shareholders to confirm the applicable tax implications.

10.7	Tax implications for Non-Australian Resident Cosmos Shareholders

Under current Australian Tax Laws, non-Australian tax residents are not assessable on capital gains arising from the disposal of shares or options in an Australian company where those shares or options do not qualify as ‘taxable Australian property’.

Shares or options in an Australian company may only qualify as ‘taxable Australian property’ if a majority of the company’s underlying assets consist of real property situated in Australia and the relevant Cosmos Shareholder has at least a 10% interest in Cosmos (on an associate inclusive basis).

The Australian tax consequences may vary where a non-resident Cosmos Shareholder held their Cosmos Shares at any time while a resident of Australia or in carrying on a business at or through a permanent establishment in Australia.

We recommend that any Cosmos Shareholders that are non-Australian tax residents who intend to accept the Offer seek independent professional advice on the tax implications of doing so based on their own specific circumstances.

10.8	Stamp duty

No stamp duty should be payable in Australia by Cosmos Shareholders on the transfers of Cosmos Shares under the Offer.

10.9	GST

No GST will be payable by Cosmos Shareholders on the transfer of the Cosmos Shares as the supply of shares and options is input taxed (exempt) from GST in Australia. Any fees incurred in relation to transaction services are likely to be subject to GST, for which a reduced input tax credit may be available depending on your particular circumstances.

Wize – Bidder’s Statement | page 58

11.	terms of THE OFFER

11.1	Offer

(a)	The Offer

Wize offers to acquire 100% of your Cosmos Shares and all the Rights attaching to them on the terms and subject to the Conditions of the Offer.

Wize will choose to obtain the roll-over under subdivision section 124-M of the Income Tax Assessment Act 1997 (Cth) for the CGT event that happens as a result of the transfer of the Cosmos Shares from the Cosmos Shareholder to Wize in accordance with the Offer.

You may accept the Offer for all and only all of your Cosmos Shares.

(b)	Persons to whom offers are made

Wize is making an offer in the form of the Offer to:

(i)	each holder of Cosmos Shares registered in the Cosmos Share Register at 5 pm (Sydney time) on the Record Date; and

(ii)	each person who, during the period from the Record Date to the end of the Offer Period, becomes registered or entitled to be registered as the holder of additional Cosmos Shares (whether or not they are registered or entitled to be registered as the holder of other Cosmos Shares) due to the conversion of, or exercise of rights attached to, other securities convertible into Cosmos Shares (including Cosmos Options) that are on issue at the Record Date and have been disclosed to Wize under the Bid Implementation Agreement.

(c)	Offer Date

The Offer is dated February 4, 2021, being the date on which the first of the Offers are sent to the persons referred to in section 11.1(b).

(d)	Offer Period

The Offers will remain open for a period:

(i)	starting on the Offer Date; and

(ii)	ending at 7.00pm (Sydney time) on March 11, 2021,

unless this period is extended or the Offers are withdrawn in accordance with the Corporations Act.

(e)	Extension of the Offer Period

Wize may, in its sole discretion, extend the Offer Period in accordance with the Corporations Act.

If, within the last 7 days of the Offer Period:

(i)	the Offer is varied to improve the consideration offered; or

(ii)	Wize’s voting power in Cosmos increases to more than 50%,

the Offer Period will be automatically extended so that it ends 14 days after the relevant event.

If you have accepted the Offer and the Offer is extended by more than one month prior to the Unconditional Date, you will be entitled to withdraw your acceptance of the Offer. In this circumstance, Wize will notify you of both the extension of the Offer and your right to withdraw your acceptance of the Offer.

Wize – Bidder’s Statement | page 59

(f)	Conditions

Each Offer and each contract resulting from acceptance of the Offer is subject to the Conditions in section 12.

(g)	If you have sold any of your Cosmos Shares

If you have sold some or all of your Cosmos Shares when the Offer is made to you, or you sell some or all of your Cosmos Shares during the Offer Period, please refer to section 11.5(a).

(h)	If you are a trustee or nominee

If you are a trustee or nominee of some or all of your Cosmos Shares, please refer to section 11.5(b).

11.2	Offer Consideration

(a)	Offer Consideration

Subject to clause 11.2(b), the consideration under the Offer is 61,11 Wize Shares for each Cosmos Share you hold, being the Offer Consideration.

(b)	Foreign Shareholders

If at the time this Offer is made to you, you are a Foreign Shareholder (including if you are a U.S. Person) and Wize does not make a determination under section 13.6, you will not be entitled to receive the Offer Consideration for your Cosmos Shares. Instead, you will receive a cash amount calculated under section 11.2(e).

(c)	Fractional entitlements

If you accept the Offer and are entitled to receive a fraction of a Wize Share, the number of Wize Shares you are entitled to under this Offer will be rounded up to the next whole number of Wize Shares if it is 0.5 or more, and rounded down to the nearest whole number if it is less than 0.5. If you are entitled to a fraction of a cent (under section 11.2(e)), that fraction will be rounded to the nearest cent on the same basis.

Notwithstanding the foregoing, if Wize reasonably believes that you have manipulated your holding of Cosmos Shares to take advantage of rounding up, then any fractional entitlement will be aggregated or rounded down to the next whole number of Wize Shares.

(d)	Provision of Offer Consideration

Subject to sections 11.2(e) and 11.2(f), you will be provided the consideration you are entitled to within one month of the later of:

(i)	the date you accept the Offer; and

(ii)	the date the Offer becomes unconditional.

In any event, you will be paid within 21 days after the end of the Offer Period (assuming all Conditions are satisfied or waived). The agreed Closing Date under the Bid Implementation Agreement is 5 business days after the end of the Offer Period.

(e)	Payments to Foreign Shareholders

If you accept the Offer and you are a Foreign Shareholder and Wize does not make a determination under section 13.6 of this Bidder’s Statement:

(i)	Wize will arrange for the issue to the Nominee of the number of Wize Shares to which you and all other Foreign Shareholders would have been entitled under the Offer but for section 11.2(b);

Wize – Bidder’s Statement | page 60

(ii)	Wize will cause the Nominee to offer for sale the Wize Shares as soon as practicable, or otherwise in the manner, at the price and on terms as are determined by the Nominee;

(iii)	Wize will cause the Nominee to pay to you the amount calculated under the following formula:

Net Proceeds of Sale x YS
                    TS

where:

(A)	Net Proceeds of Sale means the amount which is received by the Nominee upon the sale of all Wize Shares under this section 11.2(e) less brokerage and other sale expenses;

(B)	YS means the number of Wize Shares which would, but for section 11.2(b), have been allotted to you under the Offer; and

(C)	TS means the total number of Wize Shares allotted to the Nominee under this section 11.2(e);

(iv)	you will receive your share of the proceeds of this sale in Australian currency;

(v)	payment will be made by cheque posted to you at your risk by ordinary mail at the address provided on your Acceptance Form; and

(vi)	under no circumstances will interest be paid on your share of the proceeds of this sale, regardless of any delay in remitting these proceeds to you.

(f)	Additional documents required

The provision of your Offer Consideration payment may be delayed if the Acceptance Form requires another document to be given for your acceptance (such as a power of attorney) and you do not provide this document to Wize at the same time as the signed Acceptance Form, as set out below:

(i)	if that document is given after your Acceptance Form and before the end of the Offer Period while the Offer is still subject to a Condition, Wize will provide the consideration to you on or before the earlier of one month after the Unconditional Date and 21 days after the end of the Offer Period;

(ii)	if that document is given after your Acceptance Form and before the end of the Offer Period and after the Unconditional Date, Wize will provide the consideration to you on or before the earlier of one month after the date that document is given and 21 days after the end of the Offer Period; and

(iii)	if that document is given after the end of the Offer Period and the Offer is not subject to a Condition, payment will be made to you within 21 days after the document is given.

See also Wize’s discretion regarding incomplete or invalid acceptances as set out in further detail in section 11.4(d).

(g)	Contract avoided

Wize may avoid a contract between Wize and you if Wize has not been given a properly completed Acceptance Form with all associated documentation within one month after the end of the Offer Period.

(h)	Official quotation of Wize Shares

(i)	The Wize Shares offered by Wize as consideration under the Offer will rank equally with Wize Shares on issue at the Record Date. However, please refer to section 4.3(a) of this Bidder’s Statement on information relating to the “Restricted Stock”.

(ii)	Wize shares of Common Stock have been admitted for quotation on the OTC Markets.

Wize – Bidder’s Statement | page 61

11.3	Certain overseas residents

If at the time you accept the Offer, or at the time consideration is provided under it, you are resident in or a resident of a place, or you are a person to whom or to whose assets:

(a)	the Autonomous Sanctions Regulations 2011 (Cth);

(b)	the Banking (Foreign Exchange) Regulations 1959 (Cth) or any instrument issued under those regulations;

(c)	part 4 of the Charter of the United Nations Act 1945 (Cth);

(d)	any regulations made under the Charter of the United Nations Act 1945 (Cth), including the Charter of the United Nations (Dealing With Assets) Regulations 2008 (Cth); or

(e)	any other law of Australia or elsewhere that would make it unlawful for Wize to provide consideration for your Cosmos Shares or require any clearance or approval to provide consideration for your Cosmos Shares, apply, then your acceptance of the Offer does not create or transfer to you any right (including any contractual or contingent right) to receive payment under the Offer unless and until all requisite authorities and clearances have been obtained by you in favour of Wize.

11.4	How to accept

(a)	Partial acceptance NOT permitted

You may accept the Offer at any time during the Offer Period for all (but NOT less than all) of your Cosmos Shares.

(b)	Shares held in your name in an Issuer Sponsored Holding

To accept the Offer for Cosmos Shares held in your name in an Issued Sponsored Holding (in which case your SRN will commence with an ‘I’), you must:

(i)	complete and sign the Acceptance Form in accordance with the terms of the Offer and the instructions on the Acceptance Form; and

(ii)	ensure that the Acceptance Form (including any documents required by the terms of the Offer and the instructions on the Acceptance Form) is received before the end of the Offer Period, at one of the addresses shown on the Acceptance Form.

(c)	Shares of which you are entitled to be registered as holder

To accept the Offer for Cosmos Shares which are not held in your name, but of which you are entitled to be registered as holder, you must:

(i)	complete and sign the Acceptance Form in accordance with the terms of the Offer and the instructions on the Acceptance Form; and

(i)	ensure that the Acceptance Form (including any documents required by the terms of the Offer and the instructions on the Acceptance Form) is received before the end of the Offer Period, at one of the addresses shown on the Acceptance Form.

(d)	Acceptance Form and other documents

(i)	The Acceptance Form forms part of the Offer.

(ii)	If your Acceptance Form (including any documents required by the terms of the Offer and the instructions on the Acceptance Form) is returned by post, for your acceptance to be valid you must ensure that they are posted or delivered in sufficient time for them to be received by Wize at one of the addresses shown on the Acceptance Form before the end of the Offer Period.

Wize – Bidder’s Statement | page 62

(iii)	If your Acceptance Form (including any documents required by the terms of the Offer and the instructions on the Acceptance Form) is returned by facsimile, it will be deemed to be received in time if the facsimile transmission is received (evidenced by a confirmation of successful transmission) before the end of the Offer Period, but you will not be entitled to receive the consideration to which you are entitled until your original Acceptance Form (including any documents required by the terms of the Offer and the instructions on the Acceptance Form) is received at one of the addresses shown on the Acceptance Form.

(iv)	If your Acceptance Form (including any documents required by the terms of the Offer and the instructions on the Acceptance Form) is returned by post, for your acceptance to be valid you must ensure that it is posted and delivered in sufficient time for it to be received at the address shown on the Acceptance Form before the end of the Offer Period.

(v)	The postage and transmission of the Acceptance Form and other documents are at your own risk.

(e)	Wize’s discretion regarding incomplete or invalid acceptance

Wize may, in its absolute discretion, and without further communication to you, determine that any Acceptance Form it receives is a valid acceptance, even if one or more of the requirements set out in the Acceptance Form has not been complied with, but Wize may, in its absolute discretion, decide not to despatch payment to you until:

(i)	the irregularity has been resolved; and

(ii)	any document required to enable Wize to be registered as the holder of your Cosmos Shares has been given to Wize.

Wize may, at any time, in its sole discretion and without further communication to you, determine all questions as to the form of documents, eligibility to accept the Offer and the time of receipt of an acceptance of the Offer. Wize is not required to communicate with you prior to making this determination. The determination of Wize will be final and binding on the parties.

11.5	Application of the Offer

(a)	If another person is entitled to your Cosmos Shares

If, when the Offer is made to you, or at any time during the Offer Period, another person is, or is entitled to be, registered as the holder of some or all of your Cosmos Shares (Transferred Shares) then Wize will be taken to have:

(i)	made to the other person a corresponding offer for the Transferred Shares;

(ii)	made you a corresponding offer for your Cosmos Shares except the Transferred Shares; and

(iii)	withdrawn this Offer.

(b)	If you are a trustee or nominee

If at any time during the Offer Period you are a trustee for or nominee of two or more persons or your Cosmos Shares for some other reason consist of two or more separate parcels within the meaning of section 653B of the Corporations Act, then:

(i)	a separate Offer will be taken to have been made to you in relation to each separate and distinct portion of Cosmos Shares; and

Wize – Bidder’s Statement | page 63

(ii)	an acceptance by you of the Offer in respect of any separate parcel of Cosmos Shares will be ineffective unless:

(A)	you have given Wize notice in writing, delivered in accordance with section 11.12(b), stating that your Cosmos Shares consist of separate and distinct parcels; and

(B)	your acceptance specifies the number of Cosmos Shares in each separate and distinct parcel to which the acceptance relates.

11.6	Effect of acceptance

Once you have accepted the Offer, you will be unable to revoke your acceptance and the contract resulting from your acceptance will be binding on you and you will be unable to withdraw your Cosmos Shares from the Offer, or otherwise dispose of your Cosmos Shares, subject only to section 11.9.

By signing and returning an Acceptance Form in accordance with section 11.4(b), you will have:

(a)	irrevocably accepted the Offer (and each variation of the Offer (if any) permitted under Part 6.6 of the Corporations Act) for all of your Cosmos Shares;

(b)	subject to the Conditions in section 12 being satisfied or otherwise waived, agreed to transfer your Cosmos Shares to Wize;

(c)	represented and warranted to Wize that, as a fundamental term going to the root of the contract resulting from your acceptance:

(i)	your Cosmos Shares are at the time of acceptance, and will be on registration of the transfer of your Cosmos Shares to Wize, fully paid up, and Wize will acquire good title to them and full beneficial ownership of them free from all mortgages, charges, liens and other encumbrances and restrictions on transfer of any kind;

(ii)	you have full power and capacity to accept the Offer and to sell and transfer the legal and beneficial ownership in your Cosmos Shares to Wize;

(iii)	you are not a U.S. Person and, in connection therewith, that: (A) at the time of the Offer and your acceptance of the Offer, you were outside the United States; (B) you are acquiring the Wize Shares for your own account, for investment and not for distribution or resale to others and not purchasing the Wize Shares for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the US Securities Act; (C) you will make all subsequent offers and sales of the Wize Shares either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the US Securities Act; or (z) pursuant to an available exemption from registration under the US Securities Act. Specifically, you will not resell the Wize Shares to any U.S. Person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the Distribution Compliance Period), except pursuant to registration under the US Securities Act or an exemption from registration under the US Securities Act; (D) you have no present plan or intention to sell the Wize Shares in the United States or to a U.S. Person at any predetermined time, have made no predetermined arrangements to sell the Wize Shares and are not acting as a distributor of such securities; (E) neither you, your affiliates nor any person acting on your behalf, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Wize Shares at any time after the Closing Date through the Distribution Compliance Period except in compliance with the US Securities Act; (F) you understand and consent to the placement of a legend on any certificate or other document evidencing the Wize Shares as deemed required by Wize; (G) you are not acquiring the Wize Shares in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the US Securities Act; (H) you have consulted, to the extent that you have deemed necessary, with your tax, legal, accounting and financial advisors concerning the Offer and the investment in the Wize Shares; you will not sell or otherwise transfer the Wize Shares unless either the transfer of such securities is registered under the US Securities Act or an exemption from registration of such securities is available;

Wize – Bidder’s Statement | page 64

(iv)	if you are a Foreign Shareholder, you are (i) a sophisticated investor under applicable securities laws in your jurisdiction and (ii) it is not unlawful for you to accept the Offer by the laws in your jurisdiction, without the need by Bidder to provide you any additional information statement;

(d)	irrevocably and unconditionally authorised Wize to complete or alter the Acceptance Form on your behalf (and irrevocably and unconditionally appoint Wize, its directors, secretaries, employees and agents as your attorney for that purpose) by:

(i)	filling in any blanks remaining on the Acceptance Form;

(ii)	rectifying any error in or omission from the Acceptance Form, including in relation to the correct details or number of your Cosmos Shares; and

(iii)	completing and signing on your behalf (or as your attorney) any other instrument or transfer, as may be necessary to make the Acceptance Form an effective acceptance of the Offer or to enable the registration of the transfer of your Cosmos Shares to Wize;

(e)	with effect from the later of your acceptance of this Offer and the date that any contract resulting from that acceptance becomes, or is declared, unconditional, irrevocably appointed Wize and its directors, secretaries employees and agents jointly and each of them severally as your attorney, with power to exercise the powers and rights which you could lawfully exercise as the registered holder of your Cosmos Shares, including:

(i)	requesting Cosmos to register your Cosmos Shares in the name of Wize;

(ii)	attending and voting (in person or by proxy) at any meeting of Cosmos;

(iii)	demanding a poll for a vote taken at or proposing or seconding a resolution to be considered at a meeting of Cosmos;

(iv)	requisitioning a meeting of Cosmos;

(v)	signing any form, notice or instrument relating to your Cosmos Shares, including all such instruments as Wize may require for the purpose of vesting good title in your Cosmos Shares and all Rights attaching to your Cosmos in Wize;

(vi)	signing the Restriction Agreement in respect of your Restricted Stock; and

(vii)	doing all things incidental and ancillary to any of sections 11.6(e)(i) to 11.6(e)(vi),

and you acknowledge and agree that the attorney may exercise those powers in the interests of Wize as the intended registered holder of your Cosmos Shares. Such appointment will terminate on the withdrawal of your acceptance of the Offer (either in accordance with its terms or under section 650E of the Corporations Act);

(f)	agreed not to attend or vote in person at any general meeting of Cosmos, or to exercise or purport to exercise any of the powers conferred on Wize or its nominee in section 11.6(e) during the relevant periods referred to in that section;

(g)	irrevocably authorised and directed Cosmos to pay or account to Wize for all Rights in connection with your Cosmos Shares if and when the contract resulting from your acceptance of the Offer becomes unconditional. Wize will account to you for any Rights received by it if the Offer is withdrawn or the contract resulting from your acceptance of the Offer is rescinded under section 11.8(c) or is rendered void under section 11.8(f);

Wize – Bidder’s Statement | page 65

(h)	except where Rights have been paid or accounted for under section 11.6(f), irrevocably authorised Wize to deduct from the consideration payable for Cosmos Shares, the amount or value of all Rights under sections 11.7(a) and 11.7(b);

(i)	agreed to indemnify Wize in respect of any claim or action against it or any loss, damage or liability whatsoever incurred by it as a result of you not producing your HIN or SRN or in consequence of the transfer of your Cosmos Shares to Wize being registered by Cosmos without production of your HIN or your SRN for your Cosmos Shares;

(j)	agreed to accept the Wize Shares (to which you will become entitled by acceptance of, and subject to the terms and conditions of, this Offer) subject to the Wize COI and Wize Bylaws and have authorised Wize and its transfer agent to place your name in the stock ledger for those Wize Shares; and

(k)	agreed to execute all documents, transfers and assurances as may be necessary or desirable by Wize to convey your Cosmos Shares and Rights in connection with your Cosmos Shares to Wize.

11.7	Dividends and other entitlements

(a)	Cash Rights

Without derogating from Cosmos’ negative undertakings in the Bid Implementation Agreement, if any cash Rights are declared, paid, made, arise or accrue to you as the holder of Cosmos Shares, Wize may reduce the price specified in section 11.2(a) by the amount of the Rights, unless the benefit of the Rights is passed to Wize under section 11.6(f).

(b)	Non–cash Rights

Without derogating from Cosmos’ negative undertakings in the Bid Implementation Agreement, if any non–cash Rights are issued, made, arise or accrue to you as the holder of Cosmos Shares, Wize may reduce the price specified in section 11.2(a) by the value (as reasonably determined by Wize) of the non–cash Rights, unless the benefit of the Rights is passed on to Wize under section 11.6(f).

11.8	Conditions of the Offer

(a)	Conditions

The Offer and the contract that results from acceptance of the Offer are subject to fulfilment of the Conditions set out in section 12.

(b)	Declaration of Offer being free from Conditions

(i)	Wize may, subject to the Corporations Act, declare the Offer and all contracts resulting from the acceptance of Offers free from the Conditions (or any one or more or any part of them) in section 12.

(ii)	Subject to compliance with sections 630 and 650F of the Corporations Act, a declaration made under section 11.8(b)(i) must be made by Wize by notice in writing to Cosmos:

(A)	in the case of Conditions relating to the happening of a Prescribed Occurrence, not later than 3 Business Days after the end of the Offer Period; and

(B)	in any other case, not later than seven days before the end of the Offer Period.

(c)	Breach of Conditions

Each of the Conditions in each paragraph and sub–paragraph of section 12 is a separate Condition.

Each of the Conditions in section 12 is a condition precedent to Wize’s obligation but does not prevent a contract to sell your Cosmos Shares resulting from an acceptance of the Offer. However, if a Condition in section 12 is breached or not fulfilled, Wize may by notice in writing to you to rescind that contract as if that contract had not been formed.

Wize – Bidder’s Statement | page 66

(d)	Benefit of Conditions

Subject to the Corporations Act:

(i)	Wize alone has the benefit of the Conditions in section 12;

(ii)	a breach or non–fulfilment of any of those Conditions may be relied on only by Wize; and

(iii)	Wize may, at its sole discretion, waive the breach or non–fulfilment of all or any of those Conditions.

(e)	Status Notice

The date for giving the notice referred to in section 630(1) of the Corporations Act relating to the status of the Conditions in section 12 is March 4, 2021, being 7 days before the end of the Offer Period.

This date may be extended in accordance with section 630(2) of the Corporations Act if the Offer Period is extended.

(f)	Void Contracts

If at the end of the Offer Period, all Conditions in section 12 other than those relating to the happening of a Prescribed Occurrence have not been fulfilled and Wize has not declared the Offer and all contracts resulting from the acceptance of Offers free from those Conditions, all contracts resulting from the acceptance of Offers and all Offers that have been accepted from which binding contracts have not yet resulted will be automatically void.

In relation to any of the Conditions relating to the happening of a Prescribed Occurrence, Wize has an additional 3 Business Days after the end of the Offer Period to free the Offer and all contracts resulting from the acceptance of the Offer from such Conditions. If this is the case, all contracts resulting from the acceptance of Offers and all Offers that have been accepted from which binding contracts have not yet resulted will be void after the expiry of the additional 3 Business Days. In that event, Wize will, if you have accepted the Offer, return at your risk your Acceptance Form together with all documents forwarded by you with the Acceptance Form to your address shown in the Acceptance Form.

All Offers which are unaccepted by Cosmos Shareholders will automatically lapse at the end of the Offer Period.

11.9	Withdrawal

Wize may withdraw the Offer with the written consent of ASIC. That consent may be given subject to any conditions specified in the consent.

You may withdraw your acceptance of the Offer only if Wize extends the Offer by more than one month prior to the Unconditional Date.

11.10	Variation

(a)	Wize’s entitlement

Wize may at any time before the end of the Offer Period vary the Offer in accordance with the Corporations Act:

(i)	by extending the Offer Period;

(ii)	by increasing the consideration payable under the Offer; and

(iii)	with the written consent of ASIC, and subject to any conditions specified by ASIC in that consent, in the manner that ASIC permits.

Wize – Bidder’s Statement | page 67

(b)	Extension of Offer

If Wize extends the Offer Period, you will receive notice of the extension, unless, at the date of the extension, you have already accepted the Offer and the Offer has become free from the Conditions in section 12 or those Conditions have been fulfilled.

11.11	Costs

All costs and expenses of the preparation of this Bidder’s Statement will be paid by Wize. Any stamp duty payable on the transfer of Cosmos Shares for which Offers are accepted will be paid by Cosmos.

11.12	Notices

(a)	Service on Cosmos

Wize may give a notice to Cosmos under the Offer by leaving it at, or sending it by prepaid ordinary post to, the registered office of Cosmos.

(b)	Service on Wize

You or Cosmos may give a notice to Wize under the Offer by leaving it at, or sending it by prepaid ordinary post to, Wize at the address set out in the Acceptance Form.

(c)	Service on you

Wize may give a notice to you under the Offer by leaving it at, or sending it by prepaid ordinary post or by airmail (if your address is outside Australia) to, your address given to Wize by Cosmos under section 641 of the Corporations Act.

11.13	Governing law

The Offer and any contract resulting from your acceptance of it are governed by the laws in force in New South Wales.

Wize – Bidder’s Statement | page 68

12.	conditions

The Offer and any contract resulting from acceptance of the Offer is subject to fulfilment of the following conditions (Conditions) (capitalized terms used below are as defined in the Bid Implementation Agreement):

(a)	Minimum acceptance condition

At the end of the Offer Period, Wize and its Associates have a Relevant Interest in at least 90% (by number) of Cosmos Shares on issue.

(b)	No prescribed occurrences

None of the following events happen during the Condition Period:

(i)	Cosmos converts all or any of its shares into a larger or smaller number of shares (see section 254H of the Corporations Act);

(ii)	Cosmos or any subsidiary of Cosmos resolves to reduce its share capital in any way;

(iii)	Cosmos or any subsidiary of Cosmos:

(A)	enters into a buy back agreement in relation to its shares; or

(B)	resolves to approve the terms of a buy back agreement under section 257C(1) or 257D(1) of the Corporations Act;

(iv)	Cosmos or any subsidiary of Cosmos issues shares or grants an option over its shares or agrees to make such an issue or grant such an option unless with the prior written consent of Wize;

(v)	Cosmos or any subsidiary of Cosmos issues, or agrees to issue, convertible notes;

(vi)	Cosmos or any subsidiary of Cosmos disposes, or agrees to dispose, of the whole, or a substantial part, of its business or property;

(vii)	Cosmos or any subsidiary of Cosmos grants, or agrees to grant, an Encumbrance in the whole, or a substantial part, of its business or property;

(viii)	Cosmos or any subsidiary of Cosmos resolves to be wound up;

(ix)	a liquidator or provisional liquidator of Cosmos or a subsidiary is appointed;

(x)	a court makes an order for the winding up of Cosmos or any subsidiary of Cosmos;

(xi)	an administrator of Cosmos or a subsidiary of Cosmos is appointed under section 436A, 436B or 436C of the Corporations Act;

(xii)	Cosmos or a subsidiary of Cosmos executes a deed of company arrangement; or

(xiii)	a receiver, or a receiver and manager, is appointed in relation to the whole, or a substantial part, of the property of Cosmos or a subsidiary of Cosmos.

(c)	No action by Regulatory Agency materially adversely affecting the Offer

(i)	Subject to clause (c)(ii) of this Section 12, that during the Condition Period there is not any final decision, order or decree issued by a Regulatory Agency which restrains or prohibits or threatens to restrain or prohibit the making of the Offer and the completion of acceptances pursuant to the Offer.

(ii)	If clause (c)(i) of this Section 12 1 applies, and the relevant action by the Regulatory Agency is able to be resolved so that acceptances pursuant to the Offer can be completed, Wize and Cosmos agree in accordance with clause 2(b) of the Bid Implementation Agreement to extend the timetable in the Bid Implementation Agreement until the action is resolved, but not later than the Outside Date.

Wize – Bidder’s Statement | page 69

(d)	No material acquisitions, disposals or new commitments

None of the following events occurs during the Condition Period:

(i)	Cosmos, or any of its subsidiaries acquires, offers to acquire, agrees to acquire or announces a bid or tenders for, one or more companies, businesses or assets (or any legal, beneficial or economic interest or right in one or more companies, businesses or assets) or makes an announcement in relation to such an acquisition, offer, agreement, bid or tender, except (A) with the prior written consent of Wize or (B) in respect of assets only and not companies or businesses, in the ordinary course of Cosmos’ ordinary business and consistent with past practices;

(ii)	Cosmos, or any of its subsidiaries, disposes of, offers to dispose of, or agrees to dispose of one or more companies, businesses or assets or any legal, beneficial or economic interest or right in any one or more companies, businesses or assets, except (A) with the prior written consent of Wize or (B) in respect of assets only and not companies or businesses, in the ordinary course of Cosmos’ ordinary business and consistent with past practices;

(iii)	Cosmos, or any of its subsidiaries, enters into, or offers to enter into, any agreement, joint venture, partnership, management agreement, arrangement or commitment which would require expenditure, other than immaterial expenditures in the ordinary course of business;

(iv)	Cosmos, or any of its subsidiaries, enters into, or offers to enter into, a transaction that has the same economic effect as any of the things in clauses (i) to (iii); or

(v)	Cosmos or any of its subsidiaries resolves to do any of the things in clauses (i) to (iv).

This condition does not apply to any transaction or arrangement or proposed transaction or arrangement publicly announced by Cosmos before the date of the Bid Implementation Agreement.

(e)	Conduct of Cosmos’ business

That during the Condition Period, none of Cosmos, or any body corporate which is or becomes a subsidiary of Cosmos:

(i)	declares, or distributes any dividend, bonus or other share of its profit or assets;

(ii)	issues or grants options over, or agrees or issue or grant Cosmos Options over, or otherwise makes any commitments regarding any shares or other securities, or alters its capital structure or the rights attached to any of its shares or other securities, or issues or agrees to issue any Cosmos Options, convertible notes or shares;

(iii)	makes any changes to its constitution or passes any special resolution;

(iv)	borrows or agrees to borrow any money;

(v)	releases, discharges or modifies any substantial obligation to it of any person, firm or corporation or agrees to do so;

(vi)	except as required by law does any of the following:

(A)	makes or agrees to make any change in the basis or amount of remuneration of any director, executive officer or other employee; or

(B)	except as provided under any superannuation, provident or retirement scheme or contract in effect on the Announcement Date, pays or agrees to pay any retirement benefit or allowance to any director, executive officer or other employee.

Wize – Bidder’s Statement | page 70

(vii)	has threatened or threatened against it any material claims or material proceedings in any court or tribunal (including, but not limited to, a petition for winding up or an application for appointment of a receiver and manager); or

(viii)	becomes subject to investigation under the Australian Securities and Investments Commission Act 2001(Cth) or any corresponding legislation.

This condition does not apply to any transaction or arrangement or proposed transaction or arrangement undertaken in the ordinary course of Cosmos’ business.

(f)	No breach of warranty or covenants

That during the Condition Period, (i) the representations and warranties given by Cosmos in (A) clauses 11.2(a), (b), (c), (e), (g) and (h) of the Bid Implementation Agreement are true and correct in all respects and (B) in the other sub-clauses of clause 11.2 of the Bid Implementation Agreement are true and correct in all material respects and (ii) Cosmos has not breached any of its obligations or covenants in any material respect.

(g)	No Target MAE

No event occurs that constitutes a Target MAE.

(h)	Cosmos Information

Cosmos has supplied the financial and other information in accordance with clause 7.3 of the Bid Implementation Agreement.

(i)	Other Matters

None of the following occurs:

(i)	The directors of the Cosmos Board fail to (i) give a unanimous recommendation to the Cosmos Shareholders that they accept the Offer and that all directors intend to accept the Offer with respect to their own Cosmos Shares or (ii) reaffirm such recommendation and statement within 5 Business Days after a Target Competing Proposal is announced;

(ii)	Prior to the end of the Offer Period, Wize becomes entitled to terminate the Bid Implementation Agreement in accordance with clause 13 of the Bid Implementation Agreement.

13.	ADDITIONAL MATERIAL information

13.1	The Bid Implementation Agreement and Related Agreements

The following summary is not a complete description of all of the parties’ rights and obligations under the Bid Implementation Agreement (as amended), the Restriction Agreement, the CVR Agreement or the PIPE Agreements, and is qualified in its entirety by reference to the full text of such documents, copies of which are filed as Exhibits 2.1, 10.1 and 10.2 to the Form 8-K filed by Wize with the SEC on January 19, 2021 and, with respect to the PIPE Agreements, Exhibits 10.3 and 10.4 to the Form 8-K filed by Wize with the SEC on January 5, 2021, and, with respect to the Restriction Agreement, also attached as Annexure A of this Bidder’s Statement.

(a)	Bid Implementation Agreement - General

On December 30, 2020, Wize entered into the Bid Implementation Agreement with Cosmos. Subsequently, the parties entered into a Deed of Amendment on (i) 18 January 2021 for the primary purpose of simplifying the Offer structure. Under the Bid Implementation Agreement (as amended), the parties agreed that Wize would commence the Offer, an off-market takeover offer under applicable Australian laws, to acquire all of the Cosmos Shares in exchange for 61.11 Wize Shares for each Cosmos Share, being the Offer Consideration.

Wize – Bidder’s Statement | page 71

Under the Bid Implementation Agreement, 22.33 Wize Shares out of the Offer Consideration will be “Restricted Stock” subject to a Restriction Agreement to be entered into at the Closing Date and 38.78 Wize Shares will be “Covered Securities”. An Accepting Shareholder will not be permitted to sell or encumber their Restricted Stock until 31 December 2021 (Milestone Date). In addition, Accepting Shareholders may not exercise voting rights in respect of Restricted Stock from the date of issue until the Milestone Date. An Accepting Shareholder is entitled to sell, encumber etc their Covered Securities. However, if (subject to some limited exceptions) they sell, encumber etc any of their Covered Securities before the Milestone Date, Wize has an option to repurchase a pro rata proportion of the Restricted Stock for the lower of US$0.0001 and the fair market value of the Restricted Stock. The Restricted Stock (and any dividends thereon) will be held by Wize in escrow for the Accepting Shareholder’s benefit until such time as the Restricted Stock is repurchased by Wize or all restrictions thereon lapse. If any Restricted Stock is repurchased under Wize’s repurchase option, a pro rata proportion of the dividend on the Restricted Stock shall be retained by Wize.

Immediately following the Closing Date, and assuming all of the holders of Cosmos Shares accept the Offer, Cosmos shareholders are expected to own approximately 87% of the outstanding common stock of Wize, while Wize existing stockholders (including the holders of the PIPE Shares) are expected to remain the owners of approximately 11% of the outstanding common stock of Wize, each on a fully diluted basis and including warrants to be issued to HCW, Wize’s financial advisor to the transaction, as described below.

The Bid Implementation Agreement contains customary representations and warranties made by each of the parties with respect to, among other things: corporate matters, such as organization and good standing; corporate power and authority to execute and perform the Bid Implementation Agreement; capitalization; financial statements; certain material contracts of each party; real property; intellectual property matters; tax matters; labor and employment matters; compliance with laws and permits; environmental matters; insurance matters; and related party transactions. These representations and warranties are subject to specified exceptions and qualifications contained in the Bid Implementation Agreement and the confidential disclosure letters that each party delivered concurrently with the execution of the Bid Implementation Agreement.

The Bid Implementation Agreement also contains customary covenants by each of the parties, including, among others, (i) covenants to conduct its business in the ordinary course during the period between the execution of the Bid Implementation Agreement and the Closing Date and not to engage in certain types of transactions during this period unless agreed to in writing by the other party, in each case subject to certain exceptions; (ii) an undertaking to effect the distribution of Contingent Value Rights (CVRs) to existing securityholders of Wize (as further described in the CVR Agreement, as defined and described below); and (iii) an undertaking by Wize to use its reasonable commercial efforts to obtain the Wize Share Capital Stockholder Approval.

The Bid Implementation Agreement prohibits Wize, Cosmos and their respective representatives from soliciting alternative acquisition proposals and from entering into discussions or negotiations of or any agreement concerning, or providing confidential information in connection with, any alternative acquisition proposal, subject to certain exceptions which, in the case of Cosmos, include if such alternative acquisition proposal is, or would reasonably likely lead to, a “Superior Proposal” (as defined in the Bid Implementation Agreement).

The Bid Implementation Agreement provides that Cosmos will obtain an Independent Expert Report (IER) to opine on whether the Offer is fair and reasonable to the shareholders of Cosmos not associated with Wize and that the Cosmos Board of Directors will recommend that, in either the absence of a Superior Proposal or the IER concluding that the Offer is neither fair or reasonable, Cosmos shareholders should accept the Offer once commenced. Subject to these exceptions, the Bid Implementation Agreement provides that Cosmos will not withdraw or modify in a manner adverse to Wize the aforesaid recommendation of its Board of Directors.

Wize – Bidder’s Statement | page 72

(b)	Bid Implementation Agreement - Conditions

Pursuant to the Bid Implementation Agreement, consummation of the Offer is subject to satisfaction or waiver of certain conditions that are set forth in Schedule 1 to the Bid Implementation Agreement (the Conditions) and in section 12 above, and is expected in mid to late first quarter of 2021.

As more fully described in section 12 above, the Conditions include, among other things, (i) acceptance of the Offer by holders of at least 90% of Cosmos’ outstanding shares; (ii) lack of “prescribed occurrences”, such as changes in Cosmos share capital; (iii) no action by regulatory agencies materially adversely affecting the Offer; (iv) no material acquisitions, disposals or new commitments by Cosmos; (v) maintenance of certain conduct of business requirements by Cosmos; (vi) the accuracy of the representations and warranties of Cosmos and compliance with its covenants in the Bid Implementation Agreement, subject to certain materiality qualifications; (vii) no material adverse effect of Cosmos; (viii) Cosmos’ compliance with certain informational undertakings set forth in the Bid Implementation Agreement; (ix) in specified circumstances in connection with a failure by the Cosmos Board of Directors to recommend, or reaffirm its recommendation, of the Offer or other events that entitle Wize to terminate the Bid Implementation Agreement.

(c)	Bid Implementation Agreement – Post-Closing Covenants

The Bid Implementation Agreement also contains certain covenants to be performed at or following the Closing Date, including, among others, (i) agreement that the Board of Directors of Wize immediately following the Closing Date will consist, subject to certain exceptions, of three members to be designated by Cosmos and one member to be designated by Wize; (ii) covenants that Wize will seek, following the Closing Date, stockholder approval to be renamed Cosmos Capital, Inc. (or similar name), and to effect a reverse share split of Wize’s common stock; (iii) covenants that Wize will establish an incentive compensation program with respect to 40,000,000 shares of its common stock, to be granted promptly following the Closing Date, in the form of performance-based RSUs, performance rights or indeterminate rights based on the performance milestone criteria and allocation set in the Bid Implementation Agreement (the Post-Closing Incentive Plan), 50% of which are to be granted to personnel specified by Wize prior to the Closing Date and the remainder to be granted to personnel of Cosmos; (iv) an obligation by Wize to terminate or procure the termination of each of the current employment or consulting agreements of Wize with Mr. Mark Sieczkarek, the Chairman of Wize Board of Directors, Mr. Noam Danenberg, the Chief Executive Officer of Wize, Mr. Or Eisenberg, the Chief Financial Officer of Wize, and another part-time employee related to Mr. Danenberg; and (v) an obligation by Wize to use its reasonable commercial efforts to enter into new, part time, consulting agreements with Mr. Danenberg and Mr. Eisenberg in a form to be agreed between Wize and Cosmos. In this respect, it should be noted that Wize, Cosmos and each of Mr. Danenberg and Mr. Eisenberg agreed on the form of such consulting agreements, whereby Mr. Danenberg and Mr. Eisenberg will provide part time consulting services to Wize following the Closing Date for monthly compensation of US$10,000 and US$7,500, respectively.

(d)	Bid Implementation Agreement – Registration Rights

The Bid Implementation Agreement also provides for the grant by Wize of (i) certain demand registration rights to the Cosmos shareholders pursuant to which Wize undertook to use reasonably commercial efforts to prepare and file with the SEC a registration statement for the resale of the common stock issued in the Offer within 60 days following the Closing Date and (ii) certain “piggyback” registration rights, obligating Wize, subject to customary limitations, to register such securities if Wize determines to register any of its own securities.

(e)	Bid Implementation Agreement – Termination and Break Fees

The Bid Implementation Agreement may be terminated under certain circumstances, including (i) in case of a material breach of the Bid Implementation Agreement; (ii) if the Offer expires for any reason, including non-satisfaction of a Condition; (iii) in specified circumstances in connection with a failure by the Cosmos Board of Directors to recommend, or reaffirm its recommendation, of the Offer; (iv) if the Offer is not consummated by May 31, 2021 (the Outside Date); (v) if PIPE Agreements (as defined below) in respect of aggregate gross proceeds of at least $1.0 million are terminated; or (vi) upon mutual consent of the parties.

Wize – Bidder’s Statement | page 73

Upon termination of the Bid Implementation Agreement, a termination fee of (i) US$150,000 is payable by Wize to Cosmos in specified circumstances and (ii) US$350,000 (or US$150,000 upon certain conditions) is payable by Cosmos to Wize in specified circumstances. In particular, Cosmos has agreed to pay Wize US$350,000 if:

(a)	any Cosmos Director fails to recommend or recommends against, qualifies their support of or withdraws their recommendation or approval of the Takeover Bid, however a reduced break fee of US$150,000 (which can be paid by issue of Cosmos Shares) applies in certain limited circumstances;

(b)	Cosmos or any Cosmos Director fails to comply with their respective statements made in an announcement or the Target’s Statement of intended action in relation to the Offer in accordance with the terms of the statement however a reduced break fee of US$150,000 (which can be paid by issue of Cosmos Shares) applies in certain limited circumstances;

(c)	at the end of the Offer Period, the Minimum Acceptance Condition is not satisfied;

(d)	Wize terminates the Bid Implementation Agreement due to default by Cosmos, however a reduced break fee of US$150,000 applies if none of the other circumstances for payment of the break fee exist; or

(e)	Wize terminates the Bid Implementation Agreement where (i) Cosmos breaches the exclusivity provisions in the Bid Implementation Agreement or (ii) a Competing Proposal was made and the Cosmos Board has failed, within 5 Business Days following Wize’s request, to recommend against such Competing Proposal and reaffirm its recommendation in favour of the Offer.

Wize agreed to pay Cosmos US$150,000 if:

(a)	Cosmos terminates the Bid Implementation Agreement due to default by Wize; or

(b)	Wize withdraws the Offer or the Offer lapses, except that, in this case, the break fee will not be payable by Wize if one of the reasons for Wize withdrawing the Offer or the Offer lapsing is because a Condition of the Offer has not been fulfilled and Wize has not freed the Offer from that Condition in accordance with the Corporations Act.

(f)	Bid Implementation Agreement – Other information

Pre-bid acceptance agreements

Concurrently with the execution of the Bid Implementation Agreement, Wize entered into pre-bid acceptance agreements with several Cosmos shareholders holding approximately 19.9% of the outstanding Cosmos shares who have agreed to accept the Offer.

On January 31, 2021, (i) Wize and several of such Cosmos shareholders who hold approximately 10% of the outstanding Cosmos shares agreed to terminate their pre-bid acceptance agreements, and (ii) immediately thereafter, Wize entered into a new pre-bid acceptance agreement with one other Cosmos shareholder holding approximately 10% of the outstanding Cosmos shares who have agreed to accept the Offer, but only after Wize informs such Cosmos shareholder that the Wize Share Capital Stockholder Approval has been obtained (the Deferred Pre-Bid Acceptance Agreement).

HCW Warrants

Pursuant to an agreement between Wize and HCW, at the Closing Date, Wize will be required to issue warrants, exercisable to approximately 8.7 million Wize Shares, to HCW, Wize’s financial advisor to the transaction, except that if the Closing Date occurs following March 31, 2021 (unless such date is extended by mutual consent), Wize will be required to pay the fees of HCW in connection with the BBG Agreements and the Bid Implementation Agreement, in another form of payment agreed between the parties (in lieu of issuing such warrants).

Wize – Bidder’s Statement | page 74

Regulation S

The securities to be issued by Wize in the Offer will be offered and sold in reliance on an exemption from registration under Regulation S promulgated under the Securities Act, as they are being offered to non-U.S. investors only.

(g)	CVR Agreement

Pursuant to the Bid Implementation Agreement, prior to the Closing Date, Wize will enter into a Contingent Value Rights Agreement (the CVR Agreement) with certain of Wize’s subsidiaries (the Wize Subsidiaries), a person designated by Wize prior to the Closing Date as the Holders’ Representative (as defined therein), and the Rights Agent (as defined therein).

Pursuant to the CVR Agreement, at the Closing Date, each Wize pre-Closing securityholder will receive one non-transferable CVR for each outstanding share of common stock of Wize and for each share of common stock of Wize underlying other convertible securities and warrants, held as of 4:01 p.m. Eastern Time on the day immediately before the Effective Time (as defined in the CVR Agreement).

Each CVR will represent the right to receive a pro rata share of any consideration that may be received by Wize or the Wize Subsidiaries in connection with Wize’s existing LO2A business. In particular, CVR holders will be entitled to any consideration (whether cash, stock, assets or otherwise) that Wize or the Wize Subsidiaries (or any of its Affiliates or shareholders) receives in connection with an LO2A Transaction, which, as defined in the CVR Agreement, includes (i) a sale of any of the Wize Subsidiaries to a third party and/or (ii) the partnering, licensing, sublicensing, distribution, reselling or sale of all or any part of the LO2A Technology or LO2A Products to a third party, less transaction expenses and customary deductions as detailed in the CVR agreement, including a deduction of up to US$300,000 that the Wize Subsidiaries undertook to incur in the development of the LO2A Technology at the request of the Holders’ Representative.

The CVRs will not confer to the holders thereof any voting or equity or ownership interest in Wize. The CVR will be not be transferable, except in limited circumstances such as by will or intestacy, and will not be listed on any quotation system or traded on any securities exchange.

The CVR Agreement may be terminated under certain circumstances, including if the Wize Subsidiaries or Wize failing to enter into an LO2A Transaction Agreement within two years following the Effective Time.

There can be no assurance that Wize or the Wize Subsidiaries will successfully and timely enter into any LO2A Transaction or, if they do, that such LO2A Transaction will ultimately be successful or that any CVR payments will be made.

(h)	PIPE Agreements

Concurrently with the execution of the Bid Implementation Agreement, Wize entered into Securities Purchase Agreements (the PIPE Agreements) with certain accredited investors (the PIPE Investors), including Mr. Noam Danenberg, the CEO of Wize.

Pursuant to the PIPE Agreements, Wize agreed to sell to the PIPE Investors, and the PIPE Investors agreed to purchase from Wize, in a private placement, an aggregate of 25,000,000 shares of common stock of Wize for a purchase price of US$0.12 per share, for aggregate gross proceeds under the PIPE Agreements of US$3.0 million, which, in the case of Mr. Danenberg, may be satisfied, at his discretion, by a cash investment and/or waiving outstanding amounts owed by Wize or its subsidiaries to Mr. Danenberg pursuant to his consulting agreement with Wize’s subsidiary.

Wize – Bidder’s Statement | page 75

The PIPE Agreements contain customary covenants, representations and warranties of the parties thereto, including, among others, the grant of certain demand and “piggyback” registration rights to the PIPE Investors.

The closing of the transactions contemplated by the PIPE Agreements is subject to several customary conditions, including that the Offer becomes unconditional through Wize providing notice declaring that the Conditions of the Offer being fulfilled or waived.

The securities to be issued pursuant to the PIPE Agreements will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the PIPE Investors are accredited investors, the PIPE Investors are taking the securities for investment and not resale and Wize took appropriate measures to restrict the transfer of the securities, and pursuant to Regulation S of the Securities Act to non-U.S. investors. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration.

13.2	Wize is a disclosing entity

As Wize is offering Wize Shares as consideration for the acquisition of Cosmos Shares, the Corporations Act requires that this Bidder’s Statement includes all information that would be required for a prospectus for an offer of Wize Shares under sections 710 to 713 of the Corporations Act. Wize does not need to issue a separate prospectus for the offer of the Wize Shares as the offer occurs under a takeover bid.

13.3	Rights and liabilities attaching to Wize Shares

The Wize Shares offered to Cosmos Shareholders under the Offer are fully paid shares of Common Stock of Wize, and from the date of their issue will rank equally with all then existing Wize Shares and will have the same rights and liabilities attaching to them. Please refer to section 4.3(a) of this Bidder’s Statement for information on the “Restricted Stocks”.

(a)	Stockholder meetings

The holders of Wize Shares entitled to cast at least 33⅓ of the total votes entitled to be cast by the holders of all of Wize’s outstanding capital stock, present in person or by proxy, are necessary to constitute a quorum at any shareholder meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast, represented in person or by proxy, necessary to constitute a quorum for the transaction of business at any meeting.

If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Special meetings of the stockholders may be called only by either (i) the chairman of the Wize Board, chief executive officer, or the president, (ii) by the Wize Board pursuant to a resolution adopted by a majority of the total number of directors which we would have if there were no vacancies, or (iii) by the holders of 20% of the total votes entitled to be cast by the holders of all our outstanding capital stock entitled to vote generally in an election of directors.

(b)	Voting rights

Holders of Wize Shares are entitled to one vote for each share held on all matters submitted to a vote of Wize’s stockholders. Holders of Wize Shares have no cumulative voting rights.

(c)	Authorized Share Capital; Issue of Shares

Under the Wize COI, Wize is authorized to issue up to five hundred million (500,000,000) shares of Common Stock, and one million (1,000,000) shares of preferred stock. In this respect, see also section 9.3(d) for additional information regarding the Wize Share Capital Stockholder Approval.

Wize – Bidder’s Statement | page 76

Subject to the US securities laws, the Wize Board may from time to time pass resolutions authorizing the issuance of common stock. Wize’s total outstanding shares of common stock may not exceed the amount authorized in the Wize COI.

Holders of Wize Shares have no preemptive or conversion rights or other subscription rights.

(d)	Dividend rights

Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of Wize Shares are entitled to receive dividends, if any, as may be declared from time to time by the Wize Board out of Wize’s assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

(e)	Winding-up

Upon Wize’s liquidation, dissolution or winding-up, holders of Wize Shares are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of Wize’s outstanding shares of preferred stock.

(f)	Transfer of shares

Subject to the US securities laws, Wize Shares are freely transferable.

(g)	Alteration of capital

Under Section 242 of the General Corporation Law of the State of Delaware, Wize may increase or decrease the amount of authorized common stock in the Wize COI by approval of the board of directors and a majority vote of the outstanding shares entitled to vote.

(h)	Purchase of Own Shares and Reduction of Capital

Subject to compliance with securities laws and the instruments governing its preferred stock, Wize may purchase shares of its own common stock in open market purchases or otherwise.

(i)	Alteration of Certificate of Incorporation

The Delaware General Corporation Law generally provides that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Wize COI requires the affirmative vote of the holders of at least 66⅓ of Wize’s outstanding voting stock to amend or repeal any provision of Wize’s Bylaws or any amend or repeal any provision of the Wize COI relating to limitation of director liability, indemnification and advancement of expenses or amendments to the Wize COI or Bylaws. All other provisions of the Wize COI may be amended or repealed by a simple majority vote of the Wize stockholders.

(j)	Takeovers

Certain provisions of Delaware law and the Wize COI and bylaws could make it more difficult to acquire Wize by means of a tender offer, a proxy contest or otherwise and to remove Wize’s incumbent directors and officers. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Wize to first negotiate with it.

Delaware Law – Section 203. Wize has elected to opt out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation from engaging in any business combination with any stockholder who owns 15% or more of Wize outstanding voting stock (as well as affiliates and associates of such stockholders) for a period of three years following the date that the stockholder became an interested stockholder, subject to certain exceptions.

Certificate of Incorporation and Bylaws. Some provisions of the Wize COI and bylaws may be deemed to have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might deem to be in the stockholders’ best interests. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of Wize common stock.

Wize – Bidder’s Statement | page 77

Special Meetings of Stockholders. Special meetings of Wize’s stockholders may be called only by either (i) the chairman of the Wize Board, chief executive officer, or the president, (ii) by the Wize Board pursuant to a resolution adopted by a majority of the total number of directors which Wize would have if there were no vacancies, or (iii) by the holders of 20% of the total votes entitled to be cast by the holders of all Wize’s outstanding capital stock entitled to vote generally in an election of directors.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Wize’s Bylaws provide that, for nominations to the Wize Board or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to Wize’s secretary at Wize’s principal offices. For an annual meeting, a stockholder’s notice generally must be delivered not less than 45 days nor more than 75 days prior to the one-year anniversary of the date on which Wize first mailed our proxy materials for the preceding year’s annual meeting of stockholders. For an annual meeting, the notice must generally be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in our Bylaws. If it is determined that business was not properly brought before a meeting in accordance with Wize’s Bylaws, such business will not be conducted at the meeting.

(k)	Director Independence

Wize’s securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent. However, Wize has adopted the independence standards of the NASDAQ Capital Market to determine the independence of Wize’s directors and those directors serving on any committee. These standards provide, among other things, that a person will be considered an independent director if he or she is not an officer of the company and is, in the view of the company’s board of directors, free of any relationship that would interfere with the exercise of independent judgment. The Wize Board has determined that each of its existing four directors are independent as defined under the rules promulgated by the NASDAQ Capital Market. Other than Mr. Zarzewsky, none of the independent directors has any relationship with Wize besides serving on the Wize Board.

13.4	Regulatory matters

ASIC - ASIC has published various class order instruments providing for modifications and exemptions that apply generally to all persons, including Wize, about the operation of Chapter 6 of the Corporations Act. Wize may rely on this class order relief.

13.5	Date for determining holders of Cosmos Shares

The Record Date, being the date for determining the recipients of the information regarding the Offer, in accordance with section 633(2) of the Corporations Act is February 1, 2021.

13.6	Foreign Shareholders

If you are a Foreign Shareholder (including if you are a U.S. Person), unless Wize otherwise determines, in its sole discretion, that:

(a)	it is lawful and not unduly onerous and not unduly impracticable to make the Offer to you and to issue you with Wize Shares on acceptance of the Offer; and

(b)	it is not unlawful for you to accept the Offer by the law of the relevant place outside Australia, its external territories or New Zealand,

you will not be entitled to receive Wize Shares as consideration for your Cosmos Shares.

Instead, in each such case Wize will:

(c)	arrange for the issue to the Nominee of the number of Wize Shares to which you and all other Foreign Shareholders would have been entitled but for section 11.2(b); and

Wize – Bidder’s Statement | page 78

(d)	cause the Nominee to offer for sale those Wize Shares (subject to the restrictions in the Restricted Agreement) within five Business Days after the end of the Offer Period in the manner, at the price and on other terms as are determined by the Nominee; and

(e)	pay to you the amount ascertained under the formula in section 11.2(e).

Notwithstanding anything else contained in this Bidder’s Statement, Wize is not under any obligation to spend any money or undertake any action to satisfy itself of the eligibility of Foreign Shareholders to receive Wize Shares.

13.7	Consents

Each of Maddocks, Goldfarb Seligman and SW has given and has not, before the lodgement of this Bidder’s Statement with ASIC, withdrawn their written consent to being named in this Bidder’s Statement as legal advisers to Wize in respect of the Offer in the form and context in which they are named.

Automic Pty Ltd has given and has not, before the lodgement of this Bidder’s Statement with ASIC, withdrawn its written consent to being named in this Bidder’s Statement as registry to Wize in respect of the Offer in the form and context in which it is named.

Each of Maddocks, Goldfarb Seligman, SW and Automic Pty Ltd:

(a)	does not make, or purport to make, any statement in this Bidder’s Statement or any statement on which a statement in this Bidder’s Statement is based other than, in the case of a person referred to above as having given their consent to the inclusion of a statement, a statement included in this Bidder’s Statement with the express consent of that person; and

(b)	to the maximum extent permitted by law, expressly disclaims and takes no responsibility for any part of this Bidder’s Statement, other than a reference to its name and, in the case of a person referred to above as having given their express consent to the inclusion of a statement, any statement or report which has been included in this Bidder’s Statement with the consent of that party.

In addition, this Bidder’s Statement includes statements which are made in, or based on, statements made in, documents lodged with ASIC. Under the terms of ASIC Class Order 13/521, the persons making those statements are not required to consent to, and have not consented to, the inclusion of those statements, or of statements based on those statements, in this Bidder’s Statement. Please refer to section 13.4.

In addition, as permitted by ASIC Corporations (Consents to Statements) Instrument 2016/72 (Corporations Instrument 2016/72), this Bidder’s Statement may include, or be accompanied by, certain statements that fairly represent a statement by an official person or are a correct and fair copy of, or extract from, a public official document or a published book, journal or comparable publication, where the statement was not made, or published, in connection with the Offer or Wize or Cosmos or any business, property or person the subject of this Bidder’s Statement or the Target’s Statement.

In addition, as permitted by Corporations Instrument 2016/72, this Bidder’s Statement contains trading data sourced from the OTC Markets or Bloomberg. OTC Markets and Bloomberg have not provided their consent to the use of this trading data.

13.8	Fees and benefits payable to Directors and advisers

Other than as set out below or elsewhere in this Bidder’s Statement, no:

(a)	Director or proposed director of Wize;

(b)	person named in this Bidder’s Statement as performing a function in a professional, advisory or other capacity in connection with the preparation or distribution of this Bidder’s Statement; or

(c)	promoter of Wize,

Wize – Bidder’s Statement | page 79

has, or had within two years before the date of this Bidder’s Statement, any interest in:

(d)	the formation or promotion of Wize;

(e)	any property acquired or proposed to be acquired by Wize in connection with its formation or promotion or in connection with the issue of Wize Shares under the Offer; or

(f)	the offer of Wize Shares under this Bidder’s Statement,

and no amounts have been paid or agreed to be paid and no benefits have been given or agreed to be given to any Director or a proposed director of Wize as an inducement to become, or to qualify as, a Director of Wize or to any of those persons otherwise for services rendered by them in connection with the formation or promotion of Wize or the offer of Wize Shares, in each case, under this Bidder’s Statement. The total annual cash remuneration for existing Wize Directors is approximately US$66,600 in 2020.

Each of Maddocks, Goldfarb and SW has acted as legal adviser to Wize in relation to the Offer and Wize has paid, or agreed to pay, such advisors approximately AUD$35,000, US$75,000, US$10,000, respectively (excluding GST and disbursements) for these services. Wize may pay, or agree to pay, additional fees for legal services provided in connection with the Offer after the date of this Bidder’s Statement.

13.9	Shareholding interests of Wize Directors

As at the date of this Bidder’s Statement, the Wize Directors have the relevant interests in Wize Shares, Wize RSUs and Wize Options as set forth in section 4 above.

13.10	Status and effect of Conditions

Section 12 describes the Conditions of the Offer. This section 13.10 describes the status of the Conditions of the Offer.

As at the date of this Bidder’s Statement, Wize is not aware of any events or circumstances which would result in the non-fulfilment of any of the Conditions in section 12.

13.11	Expiry date

No Wize Shares will be issued on the basis of the Offer contained in this Bidder’s Statement after the date that is 13 months after the date of this Bidder’s Statement.

13.12	Other material information

Except as disclosed in this Bidder’s Statement, there is no other information that:

(a)	Wize believes is material to the making of the decision by a Cosmos Shareholder whether or not to accept the Offer; and

(b)	is known to Wize,

which has not previously been disclosed to Cosmos Shareholders.

Wize – Bidder’s Statement | page 80

14.	Approval of Bidder’s Statement

This Bidder’s Statement has been approved by the Board of Wize.

Signed for and on behalf of

Wize Pharma, Inc.

By

Noam Danenberg

Chief Executive Officer

Wize – Bidder’s Statement | page 81

15.	DEFINITIONS and interpretation

15.1	Definitions

In this Bidder’s Statement, unless the context requires otherwise:

Acceptance Form means the form of acceptance and transfer enclosed with this Bidder’s Statement and which forms part of the Offer.

Accepting Shareholder means each Cosmos Shareholder which accepts the Offer in accordance with its terms.

Announcement Date means the date on which Wize made a public announcement concerning the Offer, being December 30, 2020.

ASIC means the Australian Securities and Investments Commission.

Associates has the meaning set out in Division 2 of Part 1.2 of the Corporations Act.

ASX means the ASX Limited.

ATO means the Australian Taxation Office.

BBG means Bonus BioGroup Ltd., a company in which Wize invested and holds shares and other rights (together, the “BBG Assets”) in accordance with the BBG Agreements.

BBG Agreements means that Share Purchase Agreement, dated as of January 9, 2020, between BBG and Wize (as amended, the “BBG SPA”), that Exchange Agreement, dated as of January 9, 2020, between BBG and Wize (as amended, the “BBG EXA”), including the registration rights agreements and other schedules and exhibits thereto.

Bid Implementation Agreement means that Bid Implementation Agreement, by and between Wize and Cosmos, dated December 30, 2020, as amended on January 18, 2021.

Bidder’s Statement means this document, being the Bidder’s Statement of Wize under Part 6.5 of the Corporations Act relating to the Offer and includes any replacement or supplementary bidder’s statement.

Bitcoin (with a capital “B”), which was created in 2009, established the world’s first decentralised Digital Currency. Bitcoin uses Blockchain technology to create a Digital Currency that is entirely decentralised and managed across a wide network of computers rather than by a single entity.

Bitcoin Network means a peer-to-peer payment network that operates on a cryptographic protocol. Users send and receive Bitcoins by broadcasting digitally signed messages to the network using Wallets.

Block means a set of updates to the Blockchain ledger. By way of example, a Block is basically a virtual container of Bitcoin transactions. A Block can hold a limited amount of data, allowing for a certain number of transactions and the corresponding data to be stored in each Block.

Blockchain is the underlying technology that Bitcoin and most other Digital Currencies use to record and validate transactions. It is a linked list of transaction updates to a virtual digital public ledger.

Block Reward means a reward received by a Miner that solves the POW algorithm in a Block in the form of new digital coins (either Bitcoin or any other Digital Currency) as reward for the Miner’s effort in solving the POW.

Broker means a person who is a share broker and a participant in CHESS.

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Sydney, New South Wales or New York, NY.

CGT means capital gains tax.

Wize – Bidder’s Statement | page 82

Closing Date means the day on which Wize issues the Offer Consideration to Accepting Shareholders, which shall occur no later than five (5) Business Days following the Effective Date (unless otherwise agreed between Wize and Cosmos).

Condition Period means the period beginning on the Announcement Date and ending at the end of the Offer Period.

Conditions means the Conditions of the Offer set out in section 12 of this Bidder’s Statement.

Control has the meaning given under section 50AA of the Corporations Act and Controlled has a corresponding meaning.

Corporations Act means the Corporations Act 2001 (Cth).

Cosmos means Cosmos Capital Limited (ACN 636 458 912).

Cosmos Board means the board of directors of Cosmos.

Cosmos Directors means the directors of Cosmos.

Cosmos Group means Cosmos and each of its Subsidiaries.

Cosmos Options means the options over unissued Cosmos Shares referred to in sections 6.2 and 6.3.

Cosmos Share means a fully paid ordinary share in Cosmos.

Cosmos Share Register means the register of Cosmos Shareholders maintained by Cosmos in accordance with the Corporations Act.

Cosmos Shareholder or Shareholder means a person or entity that holds a Cosmos Share(s).

CVR Agreement means the agreement substantially in the form enclosed as Schedule 6 to the Bid Implementation Agreement.

Digital Currencies means currencies that are issued and transferred electronically through the Blockchain, which include Bitcoin and Altcoins.

Digital Exchange means a business that allows customers to trade Digital Currencies for other assets such as Fiat Currency.

Effective Date means the last day of the Offer Period, provided the Takeover Bid becomes Unconditional.

Fiat Currency means those currencies issued by a government, typically used to refer to physical currencies such as Australian dollar, US dollar, Japanese yen, the euro and other currencies.

Foreign Shareholder means a Cosmos Shareholder whose address on the Cosmos Share Register is in a jurisdiction other than Australia or its external territories or New Zealand.

GST means goods and services tax.

Hash means a function that converts an input of letters and numbers into an encrypted output of a fixed length. A Hash is created using an algorithm and is essential to the Blockchain’s management of Digital Currencies.

HIN means a Holder Identification Number, which is the number that starts with an ‘X’, managed by your Controlling Participant, to identify a Cosmos Shareholder with a CHESS Holding.

Issuer Sponsored Holding means a holding of Cosmos Shares on Cosmos’ issuer sponsored sub-register.

MDC means a modular data centre.

Wize – Bidder’s Statement | page 83

Milestone Date means the date prior to and including which an Accepting Shareholder agrees, under the Restriction Agreement, that they may not sell any Restricted Stock, being 31 December 2021.

Merged Group, Merged Company or Combined Company means Wize and each of its Subsidiaries (including the Cosmos Group) which will exist as a result of the takeover bid as constituted by the Offer, should the takeover proceed to its conclusion. For the sake of clarity, the Offer does not contemplate a statutory merger of Wize into Cosmos or of Cosmos into Wize. Rather, if the Offer is fully subscribed, Cosmos will become a wholly owned subsidiary of Wize.

Miner means a specialised application-specific integrated circuit computer built for the sole purpose of mining Digital Currencies.

Minimum Acceptance Condition means the Condition set out in section 12(a).

Nominee means a nominee Broker approved by ASIC.

NYSE means the New York Stock Exchange.

Offer means, as the context requires, the offer for Cosmos Shares contained in section 11, or the off–market takeover bid constituted by that offer by Wize for Cosmos Shares, including in each case as varied in accordance with the Corporations Act.

Offer Consideration means 61.11 Wize Shares for every one of your Cosmos Shares.

Offer Date means the date on which the Offer opens, being February 4, 2021.

Offer Period means the period from the Offer Date to the date on which the Offer closes 7.00 pm (Sydney time) on March 11, 2021, unless the Offer is extended or withdrawn by Wize in accordance with the Corporations Act.

OTC Markets means the OTC Markets Group.

Outside Date means 31 May 2021.

Participant means a participant under the ASX Settlement Operating Rules.

PIPE Agreements means the Securities Purchase Agreements, dated as of December 30, 2020, by and between Wize and the investors named therein, relating to the issuance of an aggregate of 25,000,000 Wize Shares for total gross proceeds of US$3,000,000.

PIPE Investors means those investors that are parties to the PIPE Agreements.

Prescribed Occurrence means an occurrence listed in section 12(b).

Record Date means 5 pm (Sydney time) on February 1, 2021, being the date set by Wize for the purposes of the Offer under section 633(2) of the Corporations Act.

Registry means the share registry service provider appointed by Wize in connection with the Offer.

Regulatory Agency means a government or governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity whether foreign, federal, state, territorial or local and for these purposes shall include the ATO and ASIC.

Related Entity means in relation to a party, an entity that is Controlled by that party, an entity that is Controlling such party or is under common Control with such party.

relevant interest has the meaning given in sections 608 and 609 of the Corporations Act.

Restricted Stock means those shares of Wize that are subject to the Restriction Agreements.

Restriction Agreement means the agreement between Accepting Shareholders and Wize in relation to the Restricted Stock, a pro forma of which is set out in Annexure A of this Bidder’s Statement.

Wize – Bidder’s Statement | page 84

Rights means all accretions, rights or benefits that accrue to or arise from Cosmos Shares after the date this Bidder’s Statement is lodged with ASIC, including all rights to receive dividends, to receive or subscribe for Cosmos Shares, notes, options or other securities and all other distributions or entitlements declared, paid, made or issued by Cosmos after that date.

SEC means the United States Securities and Exchange Commission.

SRN means a Security holder Reference Number, which is the number which starts with an ‘I’, allocated by Cosmos to identify a Cosmos Shareholder with an Issuer Sponsored Holding.

Subsidiaries has the meaning given to that term by section 9 Corporations Act.

Superior Proposal shall have the meaning set forth in the Bid Implementation Agreement.

Takeover Bid means a takeover bid by Wize for all of the issued Cosmos Shares, pursuant to Part 6 of the Corporations Act that satisfies the requirements in clause 3 of the Bid Implementation Agreement (as may be varied from time to time).

Target Competing Proposal means any proposal, offer or transaction by a third party (other than Wize or its Related Entities) that, if completed, would mean:

(a)	a person would acquire a Relevant Interest in 20% or more of Cosmos Shares;

(b)	a person would enter into, buy, dispose of, terminate or otherwise deal with any cash settled equity swap or other synthetic, economic or derivative transaction connected with or relating to 20% or more of Cosmos Shares;

(c)	a person would directly or indirectly acquire or obtain an interest (including an economic interest) in all or a substantial part or material part (of 20% or more) of the business conducted by, or assets or property of, Cosmos;

(d)	a person would acquire Control of Cosmos;

(e)	a person may otherwise acquire, or merge with, Cosmos (including by way of takeover bid, scheme of arrangement, capital reduction, sale of assets, sale of securities, strategic alliance, dual listed company structure, joint venture or partnership); or

(f)	Cosmos will issue, on a fully diluted basis, 20% or more of its capital as consideration for the assets or share capital or another person,

or any proposal by Cosmos to implement any reorganisation of capital or dissolution. Each successive material modification or variation of any proposal, offer or transaction in relation to a Target Competing Proposal will constitute a new Target Competing Proposal.

Target MAE shall have the meaning set forth in the Bid Implementation Agreement, but in summary means any change that, individually or in the aggregate, (a) has or is reasonably likely to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of Cosmos and its subsidiaries, taken as a whole or (b) is reasonably likely to prevent, materially delay or materially impair Cosmos’ ability to consummate the Offer and the other transactions contemplated by the Bid Implementation Agreement, subject to certain exceptions.

Target’s Statement means the target’s statement to be prepared by Cosmos in respect of the Offer and includes any supplementary target’s statement.

Tax Law means the Income Tax Assessment Act 1936 (Cth), the Income Tax Assessment Act 1997 (Cth) and the Taxation Administration Act 1953 (Cth), whether individually or collectively.

Transferred Shares has the meaning given in section 11.5(a).

Unconditional means Wize issuing one or more notices in accordance with either or both of section 630(3) and section 650F(1)(a) of the Corporations Act, declaring that the Conditions have been fulfilled and the Offer is free or freed (as the case may be) from all Conditions that have not otherwise been fulfilled.

Wize – Bidder’s Statement | page 85

Unconditional Date means the earliest date that all of the Conditions have been satisfied or waived.

US Securities Act means the United States Securities Act of 1933.

US Person means (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the US Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) promulgated under the US Securities Act) who are not natural persons, estates or trusts. The following are not “U.S. persons”: (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (ii) any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if: (A) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (B) the estate is governed by foreign law; (iii) any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person; (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (v) any agency or branch of a U.S. person located outside the United States if: (A) the agency or branch operates for valid business reasons; and (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (vi) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

United States or US means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

VWAP means, in respect of a security, the volume weighted average price of trading in those securities on the relevant exchange or trading platform during normal trading in the relevant period or on the relevant days, excluding block trades, large portfolio trades, permitted trades during the pre-trading hours period, permitted trades during the post-trading hours period, out of hours trades and exchange traded option exercises.

Wallet means a piece of software that maintains digital keys and manages digital addresses of Digital Currencies.

Wize means Wize Pharma, Inc.

Wize Auditors means Fahn Kanne & Co., an independent registered public accounting firm and a member firm of Grant Thornton International Ltd.

Wize Board means the board of directors of Wize.

Wize COI means the certificate of incorporation of Wize, as amended or varied from time to time.

Wize Group means Wize and each of its Subsidiaries.

Wize Options means options to purchase Wize Shares under Wize’s equity incentive plans.

Wize – Bidder’s Statement | page 86

Wize Share means a share of Wize’s common stock, $0.001 par value per share.

Wize Share Capital Stockholder Approval means the approval of Wize’s stockholders (in the requisite majority) to an increase in Wize’s authorized share capital (and related amendments of Wize’s certificate of incorporation) from 500,000,000 shares of common stock to 700,000,000 shares of common stock and that such approval has become effective under applicable corporate and securities laws.

15.2	Interpretation

In this Bidder’s Statement, the following rules of interpretation apply unless the context requires otherwise:

(a)	other words and phrases have the same meaning (if any) given to them in the Corporations Act;

(b)	the singular includes the plural and vice versa;

(c)	a gender includes every other gender;

(d)	a reference to a person includes a reference to that person, its successors, substitutes, executors, administrators and assigns;

(e)	a reference to a thing or matter is a reference to the whole and a part of it;

(f)	the word “person”, or an expression importing a person, includes a company, firm, partnership, body corporate, incorporated or unincorporated association, joint venture or government authority and vice versa;

(g)	a reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re–enactments of any of them;

(h)	a reference to a part, section, annexure or attachment is a reference to a part of, section of, an annexure or attachment to this Bidder’s Statement and a reference to this Bidder’s Statement includes the cover sheet, an annexure, and attachment;

(i)	where a section contains sub–sections, paragraphs or sub–paragraphs, each sub–section, paragraph and sub–paragraph however called will be read and construed separately and independently of each other;

(j)	headings and bold or enlarged type are for convenience and guidance only and do not affect the interpretation of this Bidder’s Statement;

(k)	a reference to time is a reference to Sydney time; and

(l)	a reference to $AUD and cents is a reference to the lawful currency of the Commonwealth of Australia and a reference to US$ is to the lawful US currency.

Wize – Bidder’s Statement | page 87

Corporate directory

Company	Australian Legal Advisors
Wize Pharma, Inc. 24 Hanagar Street Hod Hasharon Israel Tel: +(972) 72-260-0536 www.wizepharma.com	Maddocks Collins Square | Tower Two, Level 25, 727 Collins Street, Melbourne VIC 3008 Tel: + 61 3 9258 3555 www.maddocks.com.au

Directors		Israeli Legal Advisors
●	Mark Sieczkarek - Chairman	Goldfarb Seligman & Co.
●	Joseph Zarzewsky - Director	Ampa Tower
●	Dr. Michael Belkin - Director	98 Yigal Alon Street
●	Yossi Keret - Director	Tel Aviv 67891, Israel

Tel: +(972) 3-608-9999
www.goldfarb.com

Share Registry Automic Pty Ltd Level 5, 126 Phillip Street SYDNEY NSW 2000 Tel: + 61 2 1300 288 664 www.automicgroup.com.au	US Legal Advisors Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: +(1) 212-660-3000 www.sullivanlaw.com

Annexure A

Form of Restriction Agreement